Building 4	Exhibit 10.2

SUBLEASE

BY AND BETWEEN

1050 Page Mill Road Property, LLC,
a Delaware limited liability company

as Landlord

and

Kodiak Sciences Inc.,

a Delaware corporation

as Tenant

June 19, 2020

Building 4

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Building 4

5.3	Security	23
5.4	Energy And Resource Consumption	24
5.5	Limitation Of Landlord’s Liability	24

ARTICLE 6	ALTERATIONS AND IMPROVEMENTS	25
6.1	By Tenant	25
6.2	Ownership Of Improvements	25
6.3	Alterations Required By Law	26
6.4	Liens	26

ARTICLE 7	ASSIGNMENT AND SUBLETTING BY TENANT	27
7.1	By Tenant	27
7.2	Merger, Reorganization, or Sale of Assets	28
7.3	Landlord’s Election	28
7.4	Conditions To Landlord’s Consent	29
7.5	Assignment Consideration And Excess Rentals Defined	30
7.6	Payments	30
7.7	Good Faith	30
7.8	Effect Of Landlord’s Consent	31

ARTICLE 8	LIMITATION ON LANDLORD’S LIABILITY AND INDEMNITY	32
8.1	Limitation On Landlord’s Liability And Release	32
8.2	Tenant’s Indemnification	33
8.3	Landlord’s Indemnification	33

ARTICLE 9	INSURANCE	33
9.1	Tenant’s Insurance	33
9.2	Landlord’s Insurance	35
9.3	Mutual Waiver Of Subrogation	35

ARTICLE 10	DAMAGE TO LEASED PREMISES	35
10.1	Landlord’s Duty To Restore	35
10.2	Insurance Proceeds	36
10.3	Landlord’s Right To Terminate	36
10.4	Tenant’s Right To Terminate	37
10.5	Tenant’s Waiver	38
10.6	Abatement Of Rent	38

ARTICLE 11	CONDEMNATION	38
11.1	Tenant’s Right To Terminate	38
11.2	Landlord’s Right To Terminate	38
11.3	Restoration	38
11.4	Temporary Taking	38
11.5	Division Of Condemnation Award	39
11.6	Abatement Of Rent	39

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Building 4

11.7	Taking Defined	39

ARTICLE 12	DEFAULT AND REMEDIES	39
12.1	Events Of Tenant’s Default	39
12.2	Landlord’s Remedies	41
12.3	Landlord’s Default And Tenant’s Remedies	43
12.4	Limitation Of Tenant’s Recourse	43
12.5	Tenant’s Waiver	44
12.6	Limitation of Landlord’s Recourse	44

ARTICLE 13	GENERAL PROVISIONS	44
13.1	Taxes On Tenant’s Property	44
13.2	Holding Over	45
13.3	Subordination To Mortgages	45
13.4	Tenant’s Attornment Upon Foreclosure	46
13.5	Mortgagee Protection	46
13.6	Estoppel Certificate	47
13.7	Tenant’s Financial Information	47
13.8	Transfer By Landlord	47
13.9	Force Majeure	47
13.10	Notices	48
13.11	Attorneys’ Fees and Costs	49
13.12	Definitions	49
13.13	General Waivers	56
13.14	Miscellaneous	56
13.15	Patriot Act Compliance	57

ARTICLE 14	LEGAL AUTHORITY BROKERS AND ENTIRE AGREEMENT	57
14.1	Legal Authority	57
14.2	Brokers	57
14.3	Entire Agreement	57
14.4	Landlord’s Representations	58

ARTICLE 15	OPTION TO EXTEND	58
15.1	Options to Extend	58
15.2	Fair Market Rent	58

ARTICLE 16	TELECOMMUNICATIONS	58
16.1	Telecommunications	58

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Building 4

SUBLEASE

THIS SUBLEASE, defined as the “Lease” herein and dated June 19, 2020 for reference purposes only, is made by and between 1050 Page Mill Road Property, LLC, a Delaware limited liability company (“Landlord”) and Kodiak Sciences Inc., a Delaware corporation [Nasdaq: KOD] (“Tenant”), to be effective and binding upon the parties as of the date the last of the designated signatories to this Lease shall have executed this Lease (the “Effective Date of this Lease”).

A.	Ground Lessor is the fee owner of the Property (as such terms are defined below in Article 1).
B.	Landlord leases the Property from Ground Lessor pursuant to the Ground Lease (as such terms are defined below in Article 1).
C.	Tenant desires to sublease Building 4 from Landlord, and Landlord desires to sublease Building 4 to Tenant, on the terms and conditions set forth in this Lease.

NOW, THEREFORE, Landlord and Tenant hereby agree as follows:

Article 1
REFERENCE

1.1References.  All references in this Lease (subject to any further clarifications contained in this Lease) to the following terms shall have the following meaning or refer to the respective address, person, date, time period, amount, percentage, calendar year or fiscal year as below set forth:

Landlord’s Representative:	Jason Chow
Phone Number:	(650) 344-1500
Lease Commencement Date:

The date that Landlord delivers the Leased Premises to Tenant in the Required Delivery Condition (as defined in the Work Letter attached hereto), currently anticipated to occur on or before July 1, 2020, but in no event earlier than the Anticipated Delivery Date.

Anticipated Delivery Date:	July 1, 2020.
Rent Commencement Date:

The earlier of (i) fourteen (14) months after the Lease Commencement Date, subject to extension as a result of Covid-19-Related Delays (as defined in Section 13.9 below), or (ii) the date Tenant occupies a significant portion of the Leased Premises for the conduct of its business.

Initial Term:	The period commencing on the Lease Commencement Date and expiring thirteen (13) years thereafter.

Building 4

Lease Expiration Date:	Thirteen (13) years after the Lease Commencement Date, unless earlier terminated in accordance with the terms of this Lease, or extended by Tenant pursuant to Article 15.
Option(s) to Extend:	Two (2) options to extend for a term of five (5) years each.
First Month’s Prepaid Rent:	$524,246.40.
Tenant’s Security Deposit:	$7,811,271, subject to reduction as described in Paragraph 3.7 below.
Late Charge Amount:	Three Percent (3%) of the Delinquent Amount
Tenant’s Required Liability Coverage:	$5,000,000 Combined Single Limit
Property:

That certain real property situated in the City of Palo Alto, County of Santa Clara, State of California, as presently improved with four 2-story buildings, which real property is shown on the Site Plan attached hereto as Exhibit A and is commonly known as or otherwise described as follows:  1050 Page Mill Road, Palo Alto, California.

Building 4:

That certain building constructed on the Property and in which the Leased Premises are to be located identified as Building 4, with an address of 1250 Page Mill Road in Palo Alto, California (“Building 4”), which Building is denoted on the Site Plan as Building 4.

Common Areas:

The term “Common Areas” shall mean all areas within the Property from time to time not reserved for the exclusive use of Landlord, Tenant or any other tenant, such as entranceways, surface parking areas, circulation roads, and certain landscaped areas; provided, however, that the Exclusive Use Common Areas shall constitute Common Areas for purposes of this Lease, notwithstanding that such areas are reserved for the use of the building to which they are attached or adjacent.  Landlord reserves the right to make changes to the Common Areas (other than the Exclusive Use Common Areas) as it deems reasonably necessary.  Common Areas shall not include the interior of any Other Buildings.   Landlord reserves the right to grant rights in the Common Areas (other than the Exclusive Use Common Areas) as more fully described in Paragraph 4.10 below.

Exclusive Use Common Areas:	The “Exclusive Use Common Areas” shall mean the areas so denoted on the Site Plan.

Building 4

Parking Ratio:

With respect to the Leased Premises, Tenant shall be entitled to utilize 3.2 unreserved and unassigned (except as provided below in this paragraph) parking spaces for each one thousand (1,000) net rentable square feet of Leased Premises (as the same may change from time to time in accordance with the terms of this Lease or an amendment hereto), such spaces to be located in the Common Areas and in the Building 4 underground parking garage.  So long as Tenant is leasing the entirety of Building 4: (a) Tenant shall have the exclusive right to all parking spaces located in the Building 4 parking garage as shown on Schedule 1 attached hereto, (b) Tenant shall have the right to paint “Kodiak Sciences Parking” on all of the surface parking spaces highlighted in green on Schedule 1, (c) the eight (8) surface parking spaces adjacent to Building 4 labeled “(8) Future Electric Vehicle Charging Stalls (Conduit Ready)” on Schedule 1, shall, at Landlord’s sole expense, include conduits for installation by Tenant at Tenant’s expense of Level 2 electric vehicle charging stations, and (d) the four (4) parking spaces located in the Building 4 parking garage labeled “(4) Future Garage EV Charging Stalls (Conduit Ready)” on Schedule 1, shall, at Landlord’s sole expense, include conduits for installation by Tenant at Tenant’s expense of Level 2 electric vehicle charging stations (the spaces described in clauses(c) and (d) being defined collectively as the “EV Available Spaces”).  If Tenant desires to install electric vehicle charging stations for the EV Available Spaces, or for any other spaces within the Building 4 parking garage or the surface parking allocated to Tenant, such installation shall be at Tenant’s sole cost and expense, and Tenant must comply with Article 6 of the Lease in making any such installations.  Tenant acknowledges that Landlord does not police the use of parking spaces in the parking garage or in the surface parking areas.  Parking is provided to Tenant by Landlord without additional charge for the entire Lease Term including any expansion and/or extension periods.

HVAC:	Heating, ventilating, and/or air conditioning.

Building 4

Leased Premises:

The interior of Building 4 (including the elevator lobby of the Building 4 underground parking garage) and all the interior space within Building 4, including but not limited to stairwells, elevator shafts, covered balcony space, and upper portions of open lobbies.  The Leased Premises have been measured by Landlord and by Tenant, utilizing the Measurement Method (defined below) and both parties agree that the Leased Premises contain 72,812 rentable square feet (“RSF”).  As used herein, the term “Measurement Method” means the Building Owners and Managers Association Gross Area of a Building: Standard Methods of Measurement (ANSI/BOMA Z65.3-2009), Construction Gross Area, and includes exterior covered decks, balconies, and upper portions of open lobbies.  The RSF of the Leased Premises as so measured and determined pursuant to this paragraph shall be the rentable area of the Leased Premises for all purposes under this Lease.

Tenant’s Building Share:

The term “Tenant’s Building Share” shall mean the percentage obtained by dividing the rentable square footage of the Leased Premises at the time of calculation by the rentable square footage of Building 4 at the time of calculation.  Such percentage is currently 100%.

Tenant’s Property Share:

The term “Tenant’s Property Share” shall mean the percentage obtained by dividing the rentable square footage of the Leased Premises at the time of calculation by the rentable square footage of Building 4 and the Other Buildings at the time of calculation.  Such percentage is currently 23.42%.  In the event that any portion of the Property is sold by Landlord, or if new improvements are constructed on the Property, or if the rentable square footage of the Leased Premises, Building 4, or the Other Buildings is otherwise changed, Tenant’s Property Share shall be recalculated to equal the percentage described in the first sentence of this paragraph, so that the aggregate Tenant’s Property Share of all RSF at the Property shall equal 100%.

Standard Interest Rate:

The term “Standard Interest Rate” shall mean the greater of (a) 8%, or (b) the sum of that rate quoted by Wells Fargo Bank, N.T. & S. A., from time to time as its prime rate, plus two percent (2%), but in no event more than the maximum rate of interest not prohibited or made usurious.

Default Interest Rate:	The term “Default Interest Rate” shall mean the Standard Interest Rate, plus five percent (5%), but in no event more than the maximum rate of interest not prohibited or made usurious.

GAAP:	Generally accepted accounting principles, consistently applied.

Building 2:

That certain building constructed on the Property identified as Building 2, with an address of 1100 Page Mill Road in Palo Alto, California (“Building 2”), which Building is denoted on the Site Plan as Building 2.  The rentable square footage of Building 2, as determined in accordance with the Measurement Method, is 72,812.

Building 4

Building 3:

That certain building constructed on the Property identified as Building 3, with an address of 1200 Page Mill Road in Palo Alto, California (“Building 3”), which

Building is denoted on the Site Plan as Building 3.  The rentable square footage of Building 3, as determined in accordance with the Measurement Method, is 82,662.

Building 1:

That certain building constructed on the Property identified as Building 1, with an address of 1000 Page Mill Road in Palo Alto, California (“Building 1”), which Building is denoted on the Site Plan as Building 1.  The rentable square footage of Building 1, as determined in accordance with the Measurement Method, is 82,662.

Other Buildings:	Buildings 1, 2, and 3, and such other buildings as may be built on the Property from time to time.

Ground Lease:

That certain Lease dated as of June 25, 1998, but effective as of December 28, 1955 (as amended to date), between Ground Lessor and Beckman Coulter, Inc., predecessor in interest to BC Palo Alto, LLC (which is the predecessor in interest to Landlord), pursuant to which Landlord leases the Property from Ground Lessor.

Ground Lessor:	The Board of Trustees of the Leland Stanford Junior University, a body having corporate powers under the laws of the State of California.

Base Monthly Rent:	The term “Base Monthly Rent” shall mean the following:

	Period*	Base Monthly Rent

	Months 1-12	$0.00
	Months 13-24	$539,973.79
	Months 25-36	$556,173.01
	Months 37-48	$572,858.20
	Months 49-60	$590,043.94
	Months 61-72	$607,745.26
	Months 73-84	$625,977.62
	Months 85-96	$644,756.95
	Months 97-108	$664,099.65
	Months 109-120	$684,022.64
	Months 121-132	$704,543.32
	Months 133-142**	$725,679.62

*Commencing on the Rent Commencement Date.

**Based on the Rent Commencement Date not occurring earlier than 14 months after the Lease Commencement Date; if it does, this schedule shall be extended by the number of months early (prorated if applicable and including a 3% increase in Month 145, if applicable).

Building 4

Permitted Use:	General office, laboratory, and any other legally permitted uses, to the extent in compliance with the Ground Lease, all Laws and Restrictions, and no other uses.
Exhibits:	The term “Exhibits” shall mean the Exhibits and Schedules of this Lease which are described as follows:
Schedule 1 – Parking
Schedule 2 – Ground Lease
Exhibit A - Site Plan showing the Property and delineating Building 4 in which the Leased Premises are located.
Exhibit B – Work Letter
Exhibit C – Lease Commencement Date Certificate
Exhibit D – Release of Ground Lessor
Exhibit E – Subordination, Nondisturbance and Attornment Provisions
Exhibit F – Form of Tenant Estoppel Certificate

Article 2
LEASED PREMISES, TERM AND POSSESSION

2.1Demise Of Leased Premises.  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, for the Lease Term and upon the terms and subject to the conditions of this Lease, that certain interior space described in Article 1 as the Leased Premises.  The effectiveness of this Lease is subject to the receipt by Landlord and Tenant of the consent of the Ground Lessor as described in Paragraph 4.15 below, and if Ground Lessor does not so consent by the date which is thirty (30) days after the Effective Date of this Lease, this Lease shall automatically terminate and be null and void. Tenant’s lease of the Leased Premises, together with the appurtenant right to use the Common Areas as described in Paragraph 2.2 below, are subject to all easements and other matters now of public record respecting the use of the Leased Premises and Property.  Notwithstanding any provision of this Lease to the contrary, Landlord hereby reserves to itself for maintenance and repair purposes only, all rights of access, use and occupancy of the Building roof, and Tenant’s rights of access, use or occupancy of the Building roof shall be solely as set forth in Paragraph 4.14 below or as is otherwise required in order to enable Tenant to perform Tenant’s maintenance and repair obligations pursuant to this Lease.

2.2Right To Use Common Areas.  As an appurtenant right to Tenant’s right to the use and occupancy of the Leased Premises, Tenant shall have the right to use the Common Areas, in conjunction with its use of the Leased Premises solely for the purposes for which they were designed and intended and for no other purposes whatsoever.  Tenant’s right to so use the Common Areas shall terminate concurrently with any termination of this Lease. Further, Landlord shall have the right, from time to time, to reconfigure the Common Areas or modify the size of the Common Areas in connection with new construction on the Property or transfers of portions of the Property, provided that Tenant’s access to the

Building 4

Leased Premises is not materially adversely affected and the number of parking spaces available for Tenant’s exclusive or non-exclusive use at the Property is not reduced thereby.  So long as Tenant is leasing the entirety of Building 4, Tenant shall have the right, at Tenant’s sole cost, to use the Exclusive Use Common Area attached or adjacent to Building 4 (a) for patio purposes, and (b) for outdoor storage structures; provided, however, that in order to be able to use the same for outdoor storage, Tenant must comply with all Laws and Restrictions and Article 6 below, and obtain all necessary approvals from the Ground Lessor, the City of Palo Alto, and any other agencies with jurisdiction.  Tenant acknowledges that Landlord has informed it that the Property has been improved to the maximum floor area ratio allowed by the City of Palo Alto, which may prevent Tenant from constructing storage structures outside of Building 4.

2.3Lease Commencement Date And Lease Term.  Subject to Paragraph 2.4 below, the term of this Lease shall begin on the Lease Commencement Date, as set forth in Article 1.  The term of this Lease shall in all events end on the Lease Expiration Date (as set forth in Article 1).  The Lease Term shall be that period of time commencing on the Lease Commencement Date and ending on the Lease Expiration Date (the “Lease Term”).

2.4Delivery Of Possession.

(a)Landlord shall construct certain core and shell improvements (the “Landlord’s Work”) to Building 4 pursuant to the Work Letter attached hereto as Exhibit B and hereby incorporated herein (the “Work Letter”), and shall use commercially reasonable efforts to do so on or prior to the Anticipated Delivery Date.  If the Lease Commencement Date has not occurred on or prior to the Anticipated Delivery Date, Landlord shall not be in default under this Lease, nor shall this Lease be void, voidable or cancelable by Tenant until the lapse of ninety (90) days after the Anticipated Delivery Date (the “Delivery Grace Period”).  Additionally, the Delivery Grace Period above set forth shall be extended for such number of days as Landlord may be delayed in delivering possession of the Leased Premises to Tenant by reason of Excusable Delay.  If Landlord is unable to deliver possession of the Leased Premises in the agreed condition to Tenant within the described Delivery Grace Period (including any extension thereof by reason of Excusable Delay), then Tenant’s sole remedy shall be to terminate this Lease by written notice delivered to Landlord within ten (10) days after the expiration of the Delivery Grace Period (as extended, if applicable), and in no event shall Landlord be liable in damages to Tenant for such delay. As used herein, the term “Excusable Delay” means any Tenant Delay plus up to ninety (90) days of Force Majeure delays.

(b)Landlord represents and warrants to Tenant that upon delivery of Building 4 to Tenant on the Lease Commencement Date: (i) Building 4 will be in compliance with the building code requirements (including those relating to seismic and structural strength, the Americans With Disabilities Act, and Title 24) applicable thereto as of the date the building permit was issued for the Base Building Work, and (ii) the mechanical, electrical, plumbing, sewer, window, and roofing systems (i.e., structural roof and membrane), and the foundation, structural walls, and windows, installed in Building 4 by Landlord, as well as the Common Areas, to the extent applicable to Building 4 and not the balance of the Property, will be in good operating condition.  It is agreed that by accepting possession of the Leased Premises on the Lease Commencement Date, Tenant formally accepts same and acknowledges that the Leased Premises are in the condition called for hereunder, subject only to the foregoing representations and warranties of Landlord.  Promptly upon request by the other after the Lease Commencement Date has occurred, Landlord and Tenant agree to execute and deliver a Lease Commencement Date Certificate in the form of Exhibit C attached hereto.

Building 4

(c)Notwithstanding the foregoing subparagraph (b) but subject to any damage or injury thereto, or any misuse thereof, caused by Tenant or any of the Tenant Parties, Landlord warrants that for the period starting on the Lease Commencement Date and ending twenty- four (24) months following the Lease Commencement Date (the “Warranty Period”), the HVAC system, life safety, mechanical, electrical, elevator, plumbing, and roofing systems (i.e., structural roof and membrane) of the Building (collectively, the “Building Systems”), shall be in good working order and condition (the “Warranted Condition”).  If at any time within the Warranty Period, any of such Building Systems within the Leased Premises fails to be in the Warranted Condition and Landlord has actual knowledge (as defined below) thereof or Tenant accurately notifies Landlord of the same promptly after obtaining knowledge thereof, in each case on or prior to the expiration of the Warranty Period, then Landlord shall, following timely written notice from Tenant identifying such failure with reasonable specificity, perform the work as is reasonably necessary to cure such failure of the Warranted Condition at Landlord’s sole cost and expense (and not as a Property Operating Expense).  For purposes of this Paragraph 2.4 (b), the term “actual knowledge” means the actual, then current knowledge of Jason Chow, and Landlord’s designated property manager(s) for the Leased Premises (or Landlord’s designated replacements, if applicable, of such individuals so long as such replacements have similar level of knowledge regarding the Property as the named individuals), without imputation or any duty of inquiry or independent investigation.  Notwithstanding anything herein to the contrary, it is the intention of Landlord and Tenant that Landlord’s obligations pursuant to this Paragraph 2.4 be limited to the repair or replacement of relevant items that are not in the Warranted Condition and in no event shall the terms of this Paragraph 2.4 be deemed to make Landlord, and not Tenant, responsible for the maintenance of such items pursuant to the terms of Paragraph 5.1(a) of this Lease.  If Tenant does not make an accurate written claim against Landlord for a breach of such representation and warranty promptly after obtaining knowledge thereof and prior to expiration of the Warranty Period in accordance with the preceding provisions of this Paragraph 2.4(c), then Landlord shall have no further obligation or liability with respect to such provision, but Landlord and Tenant shall remain bound by their respective maintenance and repair obligations pursuant to the terms of Article 5 of this Lease.  Except as specifically set forth in this Lease and in the Work Letter, Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Leased Premises.  Promptly upon request by the other after the Lease Commencement Date has occurred, Landlord and Tenant agree to execute and deliver a Lease Commencement Date Certificate in the form of Exhibit C attached hereto.

2.5Performance Of Tenant Improvements; Acceptance Of Possession.  Tenant shall, pursuant to the Work Letter, perform the work and make the installations in the Leased Premises substantially as set forth in the Work Letter (such work and installations hereinafter referred to as the “Tenant Improvements”).

2.6Surrender Of Possession.  Immediately prior to the expiration or upon the sooner termination of this Lease, Tenant shall remove all of Tenant’s signs from the exterior of Building 4 and shall remove all of Tenant’s equipment (including telecommunications wiring and cabling, unless Landlord otherwise elects), trade fixtures, furniture, supplies, wall decorations and other personal property from within the Leased Premises, Building 4 and the Common Areas, and shall vacate and surrender the Leased Premises, Building 4, the Common Areas and the Property to Landlord in the same condition, broom clean, as existed at the Lease Commencement Date, reasonable wear and tear excepted.  Tenant shall be required to remove all Non-Standard Improvements (as defined below) and repair all damage caused by such removal, but shall not be required to remove any other alterations, modifications, or improvements.  As used herein, “Non-Standard Improvements” shall mean any alterations, modifications, or improvements that (i) affect any of Building 4’s structures or materially affect any of the Building’s systems, or (ii) are visible from outside Building 4, or (iii) contain Hazardous Materials (as defined in Paragraph 4.11 below), or (iv) are of a type or quantity that would not typically be installed by or for a typical tenant using space for the Permitted Use, and Non-Standard Improvements include, but

Building 4

are not limited to, the following: (A) raised floors, (B) voice, data, and other cabling, (C) specialty data center rooms, (D) libraries, (E) any areas requiring floor reinforcement or enhanced system requirements, (F) any internal staircase(s), (G) the portion of any fitness center exceeding five thousand (5,000) square feet of the Leased Premises, and (H) any kitchen(s) exceeding three thousand five hundred (3,500) square feet of Building 4 (provided that Landlord acknowledges and agrees that Tenant may use the area adjacent to the kitchen(s) for one (1) or more cafeterias and associated dining space, which cafeteria(s) shall not be subject to any square footage threshold or limits for purposes of restoration so long as such spaces are designed, approved by Landlord, and constructed in accordance with the requirements of the Work Letter and do not contain specialty cooking equipment), and do not fit within the categories described in clauses (i), (ii), or (iii) above. Landlord shall act reasonably in determining what alterations, modifications, or improvements constitute Non-Standard Improvements. Tenant shall repair all damage to the Leased Premises, the exterior of Building 4 and the Common Areas caused by Tenant’s removal of Tenant’s property.  If Landlord elects by written notice to Tenant not later than sixty (60) days prior to the termination or expiration of the Term to require Tenant to surrender Tenant’s telecommunications wiring and cabling, then Tenant shall leave the same in good condition and repair and labeled and/or coded sufficiently so that Landlord can readily determine the origin, destination and function of the wires and cables; otherwise the same shall be removed. Tenant shall patch and refinish, to Landlord’s reasonable satisfaction, all penetrations made by Tenant or its employees to the floor, walls or ceiling of the Leased Premises, whether such penetrations were made with Landlord’s approval or not.  Tenant shall repair or replace all stained or damaged ceiling tiles, wall coverings and floor coverings to the reasonable satisfaction of Landlord.  Subject to Paragraph 9.3 below, Tenant shall repair all damage caused by Tenant to the exterior surface of Building 4.  If the Leased Premises, Building 4, the Common Areas and the Property are not surrendered to Landlord in the condition required by this paragraph at the expiration or sooner termination of this Lease, Landlord may, at Tenant’s expense, so remove Tenant’s signs, property and/or improvements not so removed and make such repairs and replacements not so made or hire, at Tenant’s expense, independent contractors to perform such work.  Tenant shall be liable to Landlord for all costs incurred by Landlord in returning the Leased Premises, Building 4 and the Common Areas to the required condition, together with interest on all costs so incurred from the date paid by Landlord at the Default Interest Rate until paid.  Tenant shall pay to Landlord the amount of all costs so incurred plus such interest thereon, within thirty (30) days of Landlord’s billing Tenant for same.

2.7Accessibility.  In accordance with California Civil Code Section 1938, Landlord hereby informs Tenant that as of the Effective Date, the Leased Premises has not been inspected by a Certified Access Specialist (as defined in California Civil Code Section 55.52(3)) (“CASp”).  California Civil Code Section 1938(e) provides:

“A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant.  The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.”

Accordingly, Landlord and Tenant hereby mutually agree that if Tenant desires to obtain a CASp inspection, (i) the CASp inspection shall be at Tenant’s sole cost and expense, (ii) the inspection shall be performed by a CASp that is currently certified in California and has been reasonably approved by Landlord, (iii) the CASp inspection shall take place during regular business hours with at least five (5) business days’ prior written notice to Landlord, (iv) Tenant shall promptly provide Landlord with a copy of the final report prepared in connection with the CASp inspection (the “CASp Report”), and (v) the

Building 4

responsibility for making any repairs or modifications necessary to correct violations of construction-related accessibility standards that are noted in the CASp Report shall be allocated as provided in this Lease (the “Required Modifications”).  The Required Modifications shall be performed in a good and workmanlike manner in compliance with all of the terms of the Lease.

Tenant hereby acknowledges and agrees that the CASp Report is to be kept strictly confidential, except as necessary for Tenant to complete repairs and correct violations of construction-related accessibility standards as noted in the CASp Report.  Accordingly, except as provided above or as may be required by law or court order, Tenant shall not release, publish or otherwise distribute (and shall not authorize or permit any other person or entity to release, publish or otherwise distribute) any information contained in the CASp Report.  Tenant’s obligations hereunder shall survive the expiration or earlier termination of the Lease.

Article 3
RENT, LATE CHARGES AND SECURITY DEPOSITS

3.1Base Monthly Rent.  Commencing on the Rent Commencement Date (as determined pursuant to Paragraph 2.3 above) and continuing throughout the Lease Term, Tenant shall pay to Landlord, without prior demand therefor, in advance on the first day of each calendar month, cash or other immediately available good funds in the amount set forth as “Base Monthly Rent” in Article 1 (the “Base Monthly Rent”). Notwithstanding the foregoing, no Base Monthly Rent shall be due or payable for each of the first twelve (12) months after the Rent Commencement Date, as is described in the schedule of Base Monthly Rent set forth in Article 1 hereto.

3.2Additional Rent.  Commencing on the Rent Commencement Date (as determined pursuant to Paragraph 2.3 above) and continuing throughout the Lease Term, in addition to the Base Monthly Rent and to the extent not required by Landlord to be contracted for and paid directly by Tenant, Tenant shall pay to Landlord as additional rent (the “Additional Rent”), cash or other immediately available good funds in the following amounts:

(a)An amount equal to all Property Operating Expenses (as defined in Article 13) incurred or to be incurred by Landlord.  Payment shall be made by whichever of the following methods (or combination of methods) is (are) from time to time designated by Landlord:

(i)Landlord may bill to Tenant, on a periodic basis not more frequently than monthly, the amount of such expenses (or group of expenses) as paid or incurred by Landlord, and Tenant shall pay to Landlord the amount of such expenses within thirty (30) days after receipt of a written bill therefor from Landlord, and/or

(ii)Landlord may deliver to Tenant Landlord’s reasonable estimate of any given expense (such as Landlord’s Insurance Costs or Real Property Taxes), or group of expenses, which it anticipates will be paid or incurred for the ensuing calendar or fiscal year, as Landlord may determine, and Tenant shall pay to Landlord an amount equal to the estimated amount of such expenses for such year in equal monthly installments during such year with the installments of Base Monthly Rent. Landlord reserves the right to revise such estimate from time to time, not more frequently than once per calendar year.

(b)Landlord’s share of the consideration received by Tenant upon certain assignments and sublettings as required by Article 7.

Building 4

(c)Any legal fees and costs that Tenant is obligated to pay or reimburse to Landlord pursuant to Article 13; and

(d)Any other charges or reimbursements due Landlord from Tenant pursuant to the terms of this Lease.

3.3Year-End Adjustments.  If Landlord shall have elected to bill Tenant for the Property Operating Expenses (or any group of such expenses) on an estimated basis in accordance with the provisions of Paragraph 3.2(a)(iii) above, Landlord shall furnish to Tenant within four months following the end of the applicable calendar or fiscal year, as the case may be, a statement setting forth (i) the amount of such expenses paid or incurred during the just ended calendar or fiscal year, as appropriate, and (ii) the amount that Tenant has paid to Landlord for credit against such expenses for such period.  If Tenant shall have paid more than its obligation for such expenses for the stated period, Landlord shall, at its election, either (i) credit the amount of such overpayment toward the next ensuing payment or payments of Additional Rent that would otherwise be due or (ii) refund in cash to Tenant the amount of such overpayment.  If such year-end statement shall show that Tenant did not pay its obligation for such expenses in full, then Tenant shall pay to Landlord the amount of such underpayment within thirty (30) days from Landlord’s billing of same to Tenant.

3.4Late Charge, And Interest On Rent In Default.  Tenant acknowledges that the late payment by Tenant of any monthly installment of Base Monthly Rent or any Additional Rent will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amounts of which are extremely difficult or impractical to fix.  Such costs and expenses will include without limitation, administration and collection costs and processing and accounting expenses.  Therefore, if any installment of Base Monthly Rent is not received by Landlord from Tenant within five (5) calendar days after the same becomes due, Tenant shall immediately pay to Landlord a late charge in an amount equal to the amount set forth in Article 1 as the “Late Charge Amount,” and if any Additional Rent is not received by Landlord when the same becomes due, Tenant shall immediately pay to Landlord a late charge in an amount equal to 3% of the Additional Rent not so paid.  Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the anticipated loss Landlord would suffer by reason of Tenant’s failure to make timely payment.  Notwithstanding the foregoing, Landlord will waive the Late Charge Amount (a) with respect to the first two (2) late payments of Rent in any calendar year up to three (3) times during the initial Lease Term, and (b) with respect to one (1) additional late payment of Rent during the Extension Period, if applicable, in each case only if such installment of Rent is received by Landlord within three (3) business days after Tenant’s receipt of a late notice from Landlord.  In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any rental installment or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant’s failure to pay each rental installment due under this Lease when due, including the right to terminate this Lease.  If any rent remains delinquent for a period in excess of five (5) calendar days, then, in addition to such late charge, Tenant shall pay to Landlord interest on any rent that is not so paid from said fifth day at the Default Interest Rate until paid.

3.5Payment Of Rent.  Except as specifically provided otherwise in this Lease, all rent shall be paid in lawful money of the United States, without any abatement, reduction or offset for any reason whatsoever, to Landlord at such address as Landlord may designate from time to time.  Tenant shall be permitted to pay rent via ACH or electronic funds transfer.  Tenant’s obligation to pay Base Monthly Rent and all Additional Rent shall be appropriately prorated at the commencement and expiration of the Lease Term.  The failure by Tenant to pay any Additional Rent as required pursuant to this Lease when due shall be treated the same as a failure by Tenant to pay Base Monthly Rent when due, and Landlord shall have the same rights and remedies against Tenant as Landlord would have had Tenant failed to pay the Base Monthly Rent when due.

Building 4

3.6Prepaid Rent.  Tenant shall, upon execution of this Lease, pay to Landlord the amount set forth in Article 1 as First Month’s Prepaid Rent, as prepayment of rent for credit against the first installment  of Base Monthly Rent and Additional Rent due hereunder.

3.7Security Deposit.

(a)Tenant shall deposit concurrently with Tenant’s execution of this Lease, with Landlord the amount set forth in Article 1 as the “Security Deposit” as security for the performance by Tenant of the terms of this Lease to be performed by Tenant, and not as prepayment of rent.  Tenant shall have the right to provide a letter of credit in lieu of cash as provided in Paragraph 3.7(c) below.  Tenant hereby grants to Landlord a security interest in the Security Deposit, including but not limited to replenishments thereof.  Landlord may apply such portion or portions of the Security Deposit as are reasonably necessary for the following purposes: (i) to remedy any default by Tenant beyond any notice or cure period expressly provided for in this Lease, in the payment of Base Monthly Rent or Additional Rent or a late charge or interest on defaulted rent, or any other monetary payment obligation of Tenant under this Lease; (ii) to repair damage to the Leased Premises, the Building or the Common Areas caused or permitted to occur by Tenant and not cured within any applicable notice or cure period expressly provided for in this Lease; (iii) to clean and restore and repair the Leased Premises, the Building or the Common Areas following their surrender to Landlord if not surrendered in the condition required pursuant to the provisions of Article 2, (iv) to remedy any other default of Tenant beyond any notice or cure period expressly provided for in this Lease, including, without limitation, paying in full on Tenant’s behalf any sums claimed by materialmen or contractors of Tenant to be owing to them by Tenant for work done or improvements made at Tenant’s request to the Leased Premises, and (v) to cover any other expense, loss or damage which Landlord may at any time suffer due to Tenant’s default beyond any notice or cure period expressly provided for in this Lease.  In this regard, Tenant hereby waives any restriction on the uses to which the Security Deposit may be applied as contained in Section 1950.7(c) of the California Civil Code and/or any successor statute.  In the event the Security Deposit or any portion thereof is so used, Tenant shall pay to Landlord, promptly upon demand, an amount in cash sufficient to restore the Security Deposit to the full original sum.  Landlord shall not be deemed a trustee of the Security Deposit.  Landlord may use the Security Deposit in Landlord’s ordinary business and shall not be required to segregate it from Landlord’s general accounts.  Tenant shall not be entitled to any interest on the Security Deposit.  If Landlord transfers the Building or the Property during the Lease Term, Landlord may pay the Security Deposit to any subsequent owner in conformity with the provisions of Section 1950.7 of the California Civil Code and/or any successor statute, in which event the transferring landlord shall be released from all liability for the return of the Security Deposit upon the written assumption of Landlord’s obligations relating to the Security Deposit by such successor.  Tenant specifically grants to Landlord (and Tenant hereby waives the provisions of California Civil Code Section 1950.7 to the contrary) a period of ninety-one (91) days following a surrender of the Leased Premises by Tenant to Landlord within which to inspect the Leased Premises, make required restorations and repairs, receive and verify workmen’s billings therefor, cure any other defaults, deduct any damages, and prepare a final accounting with respect to the Security Deposit.  In no event shall the Security Deposit or any portion thereof, be considered prepaid rent.

(b)Provided that Tenant continues to be a publicly traded company on the NASDAQ exchange, then at such time as Tenant achieves a market capitalization of $5,000,000,000 and provided that Tenant is not then in material default under this Lease, the Security Deposit shall be reduced to $3,905,635.

Building 4

(c)Notwithstanding the foregoing, Tenant may deliver to Landlord a clean, unconditional, irrevocable, transferable, letter of credit in lieu of cash for the Security Deposit (the “Letter of Credit”) in form and issued by a financial institution (“Issuer”) satisfactory to Landlord in its sole discretion. Landlord hereby approves Silicon Valley Bank as the Issuer.  Tenant hereby waives any right to protest the Issuer’s honoring of the Letter of Credit; if Tenant claims Landlord is not entitled to draw on the Letter of Credit, such claim shall be brought against Landlord pursuant to the terms of this Lease not against the Issuer.  The Letter of Credit shall permit partial draws, and provide that draws thereunder will be honored upon presentation by Landlord.  The Letter of Credit shall have an expiration period of one (1) year but shall automatically renew by its terms unless affirmatively cancelled by either Issuer or Tenant, in which case Issuer must provide Landlord 30 days’ prior written notice of such expiration or cancellation.  The Letter of Credit shall remain in effect until ninety-one (91) days after the Lease Expiration Date.  Any amount drawn under the Letter of Credit and not utilized by Landlord for the purposes permitted by this Lease shall be held in accordance with subparagraph (a) of this Paragraph 3.7.   If the Tenant fails to renew or replace the Letter of Credit as required under this Lease at least thirty (30) days before its stated expiration date, Landlord may draw upon the entire amount of the Letter of Credit.  In the event Landlord assigns this Lease and transfers the Letter of Credit to the assignee, Landlord agrees to pay the Issuer’s standard transfer fee (not in excess of $30,000) applicable to the Letter of Credit if charged by the Issuer.

Article 4
USE OF LEASED PREMISES AND COMMON AREA

4.1Permitted Use.  Tenant shall be entitled to use the Leased Premises on a 24/7/365 basis solely for the “Permitted Use” as set forth in Article 1 and for no other purpose whatsoever.  Tenant shall have the right to vacate the Leased Premises at any time during the Term of this Lease, provided Tenant maintains the Leased Premises in the same condition as if fully occupied and as otherwise required by the terms of this Lease. Tenant shall have the right to use the Common Areas in conjunction with its Permitted Use of the Leased Premises.

4.2General Limitations On Use.  Tenant shall not do or permit anything to be done by any Tenant Parties in or about the Leased Premises, Building 4, the Common Areas or the Property which does or could (i) jeopardize the structural integrity of Building 4 or (ii) cause damage to any part of the Leased Premises, Building 4, the Common Areas or the Property.  Tenant shall not operate any equipment within the Leased Premises which does or could (A) injure, vibrate or shake the Leased Premises or Building 4, (B) damage, overload or impair the efficient operation of any electrical, plumbing, and HVAC systems within or servicing the Leased Premises or Building 4, or (C) damage or impair the efficient operation of the sprinkler system (if any) within or servicing the Leased Premises or Building 4.  Tenant shall not install any equipment or antennas on or make any penetrations of the exterior walls or roof except as provided in Paragraph 4.14 below.  Tenant shall not affix any equipment to or make any penetrations or cuts in the floor, ceiling, walls or roof of the Leased Premises.  Tenant shall not place any loads upon the floors, walls, ceiling or roof systems which could endanger the structural integrity of Building 4 or damage its floors, foundations or supporting structural components.  Tenant shall not place any explosive, flammable or harmful fluids or other waste materials in the drainage systems of the Leased Premises, Building 4, the Common Areas or the Property.  Tenant shall not drain or discharge any fluids in the landscaped areas or across the paved areas of the Property in violation of any Laws.  Tenant shall not use any of the Common Areas for the storage of its materials, supplies, inventory or equipment and all such materials, supplies, inventory or equipment shall at all times be stored within the Leased Premises (or in covered structures in the Exclusive Use Common Areas if permitted by Laws).  Tenant shall not commit nor permit to be committed by any of its employees, agents, vendors, invitees, guests, permittees, assignees, sublessees, or contractors (the “Tenant Parties”), any waste in or about the Leased Premises, Building 4, the Common Areas or the Property.

Building 4

4.3Noise And Emissions.  All noise generated by Tenant in its use of the Leased Premises or the Common Areas shall be confined or muffled so that it does not interfere with the businesses of or annoy the occupants and/or users of adjacent properties.  All dust, fumes, odors and other emissions generated by Tenant’s use of the Leased Premises shall be sufficiently dissipated in accordance with sound environmental practice and exhausted from the Leased Premises in such a manner so as not to interfere with the businesses of or annoy the occupants and/or users of adjacent properties, or cause any damage to the Leased Premises, Building 4, the Common Areas or the Property or any component part thereof or the property of adjacent property owners.

4.4Trash Disposal.  Tenant shall provide trash bins or other adequate garbage disposal facilities within the trash enclosure areas provided or permitted by Landlord outside the Leased Premises sufficient for the interim disposal of all of its trash, garbage and waste.  All such trash, garbage and waste temporarily stored in such areas shall be stored in such a manner so that it is not visible from outside of such areas, and Tenant shall cause such trash, garbage and waste to be regularly removed from the Property.  Tenant shall keep the Leased Premises in a clean, safe and neat condition free and shall keep the Leased Premises and the Common Areas clear of all of Tenant’s trash, garbage, waste and/or boxes, pallets and containers containing same at all times (provided that the same may be kept in covered structures in the Exclusive Use Common Areas if permitted by Laws).

4.5Parking.  Tenant shall not, at any time, park or permit to be parked any recreational vehicles, inoperative vehicles or equipment in the Building 4 underground parking garage or the Common Areas, or on any portion of the Property.  Tenant agrees to assume responsibility for compliance by the Tenant Parties with the parking provisions contained herein.  If Tenant or any of the Tenant Parties park any vehicle within the Property in violation of these provisions, then Landlord may, upon prior written notice to Tenant giving Tenant one (1) day (or any applicable statutory notice period, if longer than one (1) day) to remove such vehicle(s), in addition to any other remedies Landlord may have under this Lease, cause such vehicle to be towed and stored off the Property at Tenant’s sole cost and expense.  Tenant agrees to assume responsibility for compliance by the Tenant Parties with the parking provisions contained herein.  Landlord reserves the right to grant easements and access rights to others for use of the parking areas on the Property, and to designate specific parking areas, other than those located in the subterranean parking garage below Building 4, for particular tenants of the Property, provided that such grants do not materially interfere with Tenant’s use of the parking areas.

4.6Signs.  (a)Landlord will, at Landlord’s sole cost, install commercially reasonable locational and directional signage for the Property.  Except as provided in the following paragraph, Tenant shall not place or install on or within any portion of the Leased Premises, the exterior of Building 4, the Common Areas or the Property any sign, advertisement, banner, placard, or picture which is visible from the exterior of the Leased Premises or Building.  Except as provided in the following paragraph, Tenant shall not place or install on or within any portion of the Leased Premises, the exterior of Building 4, the Common Areas or the Property any business identification sign which is visible from the exterior of the Leased Premises or Building until Landlord shall have approved in writing and in its reasonable discretion the location, size, content, design, method of attachment and material to be used in the making of such sign; provided, however, that so long as such signs are normal and customary business directional or identification signs within Building 4, Tenant shall not be required to obtain Landlord’s approval.  Any sign, once approved by Landlord, shall be installed at Tenant’s sole cost and expense and only in strict compliance with Landlord’s approval and any applicable Laws and Restrictions, using a person approved by Landlord to install same.  Landlord may remove any signs (which have not been approved in writing by Landlord), advertisements, banners, placards or pictures so placed by Tenant on or within the Leased Premises, the exterior of Building 4, the Common Areas or the Property and charge to Tenant the cost of such removal, together with any costs incurred by Landlord to repair any damage caused thereby, including any cost incurred to restore the surface (upon which such sign was so affixed) to its original condition.

Building 4

(b)Tenant acknowledges that signage is prohibited on the exterior of the Building.  Subject to the terms of this Paragraph 4.6 and applicable Laws and Restrictions, and subject to the rights of the tenants of Buildings 2 and 3 to signage in the top-most position on the monument signs constructed for the Property, Tenant shall be entitled to install its name on the monument signage provided for the Property and to stencil its name on the entrance doors to the Leased Premises (collectively, “Tenant’s Pre-Approved Signage”).  Tenant’s Pre-Approved Signage (including, without limitation, the size, design, colors and material thereof) shall not be installed without Tenant having first obtained the written approval of Landlord and any approval required by Ground Lessor and/or the City of Palo Alto.  Tenant’s Pre-Approved Signage shall be subject each of the following conditions:

(i)Tenant’s Pre-Approved Signage shall be designed, maintained and installed in accordance with all applicable laws, rules and regulations.

(ii)Tenant may not change Tenant’s Pre-Approved Signage without the reasonable prior written consent of Landlord.

(iii)All approvals and permits required to be obtained for the installation and maintenance of Tenant’s Pre-Approved Signage shall be obtained and maintained at Tenant’s sole cost and expense.

(iv)Tenant’s Pre-Approved Signage will be constructed, installed and maintained at Tenant’s sole cost and expense.

(v)Tenant shall install, operate, insure, maintain, repair and replace Tenant’s Pre-Approved Signage (and the lighting therefor, if any) at Tenant’s sole cost and expense subject to applicable code and such reasonable rules and regulations as Landlord may require, including, without limitation, Building 4’s construction rules and regulations.

Tenant must remove Tenant’s Pre-Approved Signage at Tenant’s sole cost and expense upon the earliest to occur of (i) any termination of this Lease or (ii) the expiration of the Term. Upon such removal by Tenant, Tenant shall fully repair and restore the area where Tenant’s Pre-Approved Signage was installed and located.  If Tenant does not remove all of Tenant’s Pre-Approved Signage as and when required under the terms of the Lease, Landlord may remove it and perform such restoration, repair and replacement, and Tenant shall reimburse Landlord for Landlord’s costs and expenses of such removal restoration and replacement within thirty (30) days of demand.

The signage rights provided in this Paragraph 4.6 hereof are personal to the original Tenant named herein (Kodiak Sciences Inc.), except that Tenant’s signage rights hereunder may be transferred (in whole but not in part) in connection with a transfer of this Lease permitted (or approved in writing by Landlord) under Paragraph 7.2(b) above.

4.7Compliance With Laws And Restrictions.  Subject to Paragraph 6.3 below, Tenant shall abide by and shall promptly observe and comply with, at its sole cost and expense, all Laws and Restrictions respecting the use and occupancy of the Leased Premises, the Building, the Common Areas, or the Property, and all Laws governing the use and/or disposal of hazardous materials, and shall defend with competent counsel, indemnify and hold Landlord harmless from any claims, damages or liability resulting from Tenant’s failure to so abide, observe, or comply.  Tenant’s obligations hereunder shall survive the expiration or sooner termination of this Lease.

Building 4

4.8Compliance With Insurance Requirements.  With respect to any insurance policies required or permitted to be carried by Landlord in accordance with the provisions of this Lease, Tenant shall not conduct nor permit any Tenant Parties to conduct any activities nor keep, store or use (or allow any other person to keep, store or use) any item or thing within the Leased Premises, Building 4, the Common Areas or the Property which (i) is prohibited under the terms of any such policies, (ii) could result in the termination of the coverage afforded under any of such policies, (iii) could give to the insurance carrier the right to cancel any of such policies, or (iv) would cause an increase in the rates (over standard rates) charged for the coverage afforded under any of such policies.  Landlord represents and warrants to Tenant that Tenant’s use of the Leased Premises for the Permitted Use is not prohibited under any of such policies or to Landlord’s knowledge would give the insurance carrier the right to cancel any of such policies.  Tenant shall comply with all requirements of any insurance company, insurance underwriter, or Board of Fire Underwriters which are necessary to maintain, at standard rates, the insurance coverages carried by either Landlord or Tenant pursuant to this Lease.

4.9Landlord’s Right To Enter.  Landlord and its agents shall have the right to enter the Leased Premises during normal business hours after giving Tenant reasonable notice and subject to Tenant’s reasonable security measures for the purpose of (i) inspecting the same; (ii) showing the Leased Premises to prospective purchasers, mortgagees or during the last nine (9) months of the Lease Term (as extended, if applicable) or during any period that Tenant is in monetary or material non-monetary default beyond the applicable cure period, if any, expressly set forth in this Lease, tenants; (iii) making necessary repairs; and (iv) performing any of Tenant’s obligations when Tenant has failed to do so.  Landlord shall have the right to enter the Leased Premises during normal business hours (or as otherwise agreed), subject to Tenant’s reasonable security measures, for purposes of supplying any maintenance or services agreed to be supplied by Landlord.  Landlord shall have the right to enter the Common Areas during normal business hours for purposes of (i) inspecting the exterior of Building 4 and the Common Areas; (ii) posting notices of nonresponsibility (and for such purposes Tenant shall provide Landlord at least thirty days’ prior written notice of any work to be performed on the Leased Premises as well as notice within one (1) day after the commencement of such work); and (iii) supplying any services to be provided by Landlord.  Any entry into the Leased Premises or the Common Areas obtained by Landlord in accordance with this paragraph shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Leased Premises, or an eviction, actual or constructive of Tenant from the Leased Premises or any portion thereof.

Tenant shall be permitted to maintain “Secured Areas” (defined herein to mean certain secure compartmentalized facilities, special access areas and limited access areas as designated by Tenant to Landlord from time to time in advance) within the Leased Premises, comprising in the aggregate no more than ten percent (10%) of the rentable square footage of the Leased Premises, in which case Landlord shall follow Tenant’s access protocols as to such Secured Areas and shall not enter such Secured Areas without being accompanied by a representative of Tenant.

4.10Use Of Common Areas.  Tenant, in its use of the Common Areas, shall at all times keep the Common Areas free and clear of all of Tenant’s and the Tenant Parties’ materials, equipment, debris, trash (except within existing enclosed trash areas), inoperable vehicles, and other items which are not specifically permitted by Landlord to be stored or located thereon by Tenant.  If, in the opinion of Landlord, unauthorized persons are using any of the Common Areas by reason of, or under claim of, the express or implied authority or consent of Tenant, then Tenant, upon demand of Landlord, shall restrain, to the fullest extent then allowed by Law, such unauthorized use, and shall initiate such appropriate proceedings as may be required to so restrain such use.  Landlord reserves the right to grant easements and access rights to others for use of the Common Areas other than the subterranean parking areas below Building 4, and shall not be liable to Tenant for any diminution in Tenant’s right to use the Common Areas as a result, provided that Tenant’s access to the Leased Premises is not materially adversely affected and the number of parking spaces available for Tenant’s exclusive or non-exclusive use at the Property is not reduced thereby.

Building 4

4.11Environmental Protection.  Tenant’s obligations under this Paragraph 4.11 shall survive the expiration or termination of this Lease.

(a)As used herein, the term “Hazardous Materials” shall mean any toxic or hazardous substance, material or waste or any pollutant or infectious or radioactive material, including but not limited to those substances, materials or wastes regulated now or in the future under any of the following statutes or regulations and any and all of those substances included within the definitions of “hazardous substances,” “hazardous materials,” “hazardous waste,” “hazardous chemical substance or mixture,” “imminently hazardous chemical substance or mixture,” “toxic substances,” “hazardous air pollutant,” “toxic pollutant,” or “solid waste” in the (a) Comprehensive Environmental Response, Compensation and Liability Act of 1990 (“CERCLA” or “Superfund”), as amended by the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), 42 U.S.C. § 9601 et seq., (b) Resource Conservation and Recovery Act of 1976 (“RCRA”), 42 U.S.C. § 6901 et seq., (c) Federal Water Pollution Control Act (“FSPCA”), 33 U.S.C. § 1251 et seq., (d) Clean Air Act (“CAA”), 42 U.S.C. § 7401 et seq., (e) Toxic Substances Control Act (“TSCA”), 14 U.S.C. § 2601 et seq., (f) Hazardous Materials Transportation Act, 49 U.S.C. § 1801, et seq., (g) Carpenter-Presley-Tanner Hazardous Substance Account Act (“California Superfund”), Cal. Health & Safety Code § 25300 et seq., (h) California Hazardous Waste Control Act, Cal. Health & Safety code § 25100 et seq., (i) Porter-Cologne Water Quality Control Act (“Porter-Cologne Act”), Cal. Water Code § 13000 et seq., (j) Hazardous Waste Disposal Land Use Law, Cal. Health & Safety codes § 25220 et seq., (k) Safe Drinking Water and Toxic Enforcement Act of 1986 (“Proposition 65”), Cal. Health & Safety code § 25249.5 et seq., (l) Hazardous Substances Underground Storage Tank Law, Cal. Health & Safety code § 25280 et seq., (m) Air Resources Law, Cal. Health & Safety Code § 39000 et seq., and (n) regulations promulgated pursuant to said laws or any replacement thereof, or as similar terms are defined in the federal, state and local laws, statutes, regulations, orders or rules.  Hazardous Materials shall also mean any and all other biohazardous wastes and substances, materials and wastes which are, or in the future become, regulated under applicable Laws for the protection of health or the environment, or which are classified as hazardous or toxic substances, materials or wastes, pollutants or contaminants, as defined, listed or regulated by any federal, state or local law, regulation or order or by common law decision, including, without limitation, (i) trichloroethylene, tetrachloroethylene, perchloroethylene and other chlorinated solvents, (ii) any petroleum products or fractions thereof, (iii) asbestos, (iv) polychlorinated biphenyls, (v) flammable explosives, (vi) urea formaldehyde, (vii) radioactive materials and waste, and (viii) materials and wastes that are harmful to or may threaten human health, ecology or the environment.

(b)Notwithstanding anything to the contrary in this Lease, subject to paragraph 4.11(f) below, Tenant, at its sole cost, shall comply with, and shall cause the Tenant Parties to comply with, all Laws relating to the storage, use and disposal of Hazardous Materials at the Property; provided, however, that Tenant shall not be responsible for contamination of the Leased Premises and/or the Building, the Property (including the parking garage) by Hazardous Materials existing as of the date the Leased Premises are delivered to Tenant (whether before or after the Lease Commencement Date) excepting only contamination caused by Tenant or the Tenant Parties.  Tenant shall not store, use or dispose of any Hazardous Materials except for those Hazardous Materials listed in a Hazardous Materials management plan (“HMMP”) which Tenant shall deliver to Landlord upon execution of this Lease and update at least annually with Landlord (“Permitted Materials”), which may be used, stored and disposed of provided (i) such Permitted Materials are used, stored, transported, and disposed of in strict compliance with applicable laws, (ii) such Permitted Materials shall be limited to the materials listed on and may be used only in the quantities specified in the HMMP, and (iii) Tenant shall provide Landlord with copies of all material safety data sheets and other documentation required under applicable Laws in connection with Tenant’s use of Permitted Materials as and when such documentation is provided to any regulatory authority having jurisdiction.  In no event shall Tenant or any of the Tenant Parties cause or permit to be discharged into the plumbing or sewage system of the Building or onto the land underlying or adjacent to

Building 4

the Building any Hazardous Materials.  Tenant shall be solely responsible for and shall defend, indemnify, and hold Landlord and its agents harmless from and against all claims, costs and liabilities, including attorneys’ fees and costs, arising out of or in connection with Tenant’s storage, use and/or disposal of Hazardous Materials.  If the presence of Hazardous Materials on the Leased Premises caused by Tenant or any of the Tenant Parties results in contamination or deterioration of water or soil, then Tenant shall promptly take any and all action necessary to clean up such contamination, but the foregoing shall in no event be deemed to constitute permission by Landlord to allow the presence of such Hazardous Materials.  Tenant shall further be solely responsible for, and shall defend, indemnify, and hold Landlord and its agents harmless from and against all claims, costs and liabilities, including reasonable attorneys’ fees and costs, arising out of or in connection with any removal, cleanup and restoration work and materials required hereunder to return the Leased Premises and any other property of whatever nature to their condition existing prior to the appearance of the Hazardous Materials, to the extent such Hazardous Materials were introduced to the Property by Tenant or any of the Tenant Parties.

(c)Upon termination or expiration of the Lease Term, Tenant at its sole expense shall cause all Hazardous Materials placed in or about the Leased Premises, the Building and/or the Property by Tenant or any of the Tenant Parties, and all installations (whether interior or exterior) made by or on behalf of Tenant or any of the Tenant Parties relating to the storage, use, disposal or transportation of Hazardous Materials to be removed from the property and transported for use, storage or disposal in accordance and compliance with all Laws and other requirements respecting Hazardous Materials used or permitted to be used by Tenant.  Tenant shall apply for and shall obtain from all appropriate regulatory authorities (including any applicable fire department or regional water quality control board) all permits, approvals and clearances necessary for the closure of the Property and shall take all other actions as may be required to complete the closure of the Building, the Property.  In addition, if Landlord reasonably believes that Tenant has caused or permitted contamination of the Leased Premises or Property, then at Landlord’s request, prior to vacating the Leased Premises, Tenant shall undertake and submit to Landlord an environmental site assessment from an environmental consulting company reasonably acceptable to Landlord which site assessment shall evidence Tenant’s compliance with this Paragraph 4.11.

(d)At any time prior to expiration of the Lease Term, subject to reasonable prior notice (not less than forty-eight (48) hours) and Tenant’s reasonable security requirements and provided such activities do not unreasonably interfere with the conduct of Tenant’s business at the Leased Premises, Landlord shall have the right to enter in and upon the Property, Building and Leased Premises in order to conduct appropriate tests of water and soil to determine whether levels of any Hazardous Materials in excess of legally permissible levels has occurred as a result of Tenant’s use thereof.  Landlord shall furnish copies of all such test results and reports to Tenant and, at Tenant’s option and cost, shall permit split sampling for testing and analysis by Tenant.  Such testing shall be at Tenant’s expense if Landlord has a reasonable basis for suspecting and confirms the presence of Hazardous Materials in the soil or surface or ground water in, on, under, or about the Property, the Building or the Leased Premises, which has been caused by or resulted from the activities of Tenant or any of the Tenant Parties.

(e)Landlord may voluntarily cooperate in a reasonable manner with the efforts of all governmental agencies in reducing actual or potential environmental damage.  Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of such voluntary cooperation so long as such efforts do not adversely affect Tenant’s rights or increase Tenant’s obligations pursuant to this Lease, reduce the number of parking spaces available to Tenant hereunder, increase any expenses incurred by Tenant in any material respect or restrict Tenant’s access to and egress from the Leased Premises, nor for any required compliance.

Building 4

(f)Landlord represents and warrants to Tenant that to Landlord’s actual knowledge based solely on that certain “Phase 1 Environmental Site Assessment – Final” for the Property dated May 10, 2013, prepared by WSP USA Corp., a copy of which has been delivered to and reviewed by Tenant (the “Phase 1”), as of the Lease Commencement Date, except as otherwise disclosed by the Phase 1, there are no Hazardous Materials on or about the Leased Premises, Building or Property in violation of Laws.  If any remediation work is required by governmental authorities based on any release of Hazardous Materials occurring prior to the Lease Commencement Date which was not caused by Tenant or any of the Tenant Parties, Landlord shall cause such work to be performed by Landlord at Landlord’s sole cost and expense and the same shall not constitute a Property Operating Expense.

4.12Rules And Regulations.  Landlord shall have the right from time to time to establish reasonable rules and regulations and/or amendments or additions thereto respecting the use of Building 1 and the Common Areas for the care and orderly management of the Property; provided the same do not materially increase Tenant’s obligations or materially decrease Tenant’s rights hereunder.  Within 30 days of delivery to Tenant of a copy of such rules and regulations or any amendments or additions thereto, Tenant shall comply with such rules and regulations. If there is a conflict between the rules and regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail.  Landlord shall make good faith efforts to uniformly enforce such rules and regulations, if failure to enforce the same with respect to other tenants would materially and adversely affect Tenant’s use of and access to the Leased Premises, and Landlord shall not be responsible or liable to Tenant for the violation of such rules and regulations by any other tenant of the Property.  Notwithstanding anything to the contrary contained herein, Tenant shall not be required to comply with any rules or regulations adopted after the execution of this Lease which either materially increases Tenant’s obligations or materially decreases Tenant’s rights under this Lease in either case.

4.13Reservations.  Landlord reserves the right from time to time to grant, without the consent or joinder of Tenant, such easements, rights of way and dedications, other than in the subterranean parking area below Building 4, that Landlord deems necessary, and to cause the recordation of parcel maps and restrictions, and Tenant agrees that if elected by Landlord, this Lease shall be subordinate thereto, so long as such easements, rights of way and dedications do not unreasonably interfere with the use of the Leased Premises by Tenant.

4.14Roof.  Notwithstanding any provision of this Lease to the contrary, Landlord hereby reserves to itself and its designees all rights of access, use and occupancy of the Building 4 roof necessary for Landlord’s maintenance and repair thereof, and Tenant shall have no right of access, use or occupancy of the Building 4 roof except (if at all) to the extent provided in this Paragraph 4.14 or as otherwise required in order to enable Tenant to perform Tenant’s maintenance and repair obligations pursuant to this Lease.  Subject to Tenant’s restoration and repair obligations under Paragraph 2.6, Tenant at its sole cost and expense shall have the right to install on the roof of Building 4, satellite dishes, television antennas, supplemental HVAC equipment, solar panels, and related receiving equipment, related cable connections and any and all other related equipment (collectively, “Rooftop Equipment”) required in connection with Tenant’s communications and data transmission network, in an area to be designated by Landlord, provided such installation does not impact the structural integrity of Building 4 nor void or negatively impact any applicable warranties.  Tenant shall supply Landlord with detailed plans and specifications of the Rooftop Equipment prior to the installation thereof for Landlord’s review and approval.  Furthermore, Tenant shall have secured Landlord’s approval and the approval of all governmental authorities and all permits required by governmental authorities having jurisdiction over such approvals and permits for the Rooftop Equipment, and shall provide copies of such approvals and permits to Landlord prior to commencing any work with respect to such Rooftop Equipment.  Tenant shall pay for any and all costs and expenses in connection with, and shall repair all damage to the roof resulting from, the installation, maintenance, use and removal of the Rooftop Equipment.

Building 4

4.15Compliance with Ground Lease; Ground Lessor’s Consent to Sublease.  Tenant’s occupancy of the Leased Premises is subject to the requirements of the Ground Lease. Tenant shall not conduct any activities which would constitute a breach of the Ground Lease. Whenever in this Lease the consent or approval of Landlord or a governmental agency is required, the consent of Ground Lessor shall also be deemed required if and to the extent Ground Lessor’s consent is required under the Ground Lease, and there shall be no “deemed consent” of Ground Lessor under this Lease. This Lease and the parties’ obligations hereunder are subject to the receipt of the consent of the Ground Lessor within fifteen (15) days after the Effective Date of this Lease.  After full execution of this Lease by Landlord and Tenant, Landlord will promptly provide a fully executed copy to Ground Lessor and seek Ground Lessor’s consent hereto.  Tenant (a) acknowledges that as a condition to obtaining such consent, Tenant will be required to release Ground Lessor with respect to the environmental condition of the Property by signing such consent, which will contain a release substantially in the form of Exhibit D attached hereto, and (b) agrees to so release Ground Lessor.  If there is a conflict between the requirements of the Ground Lease and of this Lease such that compliance with this Lease would result in a breach of the Ground Lease or compliance with the Ground Lease would result in a breach of this Lease, the Ground Lease shall be controlling; otherwise Tenant shall comply with the provisions of both this Lease and the Ground Lease.  Landlord represents, warrants and covenants to Tenant that: (i) a true and complete copy of the Ground Lease is attached hereto as Schedule 2, (ii) Landlord shall not amend the Ground Lease in any manner that would adversely affect Tenant’s rights or increase Tenant’s liabilities under this Lease in any material respect, (iii) the uses which may be made of the Leased Premises are set forth in and/or limited by Paragraph 3 of the Ground Lease, and (iv) Landlord shall not terminate the Ground Lease during the Term of this Lease.

Article 5
REPAIRS, MAINTENANCE, SERVICES AND UTILITIES

5.1Repair And Maintenance.  Except in the case of damage to or destruction of the Leased Premises, Building 4, the Common Areas or the Property caused by an act of God or other peril, in which case the provisions of Article 10 shall control, the parties shall have the following obligations and responsibilities with respect to the repair and maintenance of the Leased Premises, Building 4, the Common Areas, and the Property.

(a)Tenant’s Obligations.

(i)Except to the extent a Landlord responsibility pursuant to Paragraph 5.1(b) below, Tenant shall, at all times during the Lease Term and at its sole cost and expense, regularly clean and continuously keep and maintain in good order, condition and repair the following components of the Leased Premises: (A) all interior walls, floors and ceilings, (B) all windows, doors and skylights, (C) all electrical wiring, conduits, connectors and fixtures, (D) all lighting fixtures, bulbs and lamps, (E) all building systems, and (F) all entranceways to the Leased Premises.  Tenant shall, at its sole cost and expense, repair all damage to the Leased Premises, Building 4, the Common Areas or the Property caused by the activities of Tenant or any of the Tenant Parties within a reasonable period of time (not to exceed thirty (30) days or such longer time period as is reasonably necessary, so long as Tenant commences the cure within such thirty (30) day period and thereafter diligently completes the same) following written notice from Landlord to so repair such damages.  If Tenant shall fail to perform the required maintenance or fail to make repairs required of it pursuant to this paragraph within a reasonable period of time following notice from Landlord to do so, then Landlord may, at its election and without waiving any other remedy it may otherwise have under this Lease or at law, perform such maintenance or make such repairs and charge to Tenant, as Additional Rent, the costs so incurred by Landlord for same.  All interior glass within the Leased Premises is at the sole risk of Tenant and any broken glass shall promptly be replaced by Tenant at Tenant’s expense with glass of the same kind, size and quality.  With respect to the items for

Building 4

which Tenant is responsible described in this Paragraph 5.1(a), Landlord agrees to assign to Tenant on a non-exclusive basis any applicable warranties in favor of Landlord or its affiliates. To the extent any such warranties are not assignable, Landlord agrees to enforce such warranties for Tenant’s benefit.

(ii)In the event that Tenant reasonably determines that any item under Paragraph 5.1(a)(i) above: (i) is capital in nature (pursuant to GAAP), (ii)(A) was provided by Landlord as part of the Base Building Work, or (B) is required to be modified, upgraded or replaced by a change in Laws after the Lease Commencement Date, which work is required to be performed by Laws at the Property generally as a whole and is not specific only to the Leased Premises due to the unique or specialized nature of the Tenant Improvements or Tenant’s unique or specific use of the Leased Premises (a “Legally Required General Capital Replacement”), and (iii) Tenant is responsible for maintaining and/or repairing under this Lease, needs to be replaced, Tenant shall be permitted to make such replacement (any such replacement, a “Capital Replacement”) at its sole cost and expense, subject to the terms, conditions and provisions of this Paragraph 5.1(a)(ii).  For avoidance of doubt, this Paragraph 5.1(a)(ii) shall not apply to replacement of capital items required to be maintained by Tenant under this Lease that were not part of the Base Building Work or which are not Legally Required General Capital Replacements (which items shall, if necessary, be replaced by Tenant at Tenant’s sole cost and expense).  This Paragraph 5.1(a)(ii) shall not require Landlord to replace (or pay for the replacement of) any capital items in the last year of the Lease Term (as may be extended by Tenant’s exercise of an Option in accordance with Article 15), the cost of which exceed One Hundred Thousand Dollars ($100,000) per Capital Replacement or Four Hundred Thousand Dollars ($400,000) in the aggregate for the year; provided that the foregoing limitation on Capital Replacements during the last year of the Lease Term will not apply to any Legally Required General Capital Replacement which involves an element of the Leased Premises which will remain in the Leased Premises after the expiration of the Lease and is likely to be usable by any successor occupant of the Leased Premises.

(iii)In the event that Tenant desires to make a Capital Replacement, Tenant shall deliver written notice to Landlord (a “Capital Replacement Notice”) requesting Landlord’s approval of such Capital Replacement, which Capital Replacement Notice shall include reasonably detailed information from Tenant’s third-party consultant supporting its determination of the necessity of the Capital Replacement.  Upon receipt of a Capital Replacement Notice, Landlord shall have the option to agree or to cause Landlord’s consultant to inspect the item in question; provided that any such election must be made within ten (10) business days after receipt of a Capital Replacement Notice.

(iv)If Landlord’s consultant determines that the proposed Capital Replacement is not necessary and can be repaired instead of replaced, then Tenant shall not be permitted to proceed with the Capital Replacement (except as set forth below) and shall repair and continue to maintain the item in question pursuant to the terms, conditions and provisions of this Lease; provided, however, that if Tenant’s consultant objects to such determination by Landlord’s consultant within ten (10) business days after Tenant's receipt of such determination, then Landlord’s consultant and Tenant’s consultant shall select an independent consultant to review the matter within ten (10) business days after Landlord's receipt of Tenant's objection, and within five (5) business days of appointment, such independent consultant shall determine whether the Capital Replacement is necessary and such determination shall be final and binding on Landlord and Tenant for purposes of this Section (with the cost of such independent consultant to be shared equally by Landlord and Tenant).  If Landlord (under Paragraph 5.1(a)(iii)) or Landlord’s consultant (under this Paragraph 5.1(a)(iv)) agrees (or the independent consultant determines) that the proposed Capital Replacement is necessary, then  Tenant shall deliver to Landlord for Landlord’s approval the estimated cost and budget of such Capital Replacement, which approval may not be unreasonably withheld by Landlord.   Landlord may obligate Tenant to bid such Capital Replacement work to three (3) contractors acceptable to Landlord and Tenant, and Tenant agrees to hire the contractor submitting the lowest qualified bid, unless Landlord and Tenant

Building 4

agree otherwise (or Tenant agrees to pay 100% of the cost difference between the lowest bid and Tenant's selected bid).  Once the estimated cost and budget for such Capital Replacement is approved by Landlord, Tenant may proceed with the Capital Replacement; provided that such Capital Replacement shall be completed as an Alteration under this Lease and shall comply with all of the terms, conditions and provisions of Paragraph 6.1 (provided, further, that in no event shall any Capital Replacement be considered a Non-Consent Alteration (regardless of the dollar value of such Capital Replacement)).  Notwithstanding anything to the contrary contained herein, Tenant may elect to proceed with a Capital Replacement at its sole cost and risk in the event there is a dispute as to the necessity of such Capital Replacement.  In the event Tenant elects to proceed with a Capital Replacement during resolution of such dispute as set forth above, such Capital Replacement shall be completed at Tenant’s cost as an Alteration under this Lease and shall comply with all of the terms, conditions and provisions of Article 6 and Landlord's reasonable prior approval of the budget and contractor will be obtained in accordance with this Paragraph 5.1(a).  Upon completion of the dispute resolution process, if it is determined that the Capital Replacement was required, Landlord will disburse any amount owed to Tenant hereunder within the time periods set forth herein as if completion of the Capital Replacement occurred on the date of final resolution of the dispute process.  Nothing in this Paragraph 5.1(a) shall be deemed to limit Tenant's ability to make any Capital Replacements at its sole cost and expense, subject to Tenant's compliance with Article 6 and the terms of this Lease.

(v)On or before the date (the “Reimbursement Date”) that is the later to occur of (a) Tenant’s completion of any Capital Replacement made by Tenant and for which Landlord is obligated to contribute in accordance with the terms, conditions and provisions of this Paragraph 5.1(a), and (b) thirty (30) days after Landlord’s receipt from Tenant of the documentation (as it relates to the Capital Replacement) required under subparagraphs (A), (B) and (D) of Paragraph 3(b)(i) of the Work Letter, Landlord shall reimburse Tenant for Landlord’s Capital Contribution (as defined below) with respect to any Capital Replacement made by Tenant in accordance with the terms, conditions and provisions of this Paragraph 5.1(a), less any sums owed Landlord by reason of a default under the Lease by Tenant.  “Landlord’s Capital Contribution” shall equal a portion of the unamortized costs (on a straight-line basis) of the Capital Replacement, which portion shall be equal to a fraction, the numerator of which shall be the remaining number of calendar months (“Landlord’s Portion”) of the useful life of the Capital Replacement (as reasonably determined by Landlord in accordance with GAAP) after the expiration date of the Lease Term (as extended by any Option to extend the Lease Term that has been, or is subsequently, exercised by Tenant), and the denominator of which is the total number of calendar months of the useful life of such Capital Replacement (as determined by Landlord).  In the event that Landlord reimburses Tenant for Landlord’s Capital Contribution and Tenant subsequently exercises an Option to extend the Lease Term or the Lease Term is otherwise subsequently extended, Tenant shall promptly refund Landlord the portion of such Landlord’s Capital Contribution relating to the Option term or the extended Lease Term to the extent that the useful life of such Capital Replacement extends into such Option term or extended Lease Term.

(vi)Notwithstanding anything to the contrary in this Section, Landlord shall not reimburse Tenant for the cost of any Capital Replacement arising from (A) the negligent acts or omissions of Tenant or a Tenant Party, (B) any Alterations or additions to the Leased Premises made by Tenant, or (C) Tenant’s failure to comply with any Tenant obligations under this Lease to repair or maintain.

(vii)Tenant agrees to obtain and maintain the then-customary warranty, if any, for any Capital Replacement.  At the end of the Lease Term, Tenant shall assign, without recourse, any remaining warranties for any Capital Replacements to Landlord, to the extent assignable.

Building 4

(b)Landlord’s Obligation.  Landlord shall, at all times during the Lease Term, maintain in good condition and repair the Common Areas and the foundation, footings, slabs, roof structure and membrane, structural and load-bearing and exterior walls of Building 4, elevators, plumbing, pipes, sinks, toilets, faucets and drains, and HVAC equipment.  The provisions of this subparagraph (b) shall in no way limit the right of Landlord to charge to Tenant, as Additional Rent pursuant to Article 3 (to the extent not prohibited pursuant to Article 3), the costs incurred by Landlord in performing such maintenance and/or making such repairs.  If as a part of Landlord’s obligations under this Paragraph 5.1(b), Landlord is responsible for any individual repair or replacement which is estimated to cost in excess of $10,000 and would typically be capitalized under GAAP, Landlord shall perform such capital repair or replacement and the costs incurred by Landlord with respect thereto (the “Capital Costs”) shall be amortized without interest over the useful life of such improvement as reasonably determined in accordance with GAAP, and Landlord shall notify Tenant in writing of the monthly amortization payment (“Notice of Amortized Capital Costs Amount”) required to so amortize such costs, and shall also provide Tenant with reasonable backup documentation (including calculation of the amortized amount) upon which such determination is made in the Notice of Amortized Capital Costs Amount.  Landlord shall also promptly provide Tenant with any additional information regarding such amortized costs which are reasonably requested.  Tenant shall pay at the same time the Base Monthly Rent is due an amount equal to such monthly amortization payment for each month after such improvements are completed until the first to occur of (i) the expiration of the Lease Term (as the same may be extended pursuant to Article  15 below or otherwise), or (ii) the end of the term over which such costs were amortized.

5.2Utilities.  Tenant shall arrange at its sole cost and expense and in its own name, for the supply of gas, water, and electricity to the Leased Premises.  In the event that such services are not separately metered, Tenant shall, at its sole expense, cause such meters to be installed.  Tenant shall be responsible for determining if the local supplier of water, gas and electricity can supply the needs of Tenant and whether or not the existing water, gas and electrical distribution systems within Building 4 and the Leased Premises are adequate for Tenant’s needs.  Tenant shall be responsible for determining if the existing sanitary and storm sewer systems now servicing the Leased Premises and the Property are adequate for Tenant’s needs.  Tenant shall pay all charges for water, gas, electricity and storm and sanitary sewer services as so supplied to the Leased Premises, irrespective of whether or not the services are maintained in Landlord’s or Tenant’s name.

5.3Security.  Tenant acknowledges that Landlord has not undertaken any duty whatsoever to provide security for the Leased Premises, Building 4, the Common Areas or the Property and, accordingly, Landlord is not responsible for the security of same or the protection of Tenant or any of the Tenant Parties (or any of their property) from any cause whatsoever, including but not limited to criminal and/or terrorist acts.  To the extent Tenant determines that such security or protection services are advisable or necessary, Tenant shall arrange for and pay the costs of providing same.  In the event Landlord in its sole and absolute discretion agrees to provide any security services, whether it be guard service or access systems or otherwise, Landlord shall do so strictly as an accommodation to Tenant and Landlord shall have no liability whatsoever in connection therewith, whether it be for failure to maintain the secure access system, or for failure of the guard service to provide adequate security, or otherwise. Without limitation, Paragraph 8.1 below is intended by Tenant and Landlord to apply to this Paragraph 5.3.  Tenant shall be entitled to install a separate security system for the Leased Premises that may include, without limitation, key-card systems, locks, duress systems, access gates within the interior of Building 4 (including the areas beyond Tenant’s receptionist desk in the lobby before any elevators leading exclusively to Tenant’s Leased Premises), security lighting, and video monitoring equipment to monitor access points to, and the immediate perimeter of, and all interior portions (including rooftop areas) of, the Leased Premises only (collectively, “Tenant’s Security System”), either as an alteration subject to all applicable provisions of Paragraph 6.1 or as part of the initial Tenant Improvements; provided, however, that (a) such Tenant’s Security System shall not interfere with the building systems of Building 4, (b) such Tenant’s Security System and Tenant’s use thereof shall comply with all Applicable Laws.

Building 4

5.4Energy And Resource Consumption.

(a)Landlord may voluntarily cooperate in a reasonable manner with the efforts of governmental agencies and/or utility suppliers in reducing energy or other resource consumption within the Property.  Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of such cooperation so long as such efforts do not adversely affect Tenant’s rights or increase Tenant’s obligations pursuant to this Lease, reduce the number of parking spaces available to Tenant hereunder, increase any expenses incurred by Tenant in any material respect or restrict Tenant’s access to and egress from the Leased Premises, nor for any required compliance.

(b)Tenant agrees to provide Landlord with any information regarding Tenant’s use of energy consumption at the Leased Premises required by California AB802.

5.5Limitation Of Landlord’s Liability.  Landlord shall not be liable to Tenant for injury to Tenant or any of the Tenant Parties, damage to the property of Tenant or any of the Tenant Parties, or loss of business or profits by any of the Tenant Parties, nor shall Tenant be entitled to terminate this Lease or to any reduction in or abatement of rent (except as provided below) by reason of (i) Landlord’s failure to provide security services or systems within the Property for the protection of the Leased Premises, Building 4 or the Common Areas, or the protection of the property of Tenant or any of the Tenant Parties, or (ii) Landlord’s failure to perform any maintenance or repairs to the Leased Premises, Building 4, the Common Areas or the Property until Tenant shall have first notified Landlord, in writing, of the need for such maintenance or repairs, and then only after Landlord shall have had a reasonable period of time following its receipt of such notice within which to perform such maintenance or repairs, or (iii) any failure, interruption, rationing or other curtailment in the supply of water, electric current, gas or other utility service to the Leased Premises, Building 4, the Common Areas or the Property from whatever cause (other than Landlord’s gross negligence or willful misconduct), or (iv) the unauthorized intrusion or entry into the Leased Premises by third parties (other than Landlord).

Notwithstanding the foregoing, if as a result of a default by Landlord of any of its obligations set forth in this Lease, or as a result of Landlord’s gross negligence or willful misconduct, all or a portion of the Leased Premises is rendered untenantable and unusable by Tenant, Tenant shall give Landlord notice (the “Abatement Notice”), specifying such failure to perform by Landlord (the “Abatement Event”).  If Landlord has not cured such Abatement Event within five (5) days after the receipt of the Abatement Notice (or within five (5) days after the earlier date Landlord otherwise had actual knowledge of such Abatement Event, Tenant bearing the burden of proof to establish the date of such knowledge), Tenant may immediately abate Base Rent and Tenant’s Share of Property Operating Expenses, Property Insurance Expenses and Real Property Taxes payable under this Lease for that portion of the Leased Premises rendered untenantable and not used by Tenant, for the period from the commencement of such Abatement Event until the earlier of the date Landlord cures such Abatement Event or the date Tenant recommences the use of such portion of the Leased Premises; provided that if the entire Leased Premises has not been rendered untenantable and unusable by the Abatement Event, the amount of abatement that Tenant is entitled to receive shall be prorated based upon the percentage of the Leased Premises (which shall be based on a ratio of the square feet of rentable area rendered untenantable and unusable to all of the rentable area of the Leased Premises leased by Tenant) so rendered untenantable and unusable and not used by Tenant.  In the event of any Abatement Event, Landlord agrees to use commercially reasonable efforts to remedy the same as promptly as possible.  Such right to abate Base Rent and Tenant’s Share of Property Operating Expenses shall be Tenant’s sole and exclusive right to abate Base Rent and Tenant’s Share of Property Operating Expenses as the result of an Abatement Event, but shall not otherwise limit Tenant’s remedies for an Abatement Event.  Except as provided in this Paragraph 5.2, nothing contained herein shall be interpreted to mean that Tenant is excused from paying full Rent due hereunder.  This paragraph is not applicable to events covered by Articles 10 or 11 of this Lease.

Building 4

Article 6
ALTERATIONS AND IMPROVEMENTS

6.1By Tenant.  This Paragraph 6.1 does not relate to the Tenant Improvements installed in accordance with and pursuant to the Work Letter, but to alterations, modifications, and improvements made after the date the Tenant Improvements are substantially completed.  Tenant shall not make any alterations to or modifications of the Leased Premises or construct any improvements within the Leased Premises until Landlord shall have first approved, in writing, the plans and specifications therefor, which approval may be withheld in Landlord’s sole discretion as to alterations, modifications, and improvements which affect the Building structure or materially affect Building systems, and otherwise such approval may be withheld in Landlord’s reasonable discretion; provided, however, that Tenant, without Landlord’s prior written consent, but upon not less than ten (10) business days’ prior written notice to Landlord, may make “Non-Consent Alterations,” defined herein to mean alterations (including removal and rearrangement of prior alterations) which (a) do not adversely affect any systems or equipment of Building 4 or the Property, (b) do not involve or affect the structural integrity or any structural components of Building 4, (c) do not require a building permit, (d) do not involve the expenditure of more than $150,000.00 per alteration, and (e) do not exceed $1,000,000 in the aggregate over any 36-month period during the Term of this Lease. Tenant’s written request shall also contain a request for Landlord to elect whether or not it will require Tenant to remove the subject alterations, modifications or improvements at the expiration or earlier termination of this Lease.  If such additional request is not included, Landlord may make such election at the expiration or earlier termination of this Lease (and for purposes of Tenant’s removal obligations set forth in Paragraph 2.6 above, Landlord shall be deemed to have made the election at the time the alterations, modifications or improvements were completed); provided, however, with respect to Tenant’s initial alterations and improvements to be made pursuant to and in accordance with the Work Letter, Landlord shall elect whether such item is a Non-Standard Improvement and whether to require removal at the time such work is approved, even if Tenant does not make the foregoing written request.  All such modifications, alterations or improvements, once so approved, shall be made, constructed or installed by Tenant at Tenant’s expense (including all permit fees and governmental charges related thereto), using a licensed general contractor first approved by Landlord, in substantial compliance with the Landlord-approved plans and specifications therefor.  All work undertaken by Tenant shall be done in accordance with all Laws and Restrictions and in a good and workmanlike manner using new materials of good quality.  Tenant shall not commence the making of any such modifications or alterations or the construction of any such improvements until (i) any and all required governmental approvals and permits shall have been obtained, (ii) all requirements regarding insurance imposed by this Lease have been satisfied, (iii) Tenant shall have given Landlord at least five (5) business days prior written notice of its intention to commence such work so that Landlord may post and file notices of non-responsibility, and (iv) if requested by Landlord, Tenant shall have obtained contingent liability and broad form builder’s risk insurance in an amount satisfactory to Landlord in its reasonable discretion to cover any perils relating to the proposed work not covered by insurance carried by Tenant pursuant to Article 9.  In no event shall Tenant make any modification, alterations or improvements whatsoever to the Common Areas or the exterior or structural components of Building 4 including, without limitation, any cuts or penetrations in the floor, roof, or exterior or load-bearing walls of the Leased Premises.  As used in this Article, the term “modifications, alterations and/or improvements” shall include, without limitation, the installation of additional electrical outlets, overhead lighting fixtures, drains, sinks, partitions, doorways, or the like.

6.2Ownership Of Improvements.  All modifications, alterations and improvements made or added to the Leased Premises by Tenant, other than “Tenant’s Removable Property” (defined herein as Tenant’s inventory, equipment, movable furniture, wall decorations and unattached trade fixtures) shall be deemed real property and a part of the Leased Premises, but shall remain the property of Tenant during the Lease, and Tenant hereby covenants and agrees not to grant a security interest in any such items to

Building 4

any party other than Landlord.  Any such modifications, alterations or improvements, once completed, shall not be altered or (except for Tenant’s Removable Property) removed from the Leased Premises during the Lease Term without Landlord’s written approval first obtained in accordance with the provisions of Paragraph 6.1 above.  At the expiration or sooner termination of this Lease, all such modifications, alterations and improvements other than Tenant’s inventory, equipment, movable furniture, wall decorations and trade fixtures, shall automatically become the property of Landlord and shall be surrendered to Landlord as part of the Leased Premises as required pursuant to Article 2, unless Landlord shall require Tenant to remove any of such modifications, alterations or improvements in accordance with the provisions of Article 2, in which case Tenant shall so remove same.  Landlord shall have no obligations to reimburse Tenant for all or any portion of the cost or value of any such modifications, alterations or improvements so surrendered to Landlord.  All modifications, alterations or improvements which are installed or constructed on or attached to the Leased Premises by Landlord and/or at Landlord’s expense shall be deemed real property and a part of the Leased Premises and shall be property of Landlord upon the expiration or earlier termination of this Lease, other than any items of laboratory equipment that were installed by Tenant at its expense or with the Tenant Improvement Allowance that is used for Tenant’s particular use, as opposed to life science uses generally, or is subject to a lender’s security lien that had been disclosed to the Landlord.  All lighting, plumbing, electrical, HVAC fixtures, partitioning, window coverings, wall coverings and floor coverings installed by Tenant shall be deemed improvements to the Leased Premises and not trade fixtures of Tenant.

6.3Alterations Required By Law.

(a)Landlord at its sole cost shall make all modifications, alterations and improvements to Building 4 or the Property that are required by any governmental authority at any time due to the Base Building Work constructed by Landlord not having been in compliance with the Laws in effect on the Lease Commencement Date (unless caused by Tenant’s increasing the occupancy load of any portion of Building 4 above the load for a typical office/R&D use).  In addition, any work required for Americans With Disabilities Act compliance of paths of travel to Building 4 and the Leased Premises will be performed and paid by Landlord, except to the extent triggered by Tenant’s particular use, as distinguished from general office use, or Tenant’s Non-Standard Improvements.

(b)Tenant at its sole cost shall make all modifications, alterations and improvements to the Leased Premises or Building 4 that are required by any Law because of (i) Tenant’s particular use or occupancy of the Leased Premises or Building 4 (as opposed to the Permitted Use generally), (ii) Tenant’s application for any permit or governmental approval, or (iii) Tenant’s making of any modifications, alterations or improvements to or within the Leased Premises.

(c)If Landlord shall, at any time during the Lease Term, be required by any governmental authority or Law to make any modifications, alterations or improvements to the Leased Premises, Building 4, or the Property (which are not Landlord’s sole responsibility as described in subparagraph (a) above or Tenant’s sole responsibility as described in subparagraph (b) above), the cost incurred by Landlord in making such modifications, alterations or improvements, including interest at a rate equal to the Standard Interest Rate shall be amortized by Landlord over the useful life of such modifications, alterations or improvements, as determined in accordance with GAAP, and the monthly amortized cost of such modifications, alterations and improvements as so amortized shall be considered a Property Maintenance Cost.

6.4Liens.  Tenant shall keep the Property and every part thereof free from any lien, and shall pay when due all bills arising out of any work performed, materials furnished, or obligations incurred by Tenant or any of the Tenant Parties relating to the Property.  If any such claim of lien is recorded against Tenant’s interest in this Lease, the Property or any part thereof, Tenant shall bond against, discharge or otherwise cause such lien to be entirely released within ten days after the same has been recorded.  Tenant’s failure to do so shall be conclusively deemed a material default under the terms of this Lease.

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Article 7
ASSIGNMENT AND SUBLETTING BY TENANT

7.1By Tenant.  Tenant shall not sublet the Leased Premises or any portion thereof or assign its interest in this Lease, or permit the occupancy of the Leased Premises by other than Tenant, whether voluntarily or by operation of Law, without Landlord’s prior written consent which shall not be unreasonably withheld, conditioned, or delayed.  Any attempted subletting or assignment, or occupancy of the Leased Premises by other than Tenant, without Landlord’s prior written consent, at Landlord’s election, shall constitute a default by Tenant under the terms of this Lease. The acceptance of rent by Landlord from any person or entity other than Tenant, or the acceptance of rent by Landlord from Tenant with knowledge of a violation of the provisions of this paragraph, shall not be deemed to be a waiver by Landlord of any provision of this Article or this Lease or to be a consent to any subletting by Tenant or any assignment of Tenant’s interest in this Lease.  Without limiting the circumstances in which it may be reasonable for Landlord to withhold its consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold its consent in the following instances:

(a)the proposed assignee or sublessee is a governmental agency;

(b)in Landlord’s reasonable judgment, the credit-worthiness of the proposed assignee does not meet the credit standards applied by Landlord, which credit standards shall take into account the fact that Tenant has not been released of Tenant’s liability pursuant to the terms of the Lease;

(c)the proposed assignee or sublessee (or any of its affiliates), in the ten years prior to the assignment or sublease, has filed for bankruptcy protection, has been the subject of an involuntary bankruptcy, or has been adjudged insolvent;

(d)Landlord (or any of its affiliates) has experienced a previous default by or is in litigation with the proposed assignee or sublessee (or any of their affiliates);

(e)in Landlord’s reasonable judgment, the Leased Premises, or the relevant part thereof, will be used in a manner that will violate any negative covenant as to use contained in this Lease;

(f)the use of the Leased Premises by the proposed assignee or sublessee will violate any Law or Restriction or the proposed assignee or sublessee is not approved by Ground Lessor;

(g)the proposed assignee or sublessee is a tenant at the Property and there is competing space then currently available which is suitable for the needs of such assignee or sublessee;

(h)the proposed assignment or sublease fails to include all of the terms and provisions required to be included therein pursuant to this Article 7;

(i)Tenant is in default of any obligation of Tenant under this Lease; or

(j)in the case of a subletting of less than the entire Leased Premises, if the subletting would result in the division of the Leased Premises into more than two subparcels or would require improvements to be made outside of the Leased Premises.

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7.2Merger, Reorganization, or Sale of Assets.  (a) Subject to paragraph (b) below: Any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or other transfer in the aggregate over the Lease Term of a controlling percentage of the capital stock of or other equity interests in Tenant, or the sale or transfer of all or a substantial portion of the assets of Tenant, shall be deemed a voluntary assignment of Tenant’s interest in this Lease.  The phrase “controlling percentage” means the direct or indirect ownership of or right to vote (i) stock possessing more than fifty percent of the total combined voting power of all classes of Tenant’s capital stock issued, outstanding and entitled to vote for the election of directors, or (ii) equity interests possessing the ability to direct the management of Tenant.  Upon Landlord’s request from time to time, Tenant shall promptly provide Landlord with a statement certified by the Tenant’s chief executive officer or chief operating officer, which shall provide the following information: (i) the names of all of Tenant’s shareholders and their ownership interests at the time thereof, provided Tenant’s shares are not publicly traded; (ii) the state in which Tenant is incorporated; (iii) the location of Tenant’s principal place of business; (iv) information regarding a material change in the corporate structure of Tenant, including, without limitation, a merger or consolidation; and (v) any other information regarding Tenant’s ownership that Landlord reasonably requests.  In the event of an acquisition by one entity of the controlling percentage of the capital stock of Tenant where this Lease is not assigned to and assumed in full by such entity, it shall be a condition to Landlord’s consent to such change in control that such entity acquiring the controlling percentage assume, as a primary obligor, all rights and obligations of Tenant under this Lease (and such entity shall execute all documents reasonably required to effectuate such assumption).

(b) Notwithstanding subparagraph (a) above, over-the-counter stock market transactions shall not be deemed to be assignments under this Lease. In addition, provided that the conditions described below in this sentence have been satisfied prior to or upon such assignment or subleasing, Tenant may, without Landlord’s prior written consent, sublet the Leased Premises or assign this Lease to a wholly owned subsidiary, or affiliate controlled by Tenant, provided that, (A) in the case of an assignment, the assignee shall have unconditionally assumed Tenant’s obligations under this Lease in a form acceptable to Landlord, and in the case of a sublease, the subtenant shall have executed Landlord’s standard sublease consent form, and (B) the assignee or subtenant has a liquid net worth sufficient for Tenant to continually perform its obligations under the Lease, and such net worth is equal to or greater than the net worth of Tenant as of the Effective Date of this Lease.  If any assignment or subleasing occurs without satisfying such criteria and/or without Landlord’s consent as provided in Paragraph 7.1 above, as applicable, Tenant shall be deemed for all purposes to be in material default under this Lease.  In all events, Tenant shall remain fully liable under this Lease.

7.3Landlord’s Election.  If Tenant shall desire to assign its interest under the Lease or to sublet the Leased Premises, Tenant must first notify Landlord, in writing, of its intent to so assign or sublet, at least ten (10) business days in advance of taking any action with respect thereto. Once Tenant has identified a potential assignee or sublessee, Tenant shall notify Landlord, in writing, of its intent to so assign or sublet, at least ten (10) business days in advance of the date it intends to so assign its interest in this Lease or sublet the Leased Premises but not sooner than one hundred eighty days in advance of such date, specifying in detail the terms of such proposed assignment or subletting, including the name of the proposed assignee or sublessee, the proposed assignee’s or sublessee’s intended use of the Leased Premises, current financial statements (including a certified balance sheet, income statement and statement of cash flow) of such proposed assignee or sublessee, the form of documents to be used in effectuating such assignment or subletting and such other information as Landlord may reasonably request. Landlord shall have a period of ten (10) business days following receipt of such notice and the required information within which to do one of the following: (i) consent to such requested assignment or subletting subject to Tenant’s compliance with the conditions set forth in Paragraph 7.4 below, or (ii) refuse to so consent to such requested assignment or subletting, provided that such consent shall not be unreasonably refused, or (iii) terminate this Lease as to the entirety of the Leased Premises in the event of

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a proposed assignment, or as to only such portion of the Leased Premises as is the subject of the proposed subletting in the event that both (A) the term of the proposed subletting is for 50% or more of the remaining Lease Term (without taking into account the Extension Period unless the extension option was previously exercised), and (B) the RSF of the proposed subletting, either alone or when combined with the RSF of any other then-extant sublettings, is 50% or more of the Leased Premises; such termination to be effective on the date specified in Tenant’s notice as the intended effective date of the assignment or subletting.  During such ten (10) business day period, Tenant covenants and agrees to supply to Landlord, upon request, all necessary or relevant information which Landlord may reasonably request respecting such proposed assignment or subletting and/or the proposed assignee or sublessee.

7.4Conditions To Landlord’s Consent.  If Landlord elects to consent, or shall have been ordered to so consent by a court of competent jurisdiction, to such requested assignment or subletting, such consent shall be expressly conditioned upon the occurrence of each of the conditions below set forth, and any purported assignment or subletting made or ordered prior to the full and complete satisfaction of each of the following conditions shall be void and, at the election of Landlord, which election may be exercised at any time following such a purported assignment or subletting but prior to the satisfaction of each of the stated conditions, shall constitute a material default by Tenant under this Lease until cured by satisfying in full each such condition by the assignee or sublessee.  The conditions are as follows:

(a)Landlord having approved in form and substance the assignment or sublease agreement and any ancillary documents, which approval shall not be unreasonably withheld by Landlord if the requirements of this Article 7 are otherwise complied with.

(b)Each such sublessee or assignee having agreed, in writing satisfactory to Landlord and its counsel and for the benefit of Landlord, to assume, to be bound by, and to perform the obligations of this Lease to be performed by Tenant which relate to space being subleased or assigned.

(c)Tenant not having received written notice that Tenant is in default of its obligations under the terms of this Lease through and including the date of such assignment or subletting.

(d)Tenant having reimbursed to Landlord all reasonable costs and reasonable attorneys’ fees (but in no event more than Two Thousand Five Hundred Dollars ($2,500) in the case of a proposed subletting) incurred by Landlord in conjunction with the processing and documentation of any such requested subletting or assignment. Tenant shall be obligated to so reimburse Landlord whether or not such subletting or assignment is completed.

(e)Tenant having delivered to Landlord a complete and fully-executed duplicate original of such sublease agreement or assignment agreement (as applicable) and all related agreements.

(f)Ground Lessor having approved such requested assignment or subletting.

(g)Tenant having paid, or having agreed in writing to pay as to future payments, to Landlord fifty percent (50%) of all assignment consideration or excess rentals to be paid to Tenant or to any other on Tenant’s behalf or for Tenant’s benefit for such assignment or subletting as follows:

(i)If Tenant assigns its interest under this Lease and if all or a portion of the consideration for such assignment is to be paid by the assignee at the time of the assignment, that Tenant shall have paid to Landlord and Landlord shall have received an amount equal to fifty percent (50%) of the assignment consideration so paid or to be paid (whichever is the greater) at the time of the assignment by the assignee; or

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(ii)If Tenant assigns its interest under this Lease and if Tenant is to receive all or a portion of the consideration for such assignment in future installments, that Tenant shall have entered into a written agreement with and for the benefit of Landlord satisfactory to Landlord and its counsel whereby Tenant agrees to pay to Landlord an amount equal to fifty percent (50%) of all such future assignment consideration installments to be paid by such assignee as and when such assignment consideration is so paid; or

(iii)If Tenant subleases the Leased Premises, that Tenant shall have entered into a written agreement with and for the benefit of Landlord satisfactory to Landlord and its counsel whereby Tenant agrees to pay to Landlord fifty percent (50%) of all excess rentals to be paid by such sublessee.

7.5Assignment Consideration And Excess Rentals Defined.  For purposes of this Article, including any amendment to this Article by way of addendum or other writing: (i) the term “assignment consideration” shall mean all consideration to be paid by the assignee to Tenant or to any other party on Tenant’s behalf or for Tenant’s benefit as consideration for such assignment, without deduction for any costs or expenses except third party, market rate leasing commissions paid and tenant improvement costs incurred in connection with the assignment, any tenant improvement allowance and/or other out-of-pocket monetary inducements provided to such transferee by Tenant, reasonable fees of attorney(s) and design professionals incurred by Tenant in connection with the transfer, and any amount payable to Landlord under Paragraph 7.4(d) above with respect to such transfer, and (ii) the term “excess rentals” shall mean all consideration to be paid by the sublessee to Tenant or to any other party on Tenant’s behalf or for Tenant’s benefit for the sublease of all or any part of the Leased Premises in excess of the rent due to Landlord under the terms of this Lease for the portion subleased for the same period, without deduction for any costs or expenses except third party, market rate leasing commissions paid and tenant improvement costs incurred in connection with the sublease.  Tenant agrees that the portion of any assignment consideration and/or excess rentals arising from any assignment or subletting by Tenant which is to be paid to Landlord pursuant to this Article now is and shall then be the property of Landlord and not the property of Tenant.

7.6Payments.  All payments required by this Article to be made to Landlord shall be made in cash in full as and when they become due.  At the time Tenant makes each such payment to Landlord, Tenant shall deliver to Landlord an itemized statement in reasonable detail showing the method by which the amount due Landlord was calculated and certified by the party making such payment as true and correct.

7.7Good Faith.  The rights granted to Tenant by this Article are granted in consideration of Tenant’s express covenant, which Tenant hereby makes, that all pertinent allocations which are made by Tenant between the rental value of the Leased Premises and the value of any of Tenant’s personal property which may be conveyed or leased (or services provided) generally concurrently with and which may reasonably be considered a part of the same transaction as the permitted assignment or subletting shall be made fairly, honestly and in good faith.  If Tenant shall breach this covenant, Landlord may immediately declare Tenant to be in default under the terms of this Lease and terminate this Lease and/or exercise any other rights and remedies Landlord would have under the terms of this Lease in the case of a material default by Tenant under this Lease.

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7.8Effect Of Landlord’s Consent.  No subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay rent and to perform all of the other obligations to be performed by Tenant hereunder, and Tenant hereby agrees as follows in connection with any assignment of this Lease:

(a)The liability of Tenant under this Lease shall be primary, and in any right of action which shall accrue to Landlord under this Lease, Landlord may, at its option, proceed against Tenant without having commenced any action or obtained any judgment against an assignee.  Tenant further agrees that it may be joined in any action against an assignee in connection with the said obligations of assignee and recovery may be had against Tenant in any such action.  Tenant hereby expressly waives the benefits and defenses under California Civil Code Sections 2821, 2839, 2847, 2848, 2849 and 2855 to the fullest extent permitted by applicable law.

(b)If an assignee is in default of its obligations under this Lease, Landlord may proceed against either Tenant or the assignee, or both, or Landlord may enforce against Tenant or the assignee any rights that Landlord has under this Lease, in equity or under applicable law.  If this Lease terminates due to an assignee’s default or bankruptcy or similar debtor protection law, Landlord may enforce this Lease against Tenant, even if Landlord would be unable to enforce it against the assignee.  Tenant specifically agrees and understands that Landlord may proceed forthwith and immediately against an assignee or against Tenant following any default by an assignee.  Tenant hereby waives all benefits and defenses under California Civil Code Sections 2845, 2848, 2849 and 2850, including without limitation: (i) the right to require Landlord to proceed against an assignee, proceed against or exhaust any security that Landlord holds from an assignee or pursue any other remedy in Landlord’s power; (ii) any defense to its obligations hereunder based on the termination or limitation of an assignee’s liability; and (iii) all notices of the existence, creation, or incurring of new or additional obligations.  Landlord shall have the right to enforce this Lease regardless of the release or discharge of an assignee by Landlord or by operation of any law relating to protection of debtors, bankruptcy, assignments for the benefit of creditors, or insolvency.

(c)The obligations of Tenant under this Lease shall remain in full force and effect and Tenant shall not be discharged or limited by any of the following events with respect to an assignee or Tenant:  (i) insolvency, bankruptcy, reorganization arrangement, adjustment, composition, assignment for the benefits of creditors, liquidation, winding up or dissolution (each a “Financial Proceeding”); of (ii) any merger, acquisition, consolidation or change in entity structure, or any sale, lease, transfer, or other disposition of any entity’s assets, or any sale or other transfer of interests in the entity; or (iii) any sale, exchange, assignment, hypothecation or other transfer, in whole or in part, of Landlord’s interest in the Leased Premises or the Lease.  Without limiting the foregoing, Tenant hereby expressly waives the benefits and defenses under any statute or judicial decision (including but not limited to the case styled In Re Arden, 176 F. 3d 1226 (9th Cir. 1999)) that would otherwise (i.e., were it not for such waiver) permit Tenant to claim or obtain the benefit of any so called “capped claim” available to an assignee in any Financial Proceeding.  If all or any portion of the obligations guaranteed hereunder are paid or performed and all or any part of such payment or performance is avoided or recovered, directly or indirectly, from Landlord as a preference, fraudulent transfer or otherwise, then Tenant’s obligations hereunder shall continue and remain in full force and effect as to any such avoided or recovered payment or performance.

(a)The provisions of this Lease may be changed by agreement between Landlord and an assignee without the consent of or notice to Tenant.  This Lease may be assigned by Landlord or an assignee, and the Leased Premises, or a portion thereof, may be sublet by an assignee, all in accordance with the provisions of this Lease, without the consent of or notice to Tenant.  Tenant shall remain primarily liable for the performance of the Lease so assigned.  Without limiting the generality of the foregoing, Tenant waives the rights and benefits of California Civil Code Sections 2819 and 2820

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with respect to any change to the Lease between Landlord and an assignee, and agrees that by doing so Tenant’s liability shall continue even if (i) Landlord and an assignee alter any Lease obligations, or (ii) Tenant’s remedies or rights against an assignee are impaired or suspended without Tenant’s consent by such alteration of Lease obligations.

(b)Consent by Landlord to one or more assignments of Tenant’s interest in this Lease or to one or more sublettings of the Leased Premises shall not be deemed to be a consent to any subsequent assignment or subletting.  No subtenant shall have any right to assign its sublease or to further sublet any portion of the sublet premises or to permit any portion of the sublet premises to be used or occupied by any other party without the prior written consent of Landlord, in Landlord’s sole discretion. No sublease may be modified without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed.  If Landlord shall have been ordered by a court of competent jurisdiction to consent to a requested assignment or subletting, or such an assignment or subletting shall have been ordered by a court of competent jurisdiction over the objection of Landlord, such assignment or subletting shall not be binding between the assignee (or sublessee) and Landlord until such time as all conditions set forth in Paragraph 7.4 above have been fully satisfied (to the extent not then satisfied) by the assignee or sublessee, including, without limitation, the payment to Landlord of all agreed assignment considerations and/or excess rentals then due Landlord.  Upon the occurrence and continuance (beyond any notice or cure period expressly provided for in this Lease) of a default while a sublease is in effect, Landlord may collect directly from the sublessee all sums becoming due to Tenant under the sublease and apply this amount against any sums due Landlord by Tenant, and Tenant authorizes and directs any sublessee to make payments directly to Landlord upon notice from Landlord during the pendency of such default.  No direct collection by Landlord from any sublessee shall constitute a novation or release of Tenant or any guarantor, a consent to the sublease or a waiver of the covenant prohibiting subleases.

Article 8
LIMITATION ON LANDLORD’S LIABILITY AND INDEMNITY

8.1Limitation On Landlord’s Liability And Release.  Landlord shall not be liable to Tenant for, and Tenant hereby releases and waives all claims and rights of recovery against Landlord and its partners, principals, members, managers, officers, agents, employees, lenders, attorneys, contractors, invitees, consultants, successors and assigns (including without limitation prior and subsequent owners of the Property or portions thereof) (collectively, the “Landlord Indemnitees”) from, any and all liability, whether in contract, tort or on any other basis, for any injury to or any damage sustained by Tenant or any of the Tenant Parties, any damage to the property of Tenant or any of the Tenant Parties, or any loss of business or profits or other financial loss of Tenant or any of the Tenant Parties resulting from or attributable to the condition of, the management of, the repair or maintenance of, the protection of, the supply of services or utilities to, the damage in or destruction of the Leased Premises, Building 4, the Property or the Common Areas, including without limitation (i) the failure, interruption, rationing or other curtailment or cessation in the supply of electricity, water, gas or other utility service to the Property, Building 4 or the Leased Premises; (ii) the vandalism or forcible entry into Building 4 or the Leased Premises; (iii) the penetration of water into or onto any portion of the Leased Premises; (iv) the failure to provide security and/or adequate lighting in or about the Property, Building 4 or the Leased Premises, (v) the existence of any design or construction defects within the Property, Building 4 or the Leased Premises; (vi) the failure of any mechanical systems to function properly (such as the HVAC systems); (vii) the blockage of access to any portion of the Property, Building 4 or the Leased Premises, except that Tenant does not so release Landlord from such liability to the extent such damage was proximately caused by Landlord’s gross negligence, willful misconduct, or Landlord’s failure to perform an obligation expressly undertaken by Landlord pursuant to this Lease after a reasonable period of time shall have lapsed following receipt of written notice from Tenant to so perform such obligation.

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8.2Tenant’s Indemnification.  Tenant shall defend with counsel reasonably satisfactory to Landlord any claims made or legal actions filed or threatened against the Landlord Indemnitees with respect to the death, bodily injury, personal injury, property damage, or interference with contractual or property rights suffered by any third party occurring within the Leased Premises or resulting from the use or occupancy of the Leased Premises, Building 4, or the Common Areas by Tenant or any of the Tenant Parties, or resulting from the activities of Tenant or any of the Tenant Parties in or about the Leased Premises, Building 4, the Common Areas or the Property, and Tenant shall indemnify and hold the Landlord Indemnitees harmless from any loss liability, penalties, or expense whatsoever (including any loss attributable to vacant space which otherwise would have been leased, but for such activities) resulting therefrom, except to the extent proximately caused by the negligence or willful misconduct of Landlord.  This indemnity agreement shall survive the expiration or sooner termination of this Lease.

8.3Landlord’s Indemnification.  Landlord shall indemnify, defend with counsel reasonably satisfactory to Tenant, and hold Tenant harmless from any loss liability, penalties, or expense whatsoever (including but not limited to reasonable attorneys’ fees) resulting from the gross negligence or willful misconduct of Landlord at or with respect to the Property, except to the extent proximately caused by the negligence or willful misconduct of Tenant.  This indemnity agreement shall survive the expiration or sooner termination of this Lease.

Article 9
INSURANCE

9.1Tenant’s Insurance.  Tenant shall maintain insurance complying with all of the following:

(a)Tenant shall procure, pay for and keep in full force and effect, at all times during the Lease Term, the following:

(i)Commercial general liability insurance insuring Tenant against liability for bodily injury, death and damage to property occurring within the Leased Premises, or resulting from Tenant’s use or occupancy of the Leased Premises, Building 4, the Common Areas or the Property, or resulting from Tenant’s activities in or about the Leased Premises or the Property, with coverage in an amount equal to Tenant’s Required Liability Coverage (as set forth in Article 1), which insurance shall contain “blanket contractual liability” and “broad form property damage” endorsements insuring Tenant’s performance of Tenant’s obligations to indemnify Landlord as contained in this Lease.

(ii)Fire and property damage insurance in “special form” coverage insuring Tenant against loss from physical damage to Tenant’s personal property, inventory, trade fixtures and improvements within the Leased Premises with coverage for the full actual replacement cost thereof;

(iii)Business income insurance sufficient to pay Base Monthly Rent and Additional Rent for a period of not less than twelve (12) months;

(iv)Plate glass insurance, at actual replacement cost;

(v)[Reserved]

(vi)Product liability insurance (including, without limitation, if food and/or beverages are distributed, sold and/or consumed within the Leased Premises, to the extent obtainable, coverage for liability arising out of the distribution, sale, use or consumption of food and/or beverages

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(including alcoholic beverages, if applicable) at the Leased Premises for not less than Tenant’s Required Liability Coverage (as set forth in Article 1);

(vii)Workers’ compensation insurance (statutory coverage) with employer’s liability in amounts not less than $1,000,000 insurance sufficient to comply with all laws; and

(viii)With respect to making of any alterations or modifications or the construction of improvements or the like undertaken by Tenant, course of construction, commercial general liability, automobile liability and workers’ compensation (to be carried by Tenant’s contractor), in an amount and with coverage reasonably satisfactory to Landlord.

(b)Each policy of liability insurance required to be carried by Tenant pursuant to this paragraph or each policy of liability insurance actually carried by Tenant with respect to the Leased Premises or the Property: (i) shall, except with respect to insurance required by subparagraphs (a)(ii) and (a)(viii) above, name Landlord, and such others as are designated by Landlord, as additional insureds; (ii) shall, with respect to insurance required by subparagraph (a)(ii) above, name Landlord, and such others as are designated by Landlord, as loss payees; (iii) shall be primary and non-contributory with the insurance of Landlord, (iv) shall be carried with companies reasonably acceptable to Landlord with Best’s ratings of at least A and XI; (v) shall provide that such policy shall not be subject to cancellation except after at least thirty (30) days prior written notice to Tenant or subject to cancellation for non-payment of premium except after at least ten (10) days prior written notice to Tenant, and (vi) shall contain a so-called “severability” or “cross liability” endorsement.  Each policy of property insurance maintained by Tenant with respect to the Leased Premises or the Property or any property therein shall contain a waiver and/or a permission to waive by the insurer of any right of subrogation against Landlord, its partners, principals, members, managers, officers, employees, agents and contractors, which might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its partners, principals, members, managers, officers, employees, agents and contractors.  Tenant shall send Landlord by next-day delivery, written notice of the cancellation of any insurance policy maintained by Tenant within one (1) business day after receiving written notice of such cancellation.

(c)Prior to the time Tenant or any of its contractors enters the Leased Premises, Tenant shall deliver to Landlord, with respect to each policy of insurance required to be carried by Tenant pursuant to this Article, a certificate of the insurer certifying in form satisfactory to Landlord that a policy has been issued, premium paid.  With respect to each renewal or replacement of any such insurance, the requirements of this Paragraph must be complied with not less than ten (10) business days prior to the expiration or cancellation of the policies being renewed or replaced.  Landlord may, at any time and from time to time, inspect and/or copy any and all insurance policies required to be carried by Tenant pursuant to this Article.  If Landlord’s Lender, insurance broker, advisor or counsel reasonably determines at any time that the amount of coverage set forth in Paragraph 9.1(a) for any policy of insurance Tenant is required to carry pursuant to this Article is not adequate, then Tenant shall increase the amount of coverage for such insurance to such greater amount as Landlord’s Lender, insurance broker, advisor or counsel reasonably deems adequate, but in any event not to levels more than are required by prudent landlords of other, similar office properties in the Stanford Research Park area of Palo Alto, California.  In the event Tenant does not maintain said insurance, Landlord may, in its sole discretion and without waiving any other remedies hereunder, procure said insurance and Tenant shall pay to Landlord as additional rent the cost of said insurance plus a ten percent (10%) administrative fee, but Landlord shall endeavor to provide Tenant up to five (5) business days’ advance written notice before procuring same so long as there will be no lapse in coverage.

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9.2Landlord’s Insurance.  With respect to insurance maintained by Landlord:

(a)Landlord shall maintain, as the minimum coverage required of it by this Lease, fire and property damage insurance in so-called special form coverage insuring Landlord (and such others as Landlord may designate) against loss from physical damage to Building 4, with coverage of not less than one hundred percent (100%) of the full actual replacement cost thereof and against loss of rents for a period of not less than six months.  Such fire and property damage insurance (i) shall be written in so-called “all risk” form, excluding only those perils commonly excluded from such coverage by Landlord’s then property damage insurer; (ii) shall provide coverage for physical damage to the improvements so insured for up to the entire full actual replacement cost thereof; (iii) may be endorsed to cover loss or damage caused by any additional perils against which Landlord may elect to insure, including boiler and machinery insurance to limits sufficient to restore Building 4, earthquake and/or flood; and/or (iv) may provide coverage for loss of rents for a period of up to twelve (12) months.  Landlord shall not be required to cause such insurance to cover any of Tenant’s personal property, inventory, and trade fixtures, or any modifications, alterations or improvements made or constructed by Tenant to or within the Leased Premises.  Landlord shall use commercially reasonable efforts to obtain such insurance at competitive rates.

(b)Landlord shall maintain commercial general liability insurance insuring Landlord (and such others as are designated by Landlord) against liability for personal injury, bodily injury, death, and damage to property occurring in, on or about, or resulting from the use or occupancy of the Property, or any portion thereof, with combined single limit coverage of at least Ten Million Dollars ($10,000,000).  Landlord may carry such greater coverage as Landlord or Landlord’s Lender, insurance broker, advisor or counsel may from time to time determine is reasonably necessary for the adequate protection of Landlord and the Property.

9.3Mutual Waiver Of Subrogation.  Landlord hereby releases Tenant, and Tenant hereby releases Landlord and its respective partners, principals, members, officers, agents, employees and servants, from any and all liability for loss, damage or injury to the property of the other in or about the Leased Premises or the Property which is caused by or results from a peril or event or happening which is covered by insurance actually carried and in force at the time of the loss by the party sustaining such loss; provided, however, that such waiver shall be effective only to the extent permitted by the insurance covering such loss and to the extent such insurance is not prejudiced thereby.

Article 10
DAMAGE TO LEASED PREMISES

10.1Landlord’s Duty To Restore.  If the Leased Premises, Building 4 or the Common Area are damaged by any peril after the Effective Date of this Lease, Landlord shall restore the same, as and when required by this paragraph, unless this Lease is terminated by Landlord pursuant to Paragraph 10.3 or by Tenant pursuant to Paragraph 10.4.  If this Lease is not so terminated, then upon the issuance of all necessary governmental permits, Landlord shall commence and diligently prosecute to completion the restoration of the Leased Premises, Building 4 or the Common Area, as the case may be, to the extent then allowed by law, to substantially the same condition in which it existed as of the Lease Commencement Date.  Landlord’s obligation to restore shall be limited to the improvements constructed by Landlord.  Landlord shall have no obligation to restore any alterations, modifications or improvements made by Tenant to the Leased Premises or any of Tenant’s personal property, inventory or trade fixtures.  Subject to the terms of Paragraph 10.4 below, upon completion of the restoration by Landlord, to the extent that Tenant actually receives insurance proceeds, Tenant shall forthwith replace or fully repair all of Tenant’s improvements constructed by Tenant to like or similar conditions as existed at the time immediately prior to such damage or destruction, to the extent permitted by Laws and Restrictions;

Building 4

provided, however, that although Tenant must restore the entirety of its space, it shall have the right to restore the space with Class “A” office improvements costing an amount not to exceed $90 per square foot of the affected portion of the Leased Premises, subject to (a) plans and specifications approved by Landlord in its reasonable discretion, (b) compliance with all Laws and Restrictions, and (c) all required approvals of the Ground Lessor, the City of Palo Alto, and all agencies with jurisdiction.

10.2Insurance Proceeds.  All insurance proceeds available from the fire and property damage insurance carried by Landlord shall be paid to and become the property of Landlord.  If this Lease is terminated pursuant to either Paragraph 10.3 or 10.4, all insurance proceeds available from insurance carried by Tenant which cover loss of property that is Landlord’s property or would become Landlord’s property on termination of this Lease in an amount not to exceed $90 per square foot of the affected portion of the Leased Premises, shall be paid to and become the property of Landlord, and the remainder of such proceeds shall be paid to and become the property of Tenant.  If this Lease is not terminated pursuant to either Paragraph 10.3 or 10.4, all insurance proceeds available from insurance carried by Tenant which cover loss to property that is Landlord’s property shall be paid to and become the property of Landlord, and all proceeds available from such insurance which cover loss to property which would only become the property of Landlord upon the termination of this Lease shall be paid to and remain the property of Tenant.  The determination of Landlord’s property and Tenant’s property shall be made pursuant to Paragraph 6.2.

10.3Landlord’s Right To Terminate.  Landlord shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Tenant of a written notice of election to terminate within thirty days after the date of such damage or destruction:

(a)Building 4 is damaged by any peril covered by valid and collectible insurance actually carried by Landlord and in force at the time of such damage or destruction (an “insured peril”) to such an extent that Landlord does not receive insurance proceeds (not including the effect of any deductible portion thereof equal to or greater than ninety percent (90%) of the estimated cost to restore Building 4).   Notwithstanding any of the provisions of this Paragraph 10.3 to the contrary, if Landlord desires to terminate the Lease as a result of any condition described in this Paragraph 10.3(a) and the damage to the Leased Premises is anticipated to exceed an amount equal to (i) six (6) months’ Base Monthly Rent and Additional Rent at the rental rate at the time of the casualty, or (ii) in the last year of the Lease Term, three (3) months’ Base Monthly Rent and Additional Rent at the rental rate at the time of the casualty (as applicable, the “Loss Cap”), Landlord shall send written notice thereof to Tenant detailing the estimated cost of restoration and the amount by which it exceeds the Loss Cap.  No later than thirty (30) days after Tenant’s receipt of such written notice from Landlord, Tenant shall notify Landlord in writing whether Tenant is willing to contribute the amount required to restore the Leased Premises (including the Tenant Improvements therein) which exceeds the Loss Cap or whether Tenant desires to terminate this Lease.  Provided that Tenant timely notifies Landlord that Tenant is willing to contribute such sum toward restoration of the Leased Premises, Landlord shall restore the Leased Premises (excluding any improvements and any Alterations therein built by Tenant), at its sole cost and expense, with Tenant paying each month as Additional Rent an amortized portion of the amount identified in Landlord’s written notice that is in excess of the Loss Cap.  Such Additional Rent due from Tenant in payment for the restoration costs that are in excess of the Loss Cap shall be amortized on a straight line basis over the Lease Term (including all remaining Extension Periods whether or not an Option to Extend therefor has then been exercised or not) with interest on the unamortized balance at the Standard Interest Rate.  Tenant shall pay such Additional Rent to Landlord for the remainder of the Lease Term (inclusive of any and all Extension Periods) and if the Lease Term expires or otherwise terminates before the end of the period over which such restoration costs were amortized, then upon such expiration or termination of the Lease, Tenant shall pay to Landlord a lump sum payment equal to the unamortized principal balance of the restoration costs.  If Tenant fails to timely respond to Landlord’s written notice, this Lease shall terminate as provided in Paragraph 10.3 above.

Building 4

(b)Building 4 is damaged by an uninsured peril, which peril Landlord was not required to (and did not) insure against pursuant to the provisions of Article 9 of this Lease.

(c)Building 4 is damaged by any peril and, because of the Laws or Restrictions then in force, Building 4 (i) cannot be restored at reasonable cost or (ii) if restored, cannot be used for the same use being made thereof before such damage.

10.4Tenant’s Right To Terminate.  If the Leased Premises, Building 4 or the Common Area are damaged by any peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to this Article, then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord’s architect or construction consultant as to when the restoration work required of Landlord may be complete.  Tenant shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Landlord of a written notice of election to terminate within thirty (30) days after Tenant receives from Landlord the estimate of the time needed to complete such restoration:

(a)If the construction time estimated to substantially complete the restoration exceeds twelve (12) months; or

(b)If the damage occurred within twelve (12) months of the last day of the Lease Term and the construction time estimated to substantially complete the restoration exceeds thirty (30) days; or

(c)Tenant does not receive insurance proceeds equal to ninety percent (90%) or more of the cost to rebuild Tenant’s improvements in the Leased Premises; or

(d)The rebuilding of Tenant’s improvements in the Leased Premises is not allowed by any laws or Restrictions; or

(e)If Tenant has not terminated this Lease pursuant to either of subparagraphs (a) or (b) above, the repairs in question are to the Leased Premises or portion of the Property providing access to the Leased Premises and Landlord’s repairs undertaken pursuant to Paragraph 10.1 are not actually completed within one hundred eighty (180) days after the time period set forth in the casualty repair estimate, which time period is subject to extension for Excusable Delays, Tenant shall have the right to terminate this Lease by notice to Landlord (the “Damage Termination Notice”), effective as of a date set forth in the Damage Termination Notice (the “Damage Termination Date”), which Damage Termination Date may be up to thirty (30) days after delivery of the Damage Termination Notice.  Notwithstanding the foregoing, if Tenant delivers a Damage Termination Notice to Landlord, then Landlord shall have the right to suspend the occurrence of the Damage Termination Date for a period ending thirty (30) days after the Damage Termination Date set forth in the Damage Termination Notice by delivering to Tenant, within five (5) Business Days of Landlord’s receipt of the Damage Termination Notice, a certificate from Landlord’s contractor responsible for the repair of the damage certifying that, in such contractor’s good faith judgment, the repairs shall be substantially completed within thirty (30) days after the Damage Termination Date.  If the repairs shall be substantially completed prior to the expiration of such thirty (30) day period, then the Damage Termination Notice shall be of no force or effect, but if the repairs shall not be substantially completed within such thirty (30) day period, then this Lease shall terminate upon the expiration of such thirty (30) day period.  At any time, from time to time, after the date occurring sixty (60) days after the date of the casualty, Tenant may request that Landlord inform Tenant of Landlord’s reasonable opinion of the date of completion of the repairs and Landlord shall respond to such request within five (5) business days.

Building 4

For the avoidance of confusion, the foregoing requirement regarding Tenant’s default shall not be read to prevent Tenant from curing the applicable default and then exercising the above-described termination right once the default is cured if such cure is completed within the applicable cure period, if any, expressly set forth in this Lease.

10.5Tenant’s Waiver.  Landlord and Tenant agree that the provisions of Paragraph 10.4 above, captioned “Tenant’s Right To Terminate”, are intended to supersede and replace the provisions contained in California Civil Code, Section 1932, Subdivision 2, and California Civil Code, Section 1933, and accordingly, Tenant hereby waives the provisions of such Civil Code Sections and the provisions of any successor Civil Code Sections or similar laws hereinafter enacted.

10.6Abatement Of Rent.  In the event of damage to the Leased Premises which does not result in the termination of this Lease, then the Base Monthly Rent (and any Additional Rent) shall be temporarily abated during the period (after the Insured Period) of Landlord’s and/or Tenant’s (as applicable) restoration, in proportion in the degree to which Tenant’s use of the Leased Premises is impaired by such damage.

Article 11
CONDEMNATION

11.1Tenant’s Right To Terminate.  Except as otherwise provided in Paragraph 11.4 below regarding temporary takings, Tenant shall have the option to terminate this Lease if, as a result of any taking, (i) all of the Leased Premises is taken, or (ii) twenty-five percent (25%) or more of the Leased Premises is taken and the part of the Leased Premises that remains cannot, within a reasonable period of time, be made reasonably suitable for the continued operation of Tenant’s business.  Tenant must exercise such option within thirty (30) days after its receipt of the condemnor’s written notice of intent to condemn or take, to be effective on the later to occur of (i) the date that possession of that portion of the Leased Premises that is condemned is taken by the condemnor or (ii) the date Tenant vacated the Leased Premises.

11.2Landlord’s Right To Terminate.  Except as otherwise provided in Paragraph 11.4 below regarding temporary takings, Landlord shall have the option to terminate this Lease if, as a result of any taking, (i) all of the Leased Premises is taken, (ii) fifty percent (50%) or more of the Leased Premises is taken and the part of the Leased Premises that remains cannot, within a reasonable period of time, be made reasonably suitable for the continued operation of Tenant’s business, or (iii) because of the Laws or Restrictions then in force, the Leased Premises may not be used for the same use being made before such taking, whether or not restored as required by Paragraph 11.3 below.  Any such option to terminate by Landlord must be exercised within a reasonable period of time, to be effective as of the date possession is taken by the condemnor.

11.3Restoration.  If any part of the Leased Premises or Building 4 is taken and this Lease is not terminated, then Landlord shall, to the extent not prohibited by Laws or Restrictions then in force, repair any damage occasioned thereby to the remainder thereof to a condition reasonably suitable for Tenant’s continued operations and otherwise, to the extent practicable, in the manner and to the extent provided in Paragraph 10.1.

11.4Temporary Taking.  If a material portion of the Leased Premises is temporarily taken for a period of one year or less and such period does not extend beyond the Lease Expiration Date, this Lease shall remain in effect.  If any material portion of the Leased Premises is temporarily taken for a period which exceeds one year or which extends beyond the Lease Expiration Date, then the rights of Landlord and Tenant shall be determined in accordance with Paragraphs 11.1 and 11.2 above.

Building 4

11.5Division Of Condemnation Award.  Any award made for any taking of the Property, Building 4, or the Leased Premises, or any portion thereof, shall belong to and be paid to Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any such award; provided, however, that Tenant shall be entitled to receive any portion of the award that is made specifically (i) for the taking of personal property, inventory or trade fixtures belonging to Tenant, (ii) for the interruption of Tenant’s business or its moving costs, or (iii) for the value of any leasehold improvements installed and paid for by Tenant.  The rights of Landlord and Tenant regarding any condemnation shall be determined as provided in this Article, and each party hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure, and the provisions of any similar law hereinafter enacted, allowing either party to petition the Supreme Court to terminate this Lease and/or otherwise allocate condemnation awards between Landlord and Tenant in the event of a taking of the Leased Premises.

11.6Abatement Of Rent.  In the event of a taking of the Leased Premises which does not result in a termination of this Lease (other than a temporary taking), then, as of the date possession is taken by the condemning authority, the Base Monthly Rent shall be reduced in the same proportion that the area of that part of the Leased Premises so taken (less any addition to the area of the Leased Premises by reason of any reconstruction) bears to the area of the Leased Premises immediately prior to such taking.

11.7Taking Defined.  The term “taking” or “taken” as used in this Article 11 shall mean any transfer or conveyance of all or any portion of the Property to a public or quasi-public agency or other entity having the power of eminent domain pursuant to or as a result of the exercise of such power by such an agency, including any inverse condemnation and/or any sale or transfer by Landlord of all or any portion of the Property to such an agency under threat of condemnation or the exercise of such power.

Article 12
DEFAULT AND REMEDIES

12.1Events Of Tenant’s Default.  Tenant shall be in default of its obligations under this Lease and an Event of Default shall have occurred if any of the following events occur:

(a)Tenant shall have failed to pay Base Monthly Rent or any Additional Rent when due; provided that Tenant shall be entitled to receive written notice of late payment two (2) times during each twelve (12) month period of the Lease Term, and with respect to those two (2) late payments, Tenant shall not be in default under this Paragraph 12.1(a) unless Tenant has failed to make the required payment within three (3) business days after such notice from Landlord.  After the notice has been given, Landlord shall not be required to provide any further notices (except statutory notices) to Tenant during the balance of that year; or

(b)Tenant shall have done or permitted to be done any act, use or thing in its use, occupancy or possession of the Leased Premises or Building 4 or the Common Areas which is prohibited by the terms of this Lease, or Tenant shall have failed to perform any term, covenant or condition of this Lease (except those requiring the payment of Base Monthly Rent or Additional Rent, which failures shall be governed by subparagraph (a) above) within the shorter of (i) any specific time period expressly provided under this Lease for the performance of such term, covenant or condition, or (ii) thirty (30) days after written notice from Landlord to Tenant specifying the nature of such failure and requesting Tenant to perform same (or, if such default cannot reasonably be cured within such thirty (30) day period, such longer period as is reasonably necessary to cure such default, so long as Tenant commences such cure within such thirty (30) day period and thereafter diligently completes such cure); or

Building 4

(c)(i) Tenant shall have sublet the Leased Premises or assigned or encumbered its interest in this Lease in violation of the provisions contained in Article 7, or (ii) any guarantor shall have assigned or delegated its rights or obligations under the applicable guaranty without first obtaining Landlord’s written consent if and as required by the terms of the applicable guaranty, in either case (i) or (ii), whether voluntarily or by operation of law; or

(d)Tenant shall have abandoned the Leased Premises (as opposed to having vacated in accordance with Paragraph 4.1 above); or

(e)Tenant or any guarantor of this Lease shall have permitted or suffered the sequestration or attachment of, or execution on, or the appointment of a custodian or receiver with respect to, all or any substantial part of the property or assets of Tenant (or such guarantor) or any property or asset essential to the conduct of Tenant’s (or such guarantor’s) business, and Tenant (or such guarantor) shall have failed to obtain a return or release of the same within thirty days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier; or

(f)Tenant or any guarantor of this Lease shall have made a general assignment of all or a substantial part of its assets for the benefit of its creditors; or

(g)Tenant or any guarantor of this Lease shall have allowed (or sought) to have entered against it a decree or order which:  (i) grants or constitutes an order for relief, appointment of a trustee, or condemnation or a reorganization plan under the bankruptcy laws of the United States; (ii) approves as properly filed a petition seeking liquidation or reorganization under said bankruptcy laws or any other debtor’s relief law or similar statute of the United States or any state thereof; or (iii) otherwise directs the winding up or liquidation of Tenant; provided, however, if any decree or order was entered without Tenant’s consent or over Tenant’s objection, Landlord may not terminate this Lease pursuant to this Subparagraph if such decree or order is rescinded or reversed within thirty days after its original entry; or

(h)Tenant or any guarantor of this Lease shall have availed itself of the protection of any debtor’s relief law, moratorium law or other similar law which does not require the prior entry of a decree or order; or

(i)Tenant shall have conducted any activities which constitute a breach of any of sections 3, 6(a), 6(b), 7, 9, 11(b), 11(c), 11(d), 12, 16, or 19 of the Ground Lease, and has failed to cure the same within the applicable notice and cure period, if any, expressly provided for in the Ground Lease, and Landlord shall provide Tenant with prompt written notice of any default notice received from Ground Lessor relating to such sections; or

(j)Tenant (or its affiliate) shall be in default of its obligations under any lease between Landlord (or its affiliate) and Tenant (or its affiliate).  Landlord shall have the right, acting alone, to elect from time to time to limit this Paragraph 12.1(j) to fewer than all of such other leases and/or to reverse such limitation, or to delete and/or reinstate, as applicable, this Paragraph 12.1(j), by notice to Tenant delivered in accordance with this Lease.  If at any time Landlord makes such election, then Tenant agrees: (1) at Landlord’s request, to execute an amendment to this Lease the effect of which is to so limit this Paragraph 12.1(j) or if applicable, to reverse such limitation, or to delete or reinstate, as applicable, this Paragraph 12.1(j), and (2) that in the event of a limitation or deletion, such amendment shall retain for Landlord the right to reverse the limitation or to reinstate this Paragraph 12.1(j), as applicable.

Building 4

12.2Landlord’s Remedies.  In the event of any default by Tenant, and without limiting Landlord’s right to indemnification as provided in Article 8.2, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Lease, to which Landlord may resort cumulatively, or in the alternative:

(a)Landlord may, at Landlord’s election, keep this Lease in effect and enforce, by an action at law or in equity, all of its rights and remedies under this Lease including, without limitation, (i) the right to recover the rent and other sums as they become due by appropriate legal action, (ii) the right to make payments required by Tenant, or perform Tenant’s obligations and be reimbursed by Tenant for the cost thereof with interest at the Default Interest Rate from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant, and (iii) the remedies of injunctive relief and specific performance to prevent Tenant from violating the terms of this Lease and/or to compel Tenant to perform its obligations under this Lease, as the case may be.

(b)Landlord may, at Landlord’s election, terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice, in which event Tenant shall immediately surrender the Leased Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Leased Premises and expel or remove Tenant and any other person who may be occupying the Leased Premises or any part thereof, without being liable for prosecution or any claim for damages therefor.  Any termination under this subparagraph shall not relieve Tenant from its obligation to pay to Landlord all Base Monthly Rent and Additional Rent then or thereafter due, or any other sums due or thereafter accruing to Landlord, or from any claim against Tenant for damages previously accrued or then or thereafter accruing.  In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate this Lease constitute a termination of this Lease:

(i)Appointment of a receiver or keeper in order to protect Landlord’s interest hereunder;

(ii)Consent to any subletting of the Leased Premises or assignment of this Lease by Tenant, whether pursuant to the provisions hereof or otherwise; or

(iii)Any action taken by Landlord or its partners, principals, members, officers, agents, employees, or servants, which is intended to mitigate the adverse effects of any breach of this Lease by Tenant, including, without limitation, any action taken to maintain and preserve the Leased Premises on any action taken to relet the Leased Premises or any portion thereof for the account at Tenant and in the name of Tenant.

(c)In the event Tenant breaches this Lease and abandons the Leased Premises, Landlord may terminate this Lease, but this Lease shall not terminate unless Landlord gives Tenant written notice of termination.  If Landlord does not terminate this Lease by giving written notice of termination, Landlord may enforce all its rights and remedies under this Lease, including the right and remedies provided by California Civil Code Section 1951.4 (“lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations”), as in effect on the Effective Date of this Lease.

Building 4

(d)In the event Landlord terminates this Lease, Landlord shall be entitled, at Landlord’s election, to the rights and remedies provided in California Civil Code Section 1951.2, as in effect on the Effective Date of this Lease.  For purposes of computing damages pursuant to Section 1951.2, an interest rate equal to the Default Interest Rate shall be used where permitted.  Such damages shall include, without limitation:

(i)The worth at the time of the award of the unpaid rent which had been earned at the time of termination; plus

(ii)The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii)The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco, at the time of award plus one percent; plus

(iv)Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including without limitation, the following:  (i) expenses for cleaning, repairing or restoring the Leased Premises, (ii) expenses for altering, remodeling or otherwise improving the Leased Premises for the purpose of reletting, including removal of existing leasehold improvements and/or installation of additional leasehold improvements (regardless of how the same is funded, including reduction of rent, a direct payment or allowance to a new tenant, or otherwise), (iii) broker’s fees allocable to the remainder of the term of this Lease, advertising costs and other expenses of reletting the Leased Premises; (iv) costs of carrying and maintaining the Leased Premises, such as taxes, insurance premiums, utility charges and security precautions (although the foregoing shall not in any way modify Paragraph 5.3 above), (v) expenses incurred in removing, disposing of and/or storing any of Tenant’s personal property, inventory or trade fixtures remaining therein; (vi) reasonable attorney’s fees, expert witness fees, court costs and other reasonable expenses incurred by Landlord (but not limited to taxable costs) in retaking possession of the Leased Premises, establishing damages hereunder, and releasing the Leased Premises; and (vii) any other expenses, costs or damages otherwise incurred or suffered as a result of Tenant’s default.

(e)Pursuant to California Code of Civil Procedure Section 1161.1, Landlord may accept a partial payment of Rent after serving a notice pursuant to California Code of Civil Procedure Section 1161, and may without further notice to the Tenant, commence and pursue an action to recover the difference between the amount demanded in that notice and the payment actually received.  This acceptance of such a partial payment of Rent does not constitute a waiver of any rights, including any right the Landlord may have to recover possession of the Leased Premises.  Further, Tenant agrees that any notice given by Landlord pursuant to Paragraph 12.1 of the Lease shall satisfy the requirements for notice under California Code of Civil Procedure Section 1161, and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding.

Building 4

12.3Landlord’s Default And Tenant’s Remedies.  In the event Landlord fails to perform its obligations under this Lease, Landlord shall nevertheless not be in default under the terms of this Lease until such time as Tenant shall have first given Landlord written notice specifying the nature of such failure to perform its obligations, and then only after Landlord shall have had thirty (30) days following its receipt of such notice (or, in the case of emergencies, two (2) days following its receipt of such notice) within which to perform such obligations; provided that, if longer than thirty (30) days (or, in the case of emergencies, two (2) days following its receipt of such notice) is reasonably required in order to perform such obligations, Landlord shall have such longer period, but in no event later than ninety (90) days following Landlord’s receipt of such notice.  In the event of Landlord’s default as above set forth, then, and only then, Tenant may then proceed in equity or at law to compel Landlord to perform its obligations and/or to recover damages proximately caused by such failure to perform (except as and to the extent Tenant has waived its right to damages as provided in this Lease).  For purposes of this Paragraph 12.3, an “Emergency” shall mean an event threatening immediate and material danger to people located in the Leased Premises or to the Leased Premises or creating an immediate and material interference with or interruption of Tenant’s business operations.

12.4Limitation Of Tenant’s Recourse.  Tenant’s sole recourse against Landlord shall be to Landlord’s interest in Building 4, the Common Areas, and the Property and the rental revenues, sales proceeds, insurance proceeds and condemnation awards therefrom; provided, however, that in no event shall Tenant have recourse to any sums distributed to Landlord’s members or manager(s) in the ordinary course of business (including but not limited to sale or refinancing proceeds distributed upon a sale or refinancing, as applicable).  If Landlord is a corporation, trust, partnership, joint venture, limited liability company, unincorporated association, or other form of business entity, Tenant agrees that (i) the obligations of Landlord under this Lease shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, managers, owners, stockholders, or other principals of such business entity, and (ii) Tenant shall have recourse only to the interest of such corporation, trust, partnership, joint venture, limited liability company, unincorporated association, or other form of business entity in Building 4, the Common Areas, or the Property (and the rental revenues, sales proceeds, insurance proceeds and condemnation awards therefrom; provided, however, that in no event shall Tenant have recourse to any sums distributed to Landlord’s members or manager(s) in the ordinary course of business, including but not limited to sale or refinancing proceeds distributed upon a sale or refinancing, as applicable), for the satisfaction of such obligations and not against the assets of such officers, directors, trustees, partners, joint venturers, members, managers, owners, stockholders or principals.  Additionally, if Landlord is a partnership or limited liability company, then Tenant covenants and agrees:

(a)No partner, manager, or member of Landlord shall be sued or named as a party in any suit or action brought by Tenant with respect to any alleged breach of this Lease (except to the extent necessary to secure jurisdiction over the partnership or limited liability company and then only for that sole purpose);

(b)No service of process shall be made against any partner, manager, or member of Landlord except for the sole purpose of securing jurisdiction over the partnership; and

(c)No writ of execution will ever be levied against the assets of any partner, manager, or member of Landlord other than to the extent of his or her interest in the assets of the partnership or limited liability company constituting Landlord.

Tenant further agrees that each of the foregoing covenants and agreements shall be enforceable by Landlord and by any partner or manager or member of Landlord and shall be applicable to any actual or alleged misrepresentation or nondisclosure made regarding this Lease or the Leased Premises or any actual or alleged failure, default or breach of any covenant or agreement either expressly or implicitly contained in this Lease or imposed by statute or at common law.

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12.5Tenant’s Waiver.  Landlord and Tenant agree that the provisions of Paragraph 12.3 above are intended to supersede and replace the provisions of California Civil Code Sections 1932(1), 1941 and 1942, and accordingly, Tenant hereby waives the provisions of California Civil Code Sections 1932(1), 1941 and 1942 and/or any similar or successor law regarding Tenant’s right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the rent due under this Lease.

12.6Limitation of Landlord’s Recourse.  If Tenant is a corporation, trust, partnership, joint venture, limited liability company, unincorporated association, or other form of business entity, Landlord agrees that (i) the obligations of Tenant under this Lease shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, managers, owners, stockholders, or other principals of such business entity, and (ii) Landlord shall not have recourse against the assets of such officers, directors, trustees, partners, joint venturers, members, managers, owners, stockholders or principals.  Additionally, if Tenant is a partnership or limited liability company, then Landlord covenants and agrees:

(a)No partner, manager, or member of Tenant shall be sued or named as a party in any suit or action brought by Landlord with respect to any alleged breach of this Lease (except to the extent necessary to secure jurisdiction over the partnership or limited liability company and then only for that sole purpose);

(b)No service of process shall be made against any partner, manager, or member of Tenant except for the sole purpose of securing jurisdiction over the partnership or limited liability company; and

(c)No writ of execution will ever be levied against the assets of any partner, manager, or member of Tenant other than to the extent of his or her interest in the assets of the partnership or limited liability company constituting Tenant.

Landlord further agrees that each of the foregoing covenants and agreements shall be enforceable by Tenant and by any partner or manager or member of Tenant and shall be applicable to any actual or alleged misrepresentation or nondisclosure made regarding this Lease or the Leased Premises or any actual or alleged failure, default or breach of any covenant or agreement either expressly or implicitly contained in this Lease or imposed by statute or at common law.

Article 13
GENERAL PROVISIONS

13.1Taxes On Tenant’s Property.  Tenant shall pay before delinquency any and all taxes, assessments, license fees, use fees, permit fees and public charges of whatever nature or description levied, assessed or imposed against Tenant or Landlord by a governmental agency arising out of, caused by reason of or based upon Tenant’s estate in this Lease, Tenant’s ownership of property, improvements made by Tenant to the Leased Premises or the Common Areas, improvements made by Landlord for Tenant’s use within the Leased Premises or the Common Areas, Tenant’s use (or estimated use) of public facilities or services or Tenant’s consumption (or estimated consumption) of public utilities, energy, water or other resources (collectively, “Tenant’s Interest”).  Upon demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments.  If any such taxes, assessments, fees or public charges are levied against Landlord, Landlord’s property, Building 4 or the Property, or if the assessed value of Building 4 or the Property is increased by the inclusion therein of a value placed upon Tenant’s Interest, regardless of the validity thereof, Landlord shall have the right to require Tenant to pay such taxes, and if not paid and satisfactory evidence of payment delivered to Landlord at least ten days prior to delinquency, then Landlord shall have the right to pay such taxes on Tenant’s behalf and to invoice

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Tenant for the same, in either case whether before or after the expiration or earlier termination of the Lease Term.  Tenant shall, within the earlier to occur of (a) thirty (30) days of the date it receives an invoice from Landlord setting forth the amount of such taxes, assessments, fees, or public charge so levied, or (b) the due date of such invoice, pay to Landlord, as Additional Rent, the amount set forth in such invoice.  Failure by Tenant to pay the amount so invoiced within such time period shall be conclusively deemed a default by Tenant under this Lease, subject to the terms of Paragraph 12.1(a) above.  Tenant shall have the right to bring suit in any court of competent jurisdiction to recover from the taxing authority the amount of any such taxes, assessments, fees or public charges so paid.

13.2Holding Over.  This Lease shall terminate without further notice on the Lease Expiration Date (as set forth in Article 1).  Notwithstanding the foregoing, upon sixty (60) days advance notice from Tenant to Landlord, Tenant shall have the right to hold over in the Leased Premises for sixty (60) days, upon all of the terms and conditions of the Lease, including the obligation to pay Base Monthly Rent and Additional Rent.  Any holding over by Tenant after expiration of the Lease Term shall neither constitute a renewal nor extension of this Lease nor give Tenant any rights in or to the Leased Premises except as expressly provided in this Paragraph.  Any such holding over to which Landlord has consented shall be construed to be a tenancy from month to month, on the same terms and conditions herein specified insofar as applicable, except that (following the initial sixty (60) day holdover period described above, if applicable) the Base Monthly Rent shall be increased to an amount equal to one hundred twenty-five percent (125%) of the Base Monthly Rent payable during the last full month immediately preceding such holding over.  Without limiting the foregoing, in the event of a holding over to which Landlord has consented, any rights of Landlord or obligations of Tenant set forth in this Lease and purporting to apply during the term of this Lease, shall nonetheless also be deemed to apply during any such hold over period. Tenant acknowledges that if Tenant holds over without Landlord’s consent, such holding over may compromise or otherwise affect Landlord’s ability to enter into new leases with prospective tenants regarding the Leased Premises. Therefore, if Tenant fails to surrender the Leased Premises upon the expiration or termination of this Lease (and following the initial sixty (60) day holdover period described above, if applicable), in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from and against all claims resulting from such failure, including, without limiting the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any losses suffered by Landlord, including lost profits, resulting from such failure to surrender.  Tenant shall have the right to request that Landlord provide to Tenant a written notice setting forth Landlord’s estimate of the maximum amount of actual, special and consequential damages (including loss of profits, loss of business opportunity, loss of goodwill and loss of use) (“Holding Over Damages”) that Landlord will incur as the result of Tenant’s failure to surrender the Leased Premises following the expiration of the Lease Term.  Within ten (10) business days after receipt of such request, Landlord shall provide Tenant a written notice setting forth Landlord’s estimate of Holding Over Damages.  Tenant acknowledges and agrees that such notice is nothing more than an estimate of Holding Over Damages delivered to Tenant on an accommodation basis only, and in no event shall such estimate be considered a limit on, liquidation of, or other measure of the actual Holding Over Damages which Landlord may incur as a result of any holding over by Tenant.  The provisions of this Paragraph 13.2 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law.

13.3Subordination To Mortgages.  This Lease is subject to and subordinate to all ground leases, mortgages and deeds of trust which affect Building 4 or the Property and which are of public record as of the Effective Date of this Lease, and to all renewals, modifications, consolidations, replacements and extensions thereof.  Notwithstanding the foregoing, if requested by Landlord, Tenant agrees, within ten (10) business days after Landlord’s written request therefor, to execute, acknowledge and deliver to Landlord any and all documents or instruments requested by Landlord or by the existing lessor or lender to assure the subordination of this Lease to such ground lease, mortgage or deed of trust,

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including but not limited to a subordination agreement in the form attached to this Lease as Exhibit E or such other form as any such lessor or lender may require.  However, if the lessor under any such ground lease or any lender holding any such mortgage or deed of trust shall advise Landlord that it desires or requires this Lease to be made prior and superior thereto, then, upon written request of Landlord to Tenant, Tenant shall promptly execute, acknowledge and deliver any and all customary or reasonable documents or instruments which Landlord and such lessor or lender deems necessary or desirable to make this Lease prior thereto.  Tenant hereby consents to Landlord’s ground leasing the land underlying Building 4 or the Property and/or encumbering Building 4 or the Property as security for future loans on such terms as Landlord shall desire, all of which future ground leases, mortgages or deeds of trust shall be subject to and subordinate to this Lease.  However, if any lessor under any such future ground lease or any lender holding such future mortgage or deed of trust shall desire or require that this Lease be made subject to and subordinate to such future ground lease, mortgage or deed of trust, then Tenant agrees, within ten (10) business days after Landlord’s written request therefor, to execute, acknowledge and deliver to Landlord any and all documents or instruments requested by Landlord or by such lessor or lender to assure the subordination of this Lease to such future ground lease, mortgage or deed of trust, but only if such lessor or lender agrees in such subordination agreement, in the form attached to this lease as Exhibit E or on another recordable form reasonably acceptable to Tenant, not to disturb Tenant’s quiet possession of the Leased Premises so long as Tenant is not in default under this Lease (a “Nondisturbance Agreement”).  If the proposed form of Nondisturbance Agreement is on a different form than the form attached as Exhibit E, then Tenant shall not object to any concept included in such other form which is substantially the same as a provision set forth in Exhibit E.  Landlord shall obtain a Nondisturbance Agreement from its current lender within a reasonable period of time (not to exceed thirty (30) days) after the execution hereof, which Nondisturbance Agreement shall be combined with an agreement to effect the subordination provisions hereof, and which shall be on the form attached hereto as Exhibit E.  Tenant’s failure to execute and deliver such documents or instruments within ten (10) business days after Landlord’s request therefor shall be a material default by Tenant under this Lease, and no further notice shall be required under Paragraph 12.1(c) or any other provision of this Lease, and Landlord shall have all of the rights and remedies available to Landlord as Landlord would otherwise have in the case of any other material default by Tenant, it being agreed and understood by Tenant that Tenant’s failure to so deliver such documents or instruments in a timely manner could result in Landlord being unable to perform committed obligations to other third parties which were made by Landlord in reliance upon this covenant of Tenant.

13.4Tenant’s Attornment Upon Foreclosure.  Tenant shall, upon request, attorn (i) to any purchaser of Building 4 or the Property at any foreclosure sale or private sale conducted pursuant to any security instruments encumbering Building 4 or the Property, (ii) to any grantee or transferee designated in any deed given in lieu of foreclosure of any security interest encumbering Building 4 or the Property, or (iii) to the lessor under an underlying ground lease of the land underlying Building 4 or the Property, should such ground lease be terminated; provided that such purchaser, grantee or lessor recognizes Tenant’s rights under this Lease.

13.5Mortgagee Protection.  In the event of any default on the part of Landlord, Tenant will give notice by registered mail to any Lender or lessor under any underlying ground lease who shall have requested, in writing, to Tenant that it be provided with such notice, and Tenant shall offer such Lender or lessor the same notice and cure periods as are provided to Landlord.   Landlord will provide Tenant with a copy of any notice of default Landlord receives from any lender of Landlord, ground lessor, or governmental agency.

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13.6Estoppel Certificate.  Tenant will, following any request by Landlord, promptly execute and deliver to Landlord an estoppel certificate substantially in form attached as Exhibit G, and certifying such other information about this Lease as may be reasonably requested by Landlord, its Lender or prospective lenders, investors or purchasers of Building 4 or the Property.  Tenant’s failure to execute and deliver such estoppel certificate within ten (10) business days after Landlord’s request therefor shall be a material default by Tenant under this Lease, and no further notice shall be required under Paragraph 12.1(c) or any other provision of this Lease, and Landlord shall have all of the rights and remedies available to Landlord as Landlord would otherwise have in the case of any other material default by Tenant, it being agreed and understood by Tenant that Tenant’s failure to so deliver such estoppel certificate in a timely manner could result in Landlord being unable to perform committed obligations to other third parties which were made by Landlord in reliance upon this covenant of Tenant.  Landlord and Tenant intend that any statement delivered pursuant to this paragraph may be relied upon by any Lender or purchaser or prospective Lender or purchaser of Building 4, the Property, or any interest in them.

13.7Tenant’s Financial Information.  Tenant shall, within ten business days after Landlord’s request therefor, deliver to Landlord a copy of Tenant’s (and any guarantor’s) current audited financial statements (including a balance sheet, income statement and statement of cash flow, all prepared in accordance with GAAP), a list of all of Tenant’s creditors with current contact information, and any such other information reasonably requested by Landlord regarding Tenant’s financial condition; provided, however, that as long as the common stock of Tenant (or if applicable, its assigns permitted pursuant to this Lease or otherwise approved by Landlord in writing) is publicly-traded on a United States national stock exchange, and such information is available as part of Tenant’s or such Permitted Transferee’s 10-K or 10-Q report filings on the SEC’s Edgar website, and such materials are current per SEC filing requirements, then such requirement shall be fulfilled by such filings.  Landlord shall be entitled to disclose such financial statements or other information to its Lender, to any present or prospective principal of or investor in Landlord, or to any prospective Lender or purchaser of Building 4, the Property, or any portion thereof or interest therein.  Any such financial statement or other information which is marked “confidential” or “company secrets” (or is otherwise similarly marked by Tenant) shall be confidential and shall not be disclosed by Landlord to any third party except as specifically provided in this paragraph, unless the same becomes a part of the public domain without the fault of Landlord.

13.8Transfer By Landlord.  Landlord and its successors in interest shall have the right to transfer their interest in Building 4, the Property, or any portion thereof at any time and to any person or entity.  In the event of any such transfer, the Landlord originally named herein (and in the case of any subsequent transfer, the transferor), from the date of such transfer, shall be relieved upon the written assumption thereof by the transferee, of all liability for (i) the performance of the obligations of the Landlord hereunder which may accrue after the date of such transfer, and (ii) repayment of any unapplied portion of the Security Deposit (upon transferring or crediting the same to the transferee).  Tenant shall attorn to any such transferee.  After the date of any such transfer, the term “Landlord” as used herein shall mean the transferee of such interest in Building 4 or the Property.

13.9Force Majeure.  Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorist acts, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, delay in obtaining approvals, building permits and certificates of occupancy within normal time frames, and other causes beyond the reasonable control of the party obligated to perform, including but not limited to Covid-19-Related Delays, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay

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in such party’s performance caused by a Force Majeure.  As used herein, the term “Covid-19-Related Delays” means any and all delays in Tenant’s ability to complete the Tenant Improvements (notwithstanding the exercise of commercially reasonable efforts to do so) caused by the worldwide Coronavirus SARS-CoV-2 (also known as COVID-19) pandemic, including but not limited to restrictions on local and global markets in areas that will affect Tenant’s ability to complete the Tenant Improvements, the availability of labor, availability of travel, supply chains and availability of materials and the ability to receive permits or have inspections performed by relevant governmental agencies as a result of the closure of governmental offices or unusual delays in receiving such permits as a result of staff shortages and/or backlogs in permit applications as a result of such pandemic.

13.10Notices.  Any notice required or permitted to be given under this Lease other than statutory notices shall be in writing and (i) personally delivered, (ii) sent by United States mail, registered or certified mail, postage prepaid, return receipt requested, or (iii) sent by Federal Express or similar nationally recognized overnight courier service, and in all cases addressed as follows, and such notice shall be deemed to have been given upon the date of actual receipt or delivery (or refusal to accept delivery) at the address specified below (or such other addresses as may be specified by notice in the foregoing manner) as indicated on the return receipt or air bill:

If to Landlord:1050 Page Mill Road Property, LLC

c/o Sand Hill Property Company

965 Page Mill Road

Palo Alto, California 94304

Attention:  Jason Chow

with a copy to:Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

44 Montgomery Street, 36th Floor

San Francisco, California  94104

Attention: Paul Churchill

If to Tenant:Kodiak Sciences Inc.

1050 Page Mill Road

Palo Alto, California 94304

Attention:  John Borgeson, Chief Financial Officer

with a copy to:Sheppard Mullin Richter & Hampton LLP

Four Embarcadero Center, Suite 1700

San Francisco, California 94111

Attention:  Doug Van Gessel

Any notice given in accordance with the foregoing shall be deemed received upon actual receipt or refusal to accept delivery. Any notice required by statute and not waived in this Lease shall be given and deemed received in accordance with the applicable statute or as otherwise provided by law.

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13.11Attorneys’ Fees and Costs.  In the event any party shall bring any action, arbitration, or other proceeding alleging a breach of any provision of this Lease, or a right to recover rent, to terminate this Lease, or to enforce, protect, interpret, determine, or establish any provision of this Lease or the rights or duties hereunder of either party, the prevailing party shall be entitled to recover from the non-prevailing party as a part of such action or proceeding, or in a separate action for that purpose brought within one year from the determination of such proceeding, reasonable attorneys’ fees, expert witness fees, court costs and reasonable disbursements, made or incurred by the prevailing party.

13.12Definitions.  Any term that is given a special meaning by any provision in this Lease shall, unless otherwise specifically stated, have such meaning wherever used in this Lease or in any Addenda or amendment hereto.  In addition to the terms defined in Article 1, the following terms shall have the following meanings:

(a)Real Property Taxes.  The term “Real Property Tax” or “Real Property Taxes” shall each mean Tenant’s Building Share (with respect to clause (i)) and Tenant’s Property Share (with respect to clauses (ii) and (iii) below) (each as hereinafter adjusted) of the following (to the extent applicable to any portion of the Lease Term, regardless of when the same are imposed, assessed, levied, or otherwise charged): (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership or new construction), now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed for whatever reason against Landlord’s interest in Building 4 or this Lease, or the fixtures, equipment and other property of Landlord that is an integral part of Building 4 and located thereon, or Landlord’s business of owning, leasing or managing Building 4 or the gross receipts, income or rentals from Building 4, or based on the amount of public services or public utilities used or consumed (e.g. water, gas, electricity, sewage or waste water disposal) at Building 4, or based on the number of persons employed by tenants of Building 4, the size (whether measured in area, volume, number of tenants or whatever) or the value of Building 4, or the type of use or uses conducted within Building 4, (ii) except as otherwise provided herein, all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership or new construction), now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed for whatever reason against the Property and/or the Common Areas (but without duplication of amounts payable on account of clause (i) above) other than Development Costs (as defined in Paragraph 13.12(c) below), and (iii) all charges, levies or fees imposed by any governmental authority against Landlord by reason of or based upon the use of or number of parking spaces within the Common Areas, the amount of public services or public utilities used or consumed (e.g. water, gas, electricity, sewage or waste water disposal) in the Common Areas (but without duplication of amounts payable on account of clause (i) above), and all costs and fees (including attorneys’ fees) reasonably incurred in good faith by Landlord in contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax.  If, at any time during the Lease Term, the taxation or assessment of the Property prevailing as of the Effective Date of this Lease shall be altered so that in lieu of or in addition to any the Real Property Tax described above there shall be levied, awarded or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate, substitute, or additional use or charge (A) on the value, size, use or occupancy of the Property or Landlord’s interest therein or (B) on or measured by the gross receipts, income or rentals from the Property, or on Landlord’s business of owning, leasing or managing the Property or (C) computed in any manner with respect to the operation of the Property, then any such tax or charge,

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however designated, shall be included within the meaning of the terms “Real Property Tax” or “Real Property Taxes” for purposes of this Lease.  Notwithstanding the foregoing, the terms “Real Property Tax” or “Real Property Taxes” shall not include: (1) estate, inheritance, transfer, gift or franchise taxes of Landlord or the federal or state income tax imposed on Landlord’s income from all sources, or any excess profits taxes, sales taxes, franchise taxes, gift taxes, capital stock or capital gains taxes, inheritance and succession taxes, estate taxes, or documentary transfer taxes, f (2) penalties incurred as a result of Landlord’s failure to pay taxes or to file any tax or informational returns and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Property), (3) any penalties due to Landlord’s late or non-payment of any Real Property Taxes, except to the extent such late or non-payment by Landlord is directly attributable to Tenant’s failure to pay Tenant’s Share of Real Property Taxes as provided herein, (4) any items that are otherwise a Property Operating Expense so as not to double-count them, (5) any taxes which are otherwise paid by Tenant directly to the taxing authority pursuant to the terms of this Lease, (6) real estate taxes attributable to improvements made to or within other buildings in the Property which consist of tenant improvements or buildings built for other tenants (as opposed to improvements built for the common benefit of all tenants of the Property), (7) fees for transit, housing, schools, open space, child care, arts programs, traffic mitigation measures, environmental impact reports and/or traffic studies, to the extent the foregoing are payable in connection with Landlord’s obtaining of the current or future entitlements for the Property, (8) any special taxes or assessments related to any community facilities district or other assessment district relating to future improvements constructed at the Property or in connection with off-site improvements required to be constructed or paid for as the result of construction at the Property, (9) any taxes assessed on the value of improvements in the premises of any other tenant, resident, occupant or user of the Property, (10) any improvement bond or other bond, in each case to the extent arising solely from the redevelopment of the Property by Landlord or its affiliates, (11) any lump sum or prepayment of any item of Real Property Tax that is payable in installments, to the extent that such lump sum or prepayment results in an increase in Tenant’s liability for such item of Real Property Taxes in any calendar year over and above what it would have been had such item of Real Property Taxes been paid in installments (for clarity, Landlord will be permitted to include in Real Property Taxes the amount of such item as if it had been paid in installments, including interest at the rate implicit in any permitted installment payment program), or (12) any item of Real Property Tax that is the sole responsibility of another tenant of the Property to pay under its lease).

(b)Landlord’s Insurance Costs.  The term “Landlord’s Insurance Costs” shall mean Tenant’s Property Share of the following (to the extent applicable to any portion of the Lease Term, regardless of when the same are incurred): the costs to Landlord to carry and maintain the policies of fire and property damage insurance for Building 4 and the Property and general liability and any other insurance required or permitted to be carried by Landlord pursuant to Article 9, together with any deductible amounts paid by Landlord upon the occurrence of any insured casualty or loss.  Notwithstanding anything to the contrary contained in this Lease, “Landlord’s Insurance Costs” shall not include Real Property Taxes (as defined above), Property Maintenance Costs (as defined below), or pollution legal liability insurance (unless obtained due to a default by Tenant under Paragraph 4.11 above).  In addition, if Tenant’s Share of any earthquake insurance deductible in any calendar year will exceed an amount equal to Two Dollars and 00/100 ($2.00) per square foot of rentable area of the Leased Premises (the “Annual Earthquake Insurance Deductible Payment Limit”), then only an amount equal to the Annual Earthquake Insurance Deductible Payment Limit may be included in Tenant’s Share of Landlord’s Insurance Costs for any calendar year, but Tenant’s Share of any portions of such earthquake insurance deductible in excess of the Annual Earthquake Insurance Deductible Payment Limit shall be carried forward, subject to the same Annual Earthquake Insurance Deductible Payment Limit, for inclusion in Landlord’s Insurance Costs in future calendar years throughout the remainder of the Lease Term.  In the event any Landlord’s Insurance Cost relates solely to Building 4 and not to any other portion of the Property, then Tenant shall pay Tenant’s Building Share thereof.  In the event the rentable

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square footage of the Leased Premises or Building 4 is changed, Tenant’s Building Share and Tenant’s Property Share (as applicable) shall be recalculated so that the aggregate Building Share of all tenants in Building 4 and Property Share of all tenants in the Property shall equal 100%.

(c)Property Maintenance Costs.  The term “Property Maintenance Costs” shall mean professional management fees equal to two percent (2%) of Base Monthly Rent (which may be paid to Landlord or its affiliate), plus Tenant’s Building Share of all other costs and expenses (except Landlord’s Insurance Costs and Real Property Taxes) paid or incurred by Landlord in protecting, operating, maintaining, repairing and preserving Building 4 and all parts thereof, including without limitation, (i) with respect to any such costs related solely to Building 4, the amortizing portion of any costs incurred by Landlord in the making of any modifications, alterations or improvements required by any governmental authority as provided in Paragraph 6.3(c), which are so amortized during the Lease Term in accordance with Paragraph 6.3(c), and (ii) such other costs as may be paid or incurred with respect to operating, maintaining (including preventive maintenance, repairs and replacements), and preserving Building 4, including but not limited to the electrical, plumbing, and HVAC systems serving Building 4; plus

(ii)without limitation or duplication of the foregoing, Tenant’s Property Share of all costs and expenses (except Landlord’s Insurance Costs and Real Property Taxes) paid or incurred by Landlord in protecting, operating, maintaining, repairing and preserving the Property (as opposed to just Building 4) and all parts thereof (excluding Building 4 and the Other Buildings); plus

(iii)without limitation or duplication of the foregoing, Tenant’s Property Share of all costs and expenses paid or incurred by Landlord in connection with the Ground Lessor’s transportation demand management program as in effect from time to time.

(d)Property Operating Expenses.  The term “Property Operating Expenses” shall mean and include all Real Property Taxes, plus all Landlord’s Insurance Costs, plus all Property Maintenance Costs.  Notwithstanding the provisions of Paragraph 13.12(c), the following are specifically excluded from the definition of Property Operating Expenses and Tenant shall have no obligation to pay directly or reimburse Landlord for all or any portion of the following except to the extent any of the following are caused by the actions or inactions of Tenant, or result from the failure of Tenant to comply with the terms of this Lease:

(i)Landlord’s non-cash charges, such as depreciation (except for the amortization of capital or other items to the extent provided for in this Lease),

(ii)any payments of points, interest or principal relating to any debt secured by the Leased Premises,

(iii)costs associated with the operation of the business of the ownership or entity which constitutes “Landlord” (as distinguished from the costs of Leased Premises operations), including, but not limited to, partnership accounting and legal matters, accounting, payroll, legal and computer services, costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Leased Premises, costs of any disputes between Landlord and its employees (if any) whether or not engaged in Leased Premises operation, or outside fees paid in connection with disputes with other tenants,

(iv)legal fees, space planners’ fees, real estate brokers’ leasing commissions, and advertising expenses incurred in connection with leasing of the Leased Premises,

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(v)costs for which Landlord is reimbursed by its insurance carrier or any tenant’s insurance carrier or which would have been reimbursed if Landlord maintained the insurance which Landlord was required to maintain pursuant to the terms of this Lease,

(vi)any bad debt loss, rent loss or reserves for bad debts or rent loss,

(vii)any interest or late fee resulting from any failure of Landlord to pay any item of Property Operating Expenses when it would have been due without such interest or late fee,

(viii)overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for such services in the Leased Premises to the extent the same exceeds the costs of such services rendered by unaffiliated third parties on a competitive basis (but the foregoing shall not limit Tenant’s obligation to pay the Management Fee described in Paragraph 13.12(b) above),

(ix)costs of repairs or rebuilding necessitated by condemnation except as otherwise provided in this Lease, or the portion(s) of any insurance deductibles that are excluded in Paragraph 13.12(b)(i) above (but the same shall be carried forward as therein provided),

(x)space planning fees and commissions,

(xi)expenses for repairs, replacements or improvements to the extent such expenses are reimbursed by warranties from contractors, manufacturers or suppliers, or are otherwise borne by parties other than Landlord,

(xii)costs incurred due to Landlord’s violation of any terms and conditions of this Lease, any other lease or occupancy agreement at the Property, any contract or agreement relating to the Property or any part thereof (including Restrictions), or of any law, ordinance or governmental rule or regulation affecting Building 4,

(xiii)costs of repairs or other work occasioned by casualty (to the extent the cost of the repairs is reimbursed by insurance or would have been reimbursed if Landlord maintained the insurance which Landlord was required to maintain pursuant to the terms of this Lease),

(xiv)costs incurred to remove, remedy, contain or treat any Hazardous Materials, except to the extent that such costs arise in the ordinary course of maintenance of an office building campus in the general locale of the Property or result from the acts or omissions of Tenant or any of Tenant’s Parties; provided, however, that nothing herein shall be deemed to modify or lessen the obligations of Tenant pursuant to Paragraph 4.11 of this Lease,

(xv)reserves of any kind,

(xvi)costs of rentals for items which if purchased, rather than rented, would constitute a capital improvement or equipment;

(xvii)“Development Costs,” defined herein to mean the following costs, expenses and fees to the extent incurred in connection with the initial construction, entitlement and development of the Property: (A) all fees and costs attributable to compliance with Landlord’s conditions of approval for the Property (e.g., mitigation fees, impact fees, subsidies, tap-in fees, development fees, connection fees or similar one-time charges or costs (however characterized)), (B) lump sum assessments or payments under any public or private infrastructure payment districts, (C) costs of traffic studies, transportation management reports, and establishment of transportation management plans, and (D)

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environmental impact reports, except that Property Maintenance Costs shall include (or such costs may be charged directly to Tenant, if applicable) any on-going operational costs incurred by Landlord that are set forth in Landlord’s entitlements, permits or other approvals for the development of the Property, including but not limited to transportation management plans and/or the conditions of approval and development agreement therefor, or any such ongoing operational costs of any future programs or requirements which are either referenced in such entitlements, permits or approvals or which are a logical evolution thereof and are subsequently required by the governmental agencies implementing such entitlements, permits or approvals,

(xviii)any payments under a ground lease relating to the Property, Building 4, or the Leased Premises,

(xix)costs, including permit, license and inspection costs, incurred with respect to the installation of other tenants’ or other occupants’ improvements made for other tenants or other occupants at the Property or incurred in renovating or otherwise improving, decorating, painting or redecorating space (excluding Common Areas) for tenants or other occupants of the Property,

(xx)any assessment and premiums for time periods other than the Lease Term (but overlapping assessment or premium periods may be prorated and the amounts allocable to the Lease Term shall be included in Property Operating Costs),

(xxi)marketing and promotional costs, including but not limited to leasing commissions, real estate brokerage commissions, and attorneys’ fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Property, including Tenant (but no costs arising from Article 7 shall be excluded by this subparagraph),

(xxii)costs of services, utilities, or other benefits which are not offered to Tenant or for which Tenant is charged for directly but which are provided to another tenant or occupant of the Property, including, but not limited to, above Building standard heating, ventilation and air-conditioning, and janitorial services,

(xxiii)all items and services for which Tenant or any other tenant at the Property reimburses Landlord or pays directly (as opposed to paying the same through Tenant’s Building Share or Tenant’s Property Share or any other tenant’s share of Property Operating Costs), including electric power or other utility costs for which any tenant directly contracts with the local public service company,

(xxiv)advertising and promotional expenditures, including but not limited to tenant newsletters and Property or Building promotional gifts, events or parties for existing or potential future occupants, and the costs of signs (other than the Building 4 directory) in or on the Property identifying the owner of Building 4 or other tenants’ signs;

(xxv)any cost or expense arising solely in connection with the initial entitlement, development, and construction of the Other Buildings on the Property;

(xxvi)any cost which is expressly excluded from Property Operating Expenses, Real Property Taxes, or Property Maintenance Costs pursuant to a different provision of this Lease.

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(xxvii)costs, other than those incurred in ordinary maintenance and repair, for sculpture, paintings, fountains or other objects of art,

(xxviii)costs (including in connection therewith all attorneys’ fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitrations pertaining to Landlord and/or Building 4, and/or the Property;

(xxix)the cost of any work or services performed for any tenant (including Tenant) at such tenant’s cost for which Landlord has been reimbursed,

(xxx)payments to Landlord or to subsidiaries or affiliates of Landlord for services in Building 4 to the extent the same exceeds the fair market costs of such services rendered by unaffiliated comparable third parties (but the foregoing shall not limit Tenant’s obligation to pay the Management Fee described in Paragraph 13.12(b) above),

(xxxi)the cost of any parties, ceremonies or other events for tenants, Landlord, Landlord’s affiliates or third parties, whether conducted in Building 4, the Property or in any other location;

(xxxii)costs incurred by Landlord in connection with rooftop communications equipment of Landlord or other persons, tenants or occupants on Building 4 or the Property (other than Tenant of other occupants of Building 4);

(xxxiii) “takeover” expenses, including, but not limited to, the expenses incurred by Landlord with respect to space located in another building of any kind or nature in connection with the leasing of space in Building 4,

(xxxiv)any costs, fees, dues, contributions or similar expenses for industry associations or similar organizations, and Landlord’s charitable or political contributions,

(xxxv)any costs associated with the purchase or rental or furniture, fixtures or equipment for any management, security, engineering, or other offices associated with the Property and Common Areas or for Landlord’s offices or the offices of other landlords of the Property or for the Common Areas of Building 4 or Property,

(xxxvi) wages, fees, operating expenses and taxes incurred in connection with the ownership, management and operation of commercial concessions operated by Landlord,

(xxxvii)the entertainment expenses and travel expenses of Landlord, its employees, agents, partners and affiliates,

(xxxviii)any costs for which Landlord has been reimbursed or receives a credit or refund or to the extent of any discount, provided if Landlord receives the same in connection with any costs or expenditures previously included in Property Operating Expenses for an expense year, Landlord shall promptly reimburse Tenant for any overpayment for such previous expense year; and

(xxxix)all items and services for which Tenant or any other tenant at the Property reimburses Landlord or pays directly (as opposed to paying the same through Tenant’s Building Share or Tenant’s Property Share or any other tenant’s share of Property Operating Costs), including electric power or other utility costs for which any tenant directly contracts with the local public service company,

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(xl)the costs of obtaining any initial LEED certification of Building 4; provided, however, that nothing herein shall be deemed to prevent Landlord from including in Property Operating Costs any subsequent costs of complying with the operational requirements of that LEED certification,

(xli)the cost of complying with the representations and warranties of Landlord under this Lease or any exhibit thereto,

(xlii)costs associated with the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Property, including, without limitation, costs of partnership/entity accounting and legal matters, costs of defending ay lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord’s interest in the Property or subdividing the Property, costs incurred in connection with any disputes between Landlord and its employees, between Landlord and the Property management, or between Landlord and other tenants or occupants, and costs incurred due to violation by Landlord of the terms and condition of any lease of space in the Property or any other obligations of Landlord,

(xliii)the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Property unless such wages and benefits are prorated to reflect time spent on operating and managing the Property vis a vis time spent on matters unrelated to operating and managing the Property; provided, that in no event shall Property Maintenance Costs for purposes of this Lease include wages and/or benefits attributable to personnel above the level of property manager,

(xliv)any costs expressly excluded from Property Maintenance Costs elsewhere in this Lease or the exhibits hereto, and

(xlv)costs arising from the gross negligence or willful misconduct of Landlord or its agents, employees, vendors, contractors or providers of materials or services.

It is understood that Property Maintenance Expenses shall be calculated net of all cash discounts, trade discounts, or quantity discounts received by Landlord or Landlord’s managing agent in the purchase of any goods, utilities, or services which are the basis of the specific Property Maintenance Expense.  In the calculation of any expenses hereunder, it is understood that after giving effect to the provisions of Paragraph 3.3 above, Landlord will not charge Tenant more than one hundred percent (100%) of any Property Maintenance Expenses due hereunder.  Landlord and Tenant also agree that it is their intention that no Property Maintenance Expenses (or exclusions therefrom) be duplicated.

(e)Law.  The term “Law” or “Laws” shall mean any judicial decisions and any statute, constitution, ordinance, resolution, regulation, rule, code, administrative order, condition of approval, or other requirements of any municipal, county, state, federal, or other governmental agency or authority having jurisdiction over the parties to this Lease, the Leased Premises, Building 4 or the Property, or any of them, in effect either at the Effective Date of this Lease or at any time during the Lease Term, including, without limitation, any regulation, order, or policy of any quasi-official entity or body (e.g. a board of fire examiners or a public utility or special district).  Except to the extent otherwise expressly provided in this Lease, to the extent any Law or Restriction places limits on Building 4 or any portion thereof, or on the Property or any portion thereof, such limits shall be equitably allocated to the Leased Premises pro rata in the same proportion that the rentable square footage of the Leased Premises bears to the rentable square footage of the applicable Building or portion thereof, or the Property or portion thereof, as applicable.

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(f)Lender.  The term “Lender” shall mean the holder of any promissory note or other evidence of indebtedness secured by the Property or any portion thereof.

(g)Rent.  The term “Rent” shall mean collectively Base Monthly Rent and all Additional Rent.

(h)Restrictions.  The term “Restrictions” shall mean the covenants, conditions and restrictions, private agreements, easements, and any other recorded documents or instruments affecting the use of the Property, Building 4, the Leased Premises, or the Common Areas as of the Effective Date of this Lease and any future covenants, conditions and restrictions, private agreements, easements, and any other recorded documents or instruments which (i) are created or caused by an act or neglect or Tenant, or (ii) are consented to in writing by Tenant, which consent shall not be unreasonably withheld, or (iii) are imposed by the Ground Lessor or another governmental or quasi-governmental (e.g., assessment district) entity with the power to impose same, or (iv) do not materially interfere with the use or occupancy of the Leased Premises for the conduct of Tenant’s business, materially increase Tenant’s costs under this Lease or in connection with the use and occupancy of the Leased Premises.

13.13General Waivers.  One party’s consent to or approval of any act by the other party requiring the first party’s consent or approval shall not be deemed to waive or render unnecessary the first party’s consent to or approval of any subsequent similar act by the other party.  No waiver of any provision hereof, or any waiver of any breach of any provision hereof, shall be effective unless in writing and signed by the waiving party.  The receipt by Landlord of any rent or payment with or without knowledge of the breach of any other provision hereof shall not be deemed a waiver of any such breach.  No waiver of any provision of this Lease shall be deemed a continuing waiver unless such waiver specifically states so in writing and is signed by both Landlord and Tenant.  No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring.  The waiver by either party of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other provisions herein contained.

13.14Miscellaneous.  Should any provisions of this Lease prove to be invalid or illegal, such invalidity or illegality shall in no way affect, impair or invalidate any other provisions hereof, and such remaining provisions shall remain in full force and effect.  Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.  Any copy of this Lease which is executed by the parties shall be deemed an original for all purposes.  This Lease shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant.  The term “party” shall mean Landlord or Tenant as the context implies.  If Tenant consists of more than one person or entity, then all members of Tenant shall be jointly and severally liable hereunder.  If this Lease is signed by an individual "doing business as " or "dba" another person or entity or entity name, the individual who signs this Lease will be deemed to be the Tenant hereunder for all purposes.  Submission of this Lease for review, examination or signature by Tenant does not constitute an offer to lease, a reservation of or an option for lease, or a binding agreement of any kind, and notwithstanding any inconsistent language contained in any other document, this Lease is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant, and prior to such mutual execution and delivery, neither party shall have any obligation to negotiate and may discontinue discussions and negotiations at any time for any reason or no reason.  This Lease shall be construed and enforced in accordance with the Laws of the State in which the Leased Premises are located.  The headings and captions in this Lease are for convenience only and shall not be construed in the construction or interpretation of any provision hereof.  When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership, corporation, limited liability company, joint venture, or other form of business entity, and the singular includes the plural.  The

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terms “must,” “shall,” “will,” and “agree” are mandatory.  The term “may” is permissive.  The term “governmental agency” or “governmental authority” or similar terms shall include, without limitation, all federal, state, city, local and other governmental and quasi-governmental agencies, authorities, bodies, boards, etc., and any party or parties having enforcement rights under any Restrictions. When a party is required to do something by this Lease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless specific provision is made therefor.  Where Landlord’s consent is required hereunder, the consent of any Lender shall also be required to the extent required by the applicable loan documents.  Landlord and Tenant shall both be deemed to have drafted this Lease, and the rule of construction that a document is to be construed against the drafting party shall not be employed in the construction or interpretation of this Lease.  Where Tenant is obligated not to perform any act or is not permitted to perform any act, Tenant is also obligated to restrain the Tenant Parties from performing such act.  Landlord shall not become or be deemed a partner or a joint venturer with Tenant by reason of any of the provisions of this Lease.  This Lease may be executed in counterparts; all executed counterparts shall constitute one agreement, and each counterpart shall be deemed an original.

13.15Patriot Act Compliance.  Tenant acknowledges that Tenant and certain affiliates of Tenant are subject to, and to Tenant’s knowledge, are in compliance with applicable United States laws and regulations relating to anti-money laundering, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the "Patriot Act") and the Bank Secrecy Act, as amended by the Patriot Act (the "BSA" ), and the sanctions regimes administered by the U.S. Treasury Department’s Office of Foreign Assets Control (collectively, the "U.S. AML Laws and Regulations").  Tenant represents and warrants that, in order to facilitate compliance with U.S. AML Laws and Regulations, a written anti-money laundering prevention program reasonably designed to comply with the requirements of U.S. AML Laws and Regulations has been developed and implemented with respect to Tenant.

Article 14
LEGAL AUTHORITY
BROKERS AND ENTIRE AGREEMENT

14.1Legal Authority.  Each individual executing this Lease on behalf of Tenant represents and warrants that Tenant is validly formed and duly authorized and existing, that Tenant is qualified to do business in the State in which the Leased Premises are located, that Tenant has the full right and legal authority to enter into this Lease, and that he or she is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with its terms.  Tenant shall, no later than July 15, 2020, deliver to Landlord a certified copy of the resolution of its board of directors authorizing or ratifying the execution of this Lease.

14.2Brokers.  Tenant represents, warrants and agrees that it has not had any dealings with any real estate broker(s), leasing agent(s), finder(s) or salesmen, with respect to the lease by it of the Leased Premises pursuant to this Lease, and that it will indemnify, defend with competent counsel, and hold Landlord harmless from any liability for the payment of any real estate brokerage commissions, leasing commissions or finder’s fees claimed by any other real estate broker(s), leasing agent(s), finder(s), or salesmen to be earned or due and payable by reason of Tenant’s agreement or promise (implied or otherwise) to pay (or to have Landlord pay) such a commission or finder’s fee by reason of its leasing the Leased Premises pursuant to this Lease.

14.3Entire Agreement.  This Lease and the Exhibits (as described in Article 1), which Exhibits are by this reference incorporated herein, constitute the entire agreement between the parties, and there are no other agreements, understandings or representations between the parties relating to the lease by Landlord of the Leased Premises to Tenant, except as expressed herein.  No subsequent changes, modifications or additions to this Lease shall be binding upon the parties unless in writing and signed by both Landlord and Tenant.

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14.4Landlord’s Representations.  Tenant acknowledges that neither Landlord nor any of its agents made any representations or warranties respecting the Property, Building 4 or the Leased Premises, upon which Tenant relied in entering into the Lease, which are not expressly set forth in this Lease.  Tenant further acknowledges that neither Landlord nor any of its agents made any representations as to (i) whether the Leased Premises may be used for Tenant’s intended use under existing Law, or (ii) the suitability of the Leased Premises for the conduct of Tenant’s business, or (iii) the exact square footage of the Leased Premises or Building 4, and that Tenant relies solely upon its own investigations with respect to such matters.  Tenant expressly waives any and all claims for damage by reason of any statement, representation, warranty, promise or other agreement of Landlord or Landlord’s agent(s), if any, not contained in this Lease or in any exhibit attached hereto.

Article 15
OPTION TO EXTEND

15.1Options to Extend.  So long as Kodiak Sciences Inc., a Delaware corporation (or an assignee of Tenant in compliance with the requirements of Article 7 above) is the Tenant hereunder, and subject to the conditions set forth in subparagraphs (a), (b), and (c) below, Tenant shall have two (2) options to extend the term of this Lease with respect to the entirety of the Leased Premises, the first (the “First Extension Period”) being for a period of five (5) years from the expiration of the initial, unextended Lease Term, and the second (the “Second Extension Period”) being for a period of five (5) years from the expiration of the First Extension Period, subject to the following conditions:

(a)The applicable option to extend shall be exercised, if at all, by notice of exercise given to Landlord by Tenant not more than fifteen (15) months nor less than nine (9) months prior to the expiration of the initial, unextended Lease Term or the First Extension Period, as applicable; and

(b)Anything herein to the contrary notwithstanding, if Tenant is in default beyond any applicable notice and cure period under any of the terms, covenants or conditions of this Lease, Landlord shall have, in addition to all of Landlord’s other rights and remedies provided in this Lease, the right to terminate such option(s) to extend upon notice to Tenant.

15.2Extension Period Rent.  If an option is exercised in a timely fashion, the Lease shall be extended for the term of the applicable Extension Period upon all of the terms and conditions of this Lease, provided that the Base Monthly Rent: (a) for each of the first twelve (12) months of the First Extension Period shall equal one hundred three percent (103%) of the Base Monthly Rent in effect on the last day of the initial, unextended Lease Term, and shall similarly be increased by three percent (3%) annually throughout the first Extension Period, and (b) for each of the first twelve (12) months of the Second Extension Period shall equal one hundred three percent (103%) of the Base Monthly Rent in effect on the last day of the First Extension Period, and shall similarly be increased by three percent (3%) annually throughout the second Extension Period.

Article 16
TELECOMMUNICATIONS

16.1Telecommunications.  Notwithstanding any other provision of this Lease to the contrary:

(a)Landlord shall have no responsibility for providing to Tenant any telecommunications equipment of any kind, including but not limited to wiring and cabling, within the Leased Premises or for providing telephone or telecommunications service or connections from the utility to the Leased Premises; and

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(b)Landlord makes no warranty as to the quality, continuity or availability of the telecommunications services in the Building, and Tenant hereby waives any claim against Landlord for any actual or consequential damages (including damages for loss of business) in the event Tenant’s telecommunications services in any way are interrupted, damaged or rendered less effective, except to the extent caused by the active gross negligence or willful misconduct of Landlord, its agents or employees.  Tenant accepts the telecommunications equipment in its “AS-IS” condition, and Tenant shall be solely responsible for contracting with a reliable third party vendor to assume responsibility for the maintenance and repair thereof (which contract shall contain provisions requiring such vendor to meet local and federal requirements for telecommunications material and workmanship).  Landlord shall not be liable to Tenant and Tenant waives all claims against Landlord whatsoever, whether for personal injury, property damage, loss of use of the Leased Premises, or otherwise, due to the interruption or failure of telecommunications services to the Leased Premises.

Article 17

RIGHT OF FIRST OFFER

17.1Right of First Offer.  Provided that (a) Tenant is Kodiak Sciences Inc., a Delaware corporation (or an assignee of Tenant in compliance with the requirements of Article 7 above) and it is not in monetary default or material non-monetary default under this Lease (with respect to which it had received written notice from Landlord) at the time Landlord desires to market Building 2 for lease, and (b) such entity is then leasing all of Building 4 and has not subleased more than twenty-five percent (25%) thereof, then when the entirety of Building 2 becomes available (i.e., it is no longer leased or subleased to other tenants or subtenants) and Landlord desires to market it for lease as a full building lease, Landlord shall deliver a written notice (the “ROFO Notice”) to Tenant setting forth the terms upon which Landlord is intending to market Building 2, which shall be market terms at that time.  Tenant shall notify Landlord in writing with ten (10) business days after receipt of the ROFO Notice of Tenant’s election to lease Building 2 on the terms set forth in the ROFO Notice (“Tenant’s ROFO Election Notice”).

17.2No Timely Exercise.  Failure of Tenant to deliver Tenant’s ROFO Election Notice within the required time period shall be deemed an election by Tenant to not lease Building 2, Landlord shall be free to market Building 2 to third parties on such terms as Landlord shall elect, and Tenant shall have no further rights to lease Building 2 except as hereinafter provided.  In the event that Landlord proposes to lease Building 2 at a Net Effective Rental Rate that is less (on a per rentable square foot basis) than ninety percent (90%) of the Net Effective Rental Rate specified in Landlord’s ROFO Notice, or Landlord does not lease Building 2 within ninety (90) days after the date of the ROFO Notice, Tenant’s rights under Paragraph 17.1 shall be revived and Landlord shall deliver a revised ROFO Notice (the “Revised ROFO Notice”) offering Building 2 to Tenant at such proposed lower rate and Tenant shall have the right to lease Building 2 on the terms set forth in such Revised ROFO Notice, by notice to Landlord given within five (5) business days after Tenant’s receipt thereof.  As used in this Lease, the term “Net Effective Rental Rate” shall mean the net present value of the rent and additional rent payable under the terms of Landlord’s ROFO Notice, taking into account any allowances and the fair market value of any work to be performed by Landlord at its sole expense in connection with any such proposed transaction using a discount rate equal to the sum of that rate quoted by Wells Fargo Bank, N.T. & S. A., from time to time as its prime rate, plus two percent (2%).

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17.3Timely Exercise.  If Tenant delivers Tenant’s ROFO Election Notice within the time period required herein, Tenant shall be bound and obligated to lease from Landlord, and Landlord shall be bound and obligated to lease to Tenant, Building 2 on the terms hereinafter described, and Landlord and Tenant shall enter into a new lease on substantially the same other terms as this Lease (except such lease shall not include a right of first offer) for Building 2 (and shall use commercially reasonable efforts to do so within fifteen (15) business days after Landlord’s receipt of Tenant’s ROFO Election Notice).  The per square foot economic terms shall be the terms set forth in the ROFO Notice and shall apply to the entire Building 2.  Anything herein to the contrary notwithstanding, if Tenant is in default under any of the terms, covenants or conditions of this Lease (with respect to which it had received written notice from Landlord), either at the time Tenant sends Tenant’s ROFO Election Notice or upon executing the new lease, Landlord shall have, in addition to all of Landlord’s other rights and remedies provided in this Lease, the right to terminate the right of first offer contained herein upon notice to Tenant.  For the avoidance of confusion, the foregoing shall not be read to prevent Tenant from curing the applicable default and then sending Tenant’s ROFO Election Notice or executing the new lease once the default is cured if such cure is completed within the applicable cure period, if any, expressly set forth in this Lease.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the respective dates below set forth with the intent to be legally bound thereby as of the Effective Date of this Lease first above set forth.

LANDLORD:

1050 Page Mill Road Property, LLC,
a Delaware limited liability company

Dated: June 19, 2020	By:	/s/ Peter Pau
Its Manager

TENANT:

Kodiak Sciences Inc.,
a Delaware corporation

Dated: June 19, 2020	By:	/s/ Victor Perlroth
	Name:	Victor Perlroth
	Title:	Chairman and Chief Executive Officer

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SCHEDULE 1

PARKING

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SCHEDULE 2

GROUND LEASE

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LEASE

(Buildings 2&3)

THIS LEASE is made and entered into as of this 25 day of June, 1998, but is effective as of the 28th day of December, 1955, by and between THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY, a body having corporate powers under the laws of the State of California, Party of the First Part, hereinafter referred to as “Lessor,” and BECKMAN COULTER, INC., a Delaware corporation (formerly Beckman Instruments, Inc.), Party of the Second Part, hereinafter referred to as “Lessee,”

W I T N E S S E T H:

WHEREAS, Lessor is the owner of the hereinafter described property located within the City of Palo Alto, County of Santa Clara, State of California; and

WHEREAS, pursuant to that certain Lease dated December 28, 1955 as subsequently amended on May 15, 1957 (as so amended, the “Original Lease”), Lessor has heretofore leased such property and certain additional property adjacent thereto to Lessee.

WHEREAS, the within Lease is intended to be a continuation and restatement of the Original Lease, but only as to the property described herein, and is being entered into solely for the purpose of splitting the property leased under the Original Lease into two portions.

WHEREAS, Lessor and Lessee are desirous of leasing the hereinafter described property pursuant to the within Lease and leasing such adjacent property pursuant to a separate lease to be executed concurrently herewith.

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NOW, THEREFORE, it is mutually agreed by and between the parties as follows:

1. Description of Property and Term.

For and in consideration of the rent prescribed herein and of the faithful performance by Lessee of the other terms, covenants, agreements and conditions herein contained on the part of Lessee to be kept and performed, Lessor hereby leases unto Lessee and Lessee does hereby hire from Lessor that certain parcel of land being a portion of the grounds of The Leland Stanford Junior University located within the boundaries of the City of Palo Alto, County of Santa Clara, State of California, and more particularly described as follows:

BEGINNING at a concrete highway monument set on the Southwesterly line of EI Camino Real (State Highway) opposite Engineers Station 144 + 27.00 as surveyed by the California Division of Highways as said Southwesterly line was established by that Decree in Condemnation, a certified copy of which Decree was filed for record in the office of the Recorder of the County of Santa Clara, State of California, on July 7, 1930 in Book 520 of Official Records, at page 571, said monument also marks the point of intersection of said Southwesterly line with the Southeasterly line of that certain 1289 acre tract of land described in the Deed from Evelyn C. Crosby, et al, to Leland Stanford, dated September 8, 1885, recorded September 8, 1885 in Book 80 of Deeds, page 382, Santa Clara County Records; running thence North 56° 39’ West along said Southwesterly line of EI Camino Real for a distance of 2784.83 feet; thence leaving said line of El Camino Real, South 33° 21’ West 1585.78 feet; thence North 56° 39’ West 364.11 feet to the true point of beginning of this description; thence from said true point of beginning South 33° 24’ 55” West 589.71 feet to the Southwesterly line of that certain 5.479 acre tract of land described in the Memorandum of Lease executed by and between the Board of Trustees of the Leland Stanford Junior University, Lessor, and Beckman Instruments, Inc., Lessee dated December 28, 1955, recorded January 11, 1956 in Book 3384 of Official Records, page 14, Santa Clara County Records; thence South 56° 39’ East along said Southwesterly line, 364.78 feet to the Southern most comer thereof; thence South 56° 26’ 07” East 305.53 feet; thence South 33° 36’ 20” West 148.13 feet; thence South 56° 23’ 40” East 259.62 feet to a point on a line which is parallel with and distant Northwesterly 90.00 feet at right

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angles from the center line of Page Mill Road (60.00 feet in width), thence North 33° 28’ 37” East along said parallel line, 740.15 feet to a point which bears South 56° 39’ East from the true point of beginning; thence North 56° 39’ West 930.24 feet to the true point of beginning.

TOGETHER WITH an easement for the purpose of ingress and egress over a strip of land, 60.00 feet in width, the Northwesterly line of which is more particularly described as follows:

Beginning at the Southernmost corner of the 12.063 acre tract described in the Memorandum of Agreement Adding Additional Lands to Lease executed by and between the Board of Trustees of the Leland Stanford Junior University, Lessor and Beckman Instruments Inc., Lessee dated May 15, 1957, recorded July 1, 1957 in Book 3834 page 181, Santa Clara County Records; thence from said point of beginning North 33° 28’ 37” East along the Southeasterly line of said 12.063 acre tract, 740.15 feet to the Easternmost corner thereof and the terminus of said easement. Said easement of ingress and egress shall cease and terminate forthwith upon notice from Lessor to Lessee that the State of California or other Governmental body (i) has acquired the fee title to the property subject to said easement, (ii) has acquired an interest in said property inconsistent with the use and enjoyment by Lessee of said easement, or (iii) has acquired the right of possession of said property or said easement.

RESERVING THEREFROM an easement 3 feet in width, measured at right angles contiguous with and lying Southwesterly from the Northeasterly line of the herein described parcel for purposes of laying and maintaining water lines and appurtenances.

ALSO RESERVING THEREFROM an easement over a strip of land 10.00 feet in width, contiguous with and lying Southwesterly from the Northeasterly line of said 12.063 acre tract, said easement to extend from the Southeasterly line of California Avenue (66 feet in width) throughout the length of said Northeasterly line and its Southeasterly extension to the Northwesterly line of Page Mill Road (60 feet in width) for purposes of constructing, laying, operating, maintaining, using, altering, repairing, inspecting, replacing and relocating therein and/or removing therefrom a main or mains, pipeline or pipelines, with any and all connections and fixtures necessary or convenient thereto for the transportation and distribution of water.

ALSO RESERVING THEREFROM an easement over a strip of land 6.00 feet in width, the center line of which is more particularly described as follows:

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Beginning at a point on the Southeasterly line of California Avenue (66 feet in width) distant thereon North 33° 36’20” East 3.00 feet from the Northernmost corner of that certain 5.479 acre tract of land described in the Memorandum of Lease executed by and between The Board of Trustees of the Leland Stanford Junior University; Lessor, and Beckman Instruments, Inc., Lessee, dated December 28, 1955, recorded January 11, 1956 in Book 3384 Official Records, page 14, Santa Clara County Records; thence from said point of beginning south 56° 31’ 35” East 1289.33 feet to a point in the Northwesterly line of Page Mill Road (60 feet in width) and the terminus of said easement, for purposes of constructing, laying, operating, maintaining, using, altering, repairing, inspecting, replacing and relocating therein and/or removing therefrom a main, or mains, pipeline, or pipelines, with any and all connections and fixtures necessary or convenient thereto for the transportation and distribution of water.

CONTAINING 13.486 acres, more or less, for a term of ninety-nine (99) years, commencing on the 28th day of December, 1955.

2. Rent.

(a) As gross initial rental for the term of this lease, Lessee has previously paid to Lessor the sum of One Hundred Nineteen Thousand Three Hundred Thirty-two and 62/100 Dollars ($119,332.62), receipt whereof is hereby acknowledged by Lessor. In addition to said initial rental, as a part of the consideration for this lease and as additional rent hereunder, Lessee covenants and agrees to bear, pay and discharge promptly to the appropriate governmental authority during the term of this lease as the same become due and before delinquency, (except as provided in paragraph 2(c) hereof), all taxes, assessments, rates, charges, license fees, municipal liens, levies, excises or imposts, whether general or special, or ordinary or extraordinary, of every name, nature and kind whatsoever which may be levied, assessed, charged or imposed upon (i) the land hereby leased or upon Lessor by reason of its ownership of the fee underlying this lease, (but not including any such tax, assessment, charge or other item as may be separately levied or assessed, as aforesaid, upon any right or interest of Lessor reserved under paragraph 19 hereof), (ii) all buildings and improvements constructed or placed upon the leased premises, or (iii) the leasehold of Lessee or any interest or estate of Lessee created by this lease.

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(b) All of the aforesaid taxes, assessments, charges, imposts and levies of whatsoever nature which shall relate to a fiscal year during which this lease is executed or in which the term hereof shall terminate shall be pro-rated between Lessor and Lessee and Lessee shall pay only such portion of said taxes, assessments, charges, imposts and levies as shall relate to the portion of the fiscal year represented by the calendar period during which this lease shall be in effect.

(c) If Lessee desires to contest any tax, assessment, charge or other item to be paid by it as above provided, it shall notify Lessor of its intention so to do at least ten (10) days before delinquency thereof. In such case Lessee shall not be in default hereunder, and Lessor shall not pay such tax, assessment, charge or other item until five (5) days after the determination of the validity thereof, within which time Lessee shall pay and discharge such tax, assessment, charge or item to the extent held to be valid and all penalties, interest and costs in connection therewith; but the payment of any such tax, assessment, charge or other item, together with penalties, interest and costs, shall not in any case be delayed until sale is made of the whole or any part of the property hereby leased on account thereof and any such delay shall be a default by Lessee hereunder. In the event of any such contest, Lessee shall protect and indemnify Lessor against all loss, cost, expense and damage resulting therefrom and, upon notice from Lessor so to do, shall furnish Lessor a bond with good and sufficient corporate surety satisfactory to the Lessor in double the amount of the tax, assessment, charge or item contested, conditioned that Lessee shall pay such tax, assessment, charge or other item and all penalties and interest thereon and costs in connection therewith and shall protect and indemnify Lessor as above required.

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(d) Lessee shall obtain and deliver to Lessor receipts or duplicate receipts for all taxes, assessments, charges and other items required to be paid by Lessee promptly upon the payment thereof.

(e) If at any time during the term of this lease any governmental subdivision shall undertake to create an improvement or special assessment district the proposed boundaries of which shall include the property leased hereunder, Lessee shall be entitled to appear in any proceeding relating thereto and to exercise all rights of a landowner to have the leased premises excluded from the proposed improvement or special assessment district or to determine the degree of benefit to the leased premises resulting therefrom. However, Lessor retains to itself an independent right, but shall be under no obligation, to appear in any such proceeding for the purpose of seeking inclusion of the leased premises in, or exclusion of the leased premises from, any proposed improvement or special assessment district or of determining the degree of benefit therefrom to the leased premises. The party receiving any notice or other information relating to the proposed creation of any improvement or special assessment district, the proposed boundaries of which include the property leased hereunder, shall promptly advise the other party in writing of such receipt If any tax, assessment, charge, levy or impost made against the leased premises to finance such a special improvement shall be payable in installments over a period of time extending beyond the term of this lease, Lessee shall only be required to pay such installments thereof as shall become due and payable during the term of this lease.

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3. Use.

Lessee presently intends to use, and at any time during the term hereof may use, the leased premises, including buildings and improvements constructed thereon, to conduct, operate, and maintain some or all of the following: (i) general business, administrative, and professional activities; (ii) research, experimental, and engineering laboratories; (iii) manufacturing, processing, assembling, and storing of products and materials; and (iv) activities similar or related to those enumerated. In no event, however, shall the leased premises be used

a. for any purpose or use not at the time permitted by the then applicable zoning law or ordinances;

b. for any purpose or use now prohibited or not permitted in M-1 Districts, (Light Industrial Districts), under the present zoning ordinance of the City of Palo Alto, State of California, being Ordinance No. 1324 adopted February 19, 1951, or for any purpose or use permitted in such M-1 Districts only after securing a use permit or a variance or an exception;

c.	for any of the following specific purposes:
(1)	the manufacture, warehousing, commercial storing, sale or any other dealing in spirituous, vinous, malt or intoxicating or alcoholic beverages of any kind;
(2)	theatres or places of amusement or entertainment, including, without limiting the generality of the foregoing, music or dance studios;

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(3)	sanitarium;
(4)	mortuaries;
(5)	keeping or raising of animals or fowl, except in reasonable numbers for laboratory experimental purposes;

nor shall the leased premises be used for any purpose or use nor shall any activity be carried on upon the leased premises.

d. which results in the emanation or giving off of offensive gas, smoke, fumes, dust, odors, waste products, noise or vibrations;

e. which in any manner causes, creates or results in a nuisance;

f. which is of a nature that it involves substantial hazard, such as the manufacture or use of explosives, chemicals or products that may explode and the like; provided that Lessee may use commercial gases and chemicals such as natural gas, hydrogen, acetylene, gasoline and the like in quantities and in the manner generally approved in industries not prohibited under the preceding subparagraphs of this paragraph 3.

It is expressly provided that so long as Lessee is not in default it may hold the leased premises, or any part thereof, vacant.

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4. Construction of Improvements.

Lessee is hereby granted permission and agrees and covenants, at its own sole cost and expense, to construct upon the leased premises an industrial building and auxiliary structures and to develop the surrounding grounds in or substantially in accordance with general plans and specifications, dated September 27, 1955, and drawings listed in a schedule in said plans and specifications also dated September 27, 1955, with revisions dated November 25, 1955, which have been submitted to and bear the written approval of the Business Manager of Lessor. Lessee shall commence such construction within a reasonable time after the execution of this lease and diligently prosecute to completion such construction.

5. Additional Buildings and Improvements.

Lessee shall have the right after the construction of the improvements provided for in paragraph 4 hereof and during the term of this lease to construct additional buildings or improvements on the leased premises or to make alterations or additions to existing buildings and improvements, including adding a story thereto (but no building on the leased premises shall exceed thirty-five feet in height or have more than two stories above ground), provided, however, that if any project involves the construction of an additional building or structure or a material alteration of exterior design of any existing building or structure, Lessee shall in each such case first submit the general plans and specifications therefor to Lessor, and Lessor shall have thirty (30) days thereafter within which to notify Lessee in writing that it disapproves said plans and specifications because the proposed exterior construction or alteration or improvement is not deemed appropriate in design or engineering construction and if such notice is so given Lessee shall not proceed with construction until the objection of Lessor is remedied, but unless such notice of disapproval is so given, or if Lessor gives its earlier approval in writing of said plans and specifications, Lessee may proceed with construction. Lessor agrees that it shall not unreasonably withhold its approval hereunder.

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6. Repairs, Governmental Regulations, Waste, Advertising.

(a) Lessee shall, during the term of this lease, at its own cost and expense, and without any costs or expense to Lessor,

(i) Keep and maintain all buildings and improvements which may be erected on the leased premises, and all appurtenances thereto, including the grounds, sidewalks and roads thereon, in good and neat order and repair and shall restore and rehabilitate any buildings or improvements which may be destroyed or damaged by fire, casualty or other cause, and shall allow no nuisances to exist or be maintained therein. Lessor shall not be obligated to make any repairs, replacements or renewals of any kind, nature or description whatsoever to the leased premises or any buildings or improvements thereon. Lessee hereby waives any right to make repairs, replacements or renewals at the expense of Lessor.

(ii) Comply and abide by all federal, state, county, municipal and other governmental statutes, ordinances, laws and regulations affecting the leased premises, the improvements thereon or any activity or condition on or in said premises.

(b) Lessee agrees that it will not commit or permit waste upon the leased premises other than to the extent necessary for the removal of any buildings or improvements upon said premises for the purpose of constructing and erecting other buildings and improvements thereon.

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(c) Lessee agrees not to place any sign or advertisement upon the roof or exterior wall of any building or structure upon the leased premises or erect any advertising sign upon the grounds of the leased premises without having first obtained the consent in writing of Lessor, provided, however, that this restriction shall not be applicable to any sign of reasonable size placed upon a building or structure which only sets forth the name of Lessee and an appropriate legend identifying the particular building or structure. Lessor shall not unreasonably withhold any consent under the provisions of this subparagraph (c), but Lessee agrees that no neon sign and no flashing type sign will be permitted on the premises.

(d) In the event that during the term of this lease any buildings or improvements upon the leased premises shall be destroyed or suffer substantial damage, Lessee shall have the option, in lieu of reconstructing or repairing the buildings or improvements so destroyed or damaged as hereinabove provided to terminate this lease and surrender the leased premises to Lessor, together with the proceeds received from any insurance covering the buildings or improvements destroyed or damaged, provided, however, that if Lessee shall exercise the option herein granted, Lessee shall be obligated, at its sole expense, upon written request of Lessor, to remove completely any buildings or improvements from the leased premises and to restore the land as nearly as possible to the condition existing prior to the construction of such buildings or improvements, but in the event such removal is required, Lessee shall be entitled to pay the costs of such removal out of any proceeds received from insurance prior to remittance of proceeds to Lessor as herein provided. The option of termination herein granted shall be exercisable by notice in writing delivered to Lessor and shall become effective upon redelivery of the premises to Lessor. Notwithstanding any such termination, Lessee shall fully perform any obligation under this lease (except the obligation of reconstruction or repair) relating to an event occurring or circumstance existing prior to the date of redelivery of the premises to Lessor, including the payment of any taxes, assessments or charges which Lessee is obligated to pay under paragraph 2(a) hereof and which may be a lien upon the leased premises at the date of termination.

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7. Public Utilities.

All water, gas, electricity or other public utilities used upon or furnished to the leased premises during the term hereof shall be paid for by Lessee.

8. Extensions of Time.

The time during which Lessee is actually and necessarily delayed in (a) commencing or completing the construction of the building described in paragraph 4 hereof, (b) in restoring any buildings or improvements, or (c) in making repairs by any of the following: Lack of required approval by Lessor, fire, earthquake, acts of God, the elements, war or civil disturbance, strikes or other labor disturbances, economic controls making it impossible to obtain in the normal and usual conduct of business the necessary labor or materials, or other matters or conditions beyond the control of Lessee, shall be excluded in determining the reasonable time for commencing or completing the work, as the case may be, but except for such delay, Lessee shall in all cases proceed promptly with the commencement of the work and shall diligently carry it to completion.

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9. Mechanics’ and Other Liens.

(a) Lessee covenants and agrees to keep all of the leased premises and every part thereof and all buildings and other improvements thereon free and clear of and from any and all mechanics’, materialmen’s and other liens for work or labor done, services performed, materials, appliances, teams or power contributed, used or furnished to be used in or about said premises for or in connection with any operations of the Lessee, any alteration, improvement or repairs or additions which Lessee may make or permit or cause to be made, or any work or construction, by, for or permitted by Lessee on or about the leased premises, and at all times promptly and fully to pay and discharge any and all claims upon which any such lien may or could be based, and to save and hold the Lessor and all of the leased premises and all buildings and improvements thereon free and harmless of and from any and all such liens and claims of liens and suits or other proceedings pertaining thereto. Lessee covenants and agrees to give Lessor written notice not less than ten (10) days in advance of the commencement of any construction, alteration, addition, improvement or repair costing in excess of Two Thousand Dollars ($2,000) in order that Lessor may post appropriate notices of Lessor’s non-responsibility. Lessee further agrees that if so requested by Lessor it will obtain, at its sole expense, a corporate surety bond satisfactory to Lessor sufficient to protect the leased premises against any mechanics’, materialmen’s or other liens of the type hereinbefore described in this paragraph 9(a).

(b) If Lessee desires to contest any such lien, it shall notify Lessor of its intention so to do within ten (10) days after the filing of such lien. In such case Lessee shall not be in default hereunder, and Lessor shall not satisfy and discharge such lien, until five (5) days after the final determination of the validity thereof, when Lessee shall satisfy and discharge such lien to the extent held valid, but the satisfaction and discharge of any such lien shall not, in any case, be delayed until execution is had upon any judgment rendered thereon, and such delay shall be a default of Lessee hereunder. In the event of any such contest Lessee shall protect and indemnify Lessor against all loss, cost, expense and damage resulting therefrom and, upon receipt of notice so to do, shall furnish Lessor a corporate surety bond satisfactory to Lessor, in double the amount of the lien contested, conditioned that Lessee shall satisfy and discharge such lien and shall protect and indemnify Lessor as herein required.

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(c) No mechanics’ or materialmen’s liens or mortgages, deeds of trust, or other liens of any character whatsoever created or suffered by Lessee shall in any way, or to any extent, affect the interest or rights of Lessor in any buildings or other improvements on the leased premises, or attach to or affect its title to or rights in said premises.

10. Liability.

Lessee convenants and agrees that (except as provided below in this paragraph 10) Lessor shall not at any time or to any extent whatsoever be liable, responsible, or in anywise accountable for any loss, injury, death or damage to persons or property which at any time may be suffered or sustained by Lessee or by any person whosoever may at any time be using or occupying or visiting the leased premises or be in, on or about the same, whether such loss, injury, death or damage shall be caused by or in anywise result from or arise out of any act, omission or negligence of Lessee or of any occupant, subtenant, visitor or user of any portion of the leased premises, or shall result from or be caused by any other matter or thing whether of the same kind as or of a different kind than the matters or things above set forth, and Lessee shall forever indemnity, defend, hold and save Lessor free and harmless from and against any and all claims, liability, loss or damage whatsoever on account of any such loss, injury, death or damage. Lessee (except as provided below in this paragraph 10) hereby waives all claims against Lessor for damages to the buildings and improvements that are hereafter placed or built upon the leased premises and to the property of Lessee in, upon or about the premises, and for injuries to persons

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or property in or about the premises, from any cause arising at any time. The exceptions mentioned above in this paragraph 10 are that Lessee does not waive any claim or claims against Lessor for damages to the buildings or improvements hereafter placed or built upon the leased premises or to the property of Lessee in, upon or about the premises, or claim or claims for injuries to persons or property in or about the premises arising from or in any way connected with the exercise by Lessor, its grantees, assigns, lessees, agents or employees or by any other person of any of the rights reserved by Lessor under the provisions of paragraph 19 hereof.

11. Insurance

(a) Fire, Extended Coverage and War Damage

(1)

Lessee shall, at its sole expense, obtain and keep in force during the term hereof fire and extended coverage insurance on all buildings and improvements that are hereafter placed or built upon the leased premises. The amount of such insurance shall be not less than ninety per cent (90%) of the full insurable value of said buildings and improvements. Lessee hereby waives as against Lessor any and all claims and demands, of whatsoever nature, for damages, loss or injury to the buildings and improvements that are hereafter placed or built upon the leased premises and to the property of Lessee in, upon or about the premises which shall be caused by or result from fire and/or other perils, events or happenings which are within the coverage of such extended coverage insurance. Lessee further agrees that each such policy of fire and extended coverage insurance and all other policies of

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insurance on the leased premises and/or on the property of Lessee in, upon or about the leased premises, including, without in any way limiting the generality of the foregoing, business interruption insurance, which shall be obtained by Lessee, whether required by the provisions of this lease or not, shall be made expressly subject to the provisions of this paragraph 11(a) and that Lessee’s insurers hereunder shall waive any right of subrogation against Lessor.

(2)

If during the term of this lease the United States shall make available at reasonable cost insurance against war or invasion damage, Lessee shall, during the period such insurance is available, at its sole expense, cause all buildings and improvements upon the leased premises to be insured against such war and invasion damage in the amount of the full insurable value thereof. Such insurance shall be conclusively deemed to be available at a reasonable cost within the meaning of the preceding sentence if the rate for the same shall not be in excess of the prevailing stock company rate for fire insurance on such buildings and improvements.

(3)

The said “full insurable value” shall be determined at the time the fire and extended coverage insurance is initially taken out and Lessee shall promptly notify Lessor in writing of such determination, provided that Lessor may at any time, by written notice to Lessee, require the full insurable value of said buildings and improvements to be redetermined, whereupon such redetermination shall be made promptly and Lessee shall promptly notify Lessor in writing of the results of such redetermination.

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(b) Business Interruption.

If Lessee so desires it may, at its sole expense, obtain and keep in force such business interruption insurance as it considers appropriate and Lessee shall be under no obligation to remit to Lessor the proceeds of any business interruption insurance relating to the leased premises.

(c) Other Insurance.

During the term of this lease Lessee shall procure and maintain in full force and effect bodily injury liability insurance, with limits of not less than Five Hundred Thousand Dollars ($500,000) per person and One Million Dollars ($1,000,000) per occurrence insuring against any and all liability of Lessee with respect to said premises or arising out of the maintenance, use or occupancy thereof and, if so requested in writing by Lessor, Lessee agrees also to procure and maintain property damage liability insurance with a limit of not less than One Hundred Thousand Dollars ($100,000) per accident; such bodily injury liability insurance and such property damage liability insurance, if procured as aforesaid, shall specifically insure the performance by Lessee of the indemnity agreement as to liability for injury to or death of persons and injury or damage to property in paragraph 10 contained. Lessee shall also procure and maintain in full force and effect insurance on all boilers and other pressure vessels, whether fired or unfired, located in the leased premises in the sum of not less than One Hundred Thousand

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Dollars ($100,000). In the even that either party shall at any time deem the limits of any of said insurance then carried to be either excessive or insufficient, the parties shall endeavor to agree upon the proper and reasonable limits for such insurance then to be carried and such insurance shall thereafter be carried with the limits thus agreed upon until further change pursuant to the provisions of this subparagraph, but, if the parties shall be unable to agree thereon, the proper and reasonable limits for such insurance then to be carried shall be determined by an impartial third person selected by the parties or, should they be unable to agree upon a selection, by an impartial third person chosen by a Judge of the Superior Court of the County of Santa Clara upon application by either party made after five (5) days’ written notice to the other party of the time and place of such application, and the decision of such impartial third person as to the proper and reasonable maximum limits for such insurance then to be carried shall be binding upon the parties and such insurance shall be carried with the maximum limits as thus determined until such limits shall again be changed pursuant to the provisions of this subparagraph. The expenses of such determination shall be borne equally between Lessor and Lessee.

(d) Policy Form.

All of the insurance provided for under this paragraph 11 and all renewals thereof and the mechanics’ lien bond provided for in paragraph 9 hereof shall be issued by such responsible companies or underwriters as are approved by Lessor. The mechanics’ lien bond required under paragraph 9 hereof shall be payable to Lessor, and the bodily injury liability insurance, property damage liability and boiler insurance under paragraph 11 shall be carried in the joint names of Lessor and Lessee. The policies of insurance provided for in paragraph 11(a) hereof shall be payable to Lessor and Lessee as their interests may appear and any loss

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adjustment shall require the written consent of both Lessor and Lessee, but subject to the provisions of paragraph 6(d) hereof, all sums received by Lessor and Lessee or either of them, under such policies shall be applied to the payment of the cost of restoring and rehabilitating buildings or improvements which may be destroyed or damaged by fire, casualty or other cause, as provided in paragraph 6(a)(i) hereof, and Lessor and Lessee agree to perform such acts as may be necessary or convenient to make such sums available for such purposes. All policies provided for in paragraph 11 hereof shall be subject to Lessor’s approval as to form and substance and, except for policies of boiler insurance provided for in paragraph 11(c) hereof, shall expressly provide that the policy shall not be cancelled or altered without thirty (30) days’ prior written notice to Lessor. All policies of boiler insurance provided for in paragraph 11(c) hereof shall expressly provide that the same shall not be altered without thirty (30) days’ prior written notice to Lessor, provided, however, that no such notice shall be required with respect to additions to or deletions from such coverage of boilers or other pressure vessels which are newly acquired or placed in service or disposed of or otherwise removed from service; all such policies shall further provide that upon cancellation or suspension of any such policy as to all or any of the boilers or other pressure vessels covered by such policy, the insurance carrier shall give immediate written notice thereof to Lessor. Following any such cancellation or suspension, Lessee shall not make further use of the boiler or vessel to which such cancellation or suspension shall relate until such time as the insurance carrier shall have given written notice to Lessor that such insurance has been fully reinstated. Upon the issuance thereof, each policy of insurance herein provided for, or a duplicate or certificate thereof, shall be delivered to Lessor for retention by it.

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12. Assignment - Successors and Assigns.

(a) Voluntary Assignments.

Lessee agrees not to sublet the whole or any part of the leased premises or to sell, assign, or transfer this lease or any part or portion of the term hereby created, without having first obtained the consent in writing of Lessor, which consent Lessor agrees shall not be unreasonably withheld. Lessor agrees that it will consent to the assignment of the entire interest of Lessee in this lease and in the term hereby created to a corporation which in the judgment of Lessor to be exercised in good faith is financially sound and responsible, provided such corporation in writing assumes the duties, obligations, and liabilities imposed by this lease; and Lessor agrees that, concurrently with the making of such assignment, it will in writing release Lessee from all duties, obligations and liabilities imposed by this lease, except such duties, obligations and liabilities as relate to an event occurring or circumstance existing prior to the making of such assignment, and Lessee agrees that it will fully perform such latter duties, obligations and liabilities. Lessor agrees, further, that it will consent to the assignment of the entire interest of Lessee in this lease and in the term hereby created to an assignee proposed by Lessee or to the subletting of the whole or any part of the leased premises to a sublessee proposed by Lessee, provided that such assignee or sublessee, as the case may be, in writing assumes the duties, obligations and liabilities imposed by this lease and provided, further, that Lessee concurrently agrees in writing that such assignment or subletting shall not release Lessee from performance of the duties, obligations and liabilities imposed by this lease. In the event consent is given by Lessor to any such assignment or subletting, as in this paragraph 12(a) provided, no subsequent similar transaction shall be entered into without again obtaining the written consent of Lessor thereto.

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(b) Successors and Assigns.

Subject to the foregoing provisions of this paragraph 12, this lease shall be binding upon and shall inure to the benefit of and shall apply to the respective successors and assigns of Lessor and Lessee, and all references in this lease to “Lessee” shall be deemed to refer to and include successors and assigns of Lessee without specific mention of such successors or assigns.

13. Performance by Lessor.

In the event that Lessee shall fail or neglect to do so or perform any act or thing herein provided by it to be done or performed and such failure shall continue for a period of thirty (30) days after written notice from Lessor specifying the nature of the act or thing to be done or performed, then Lessor may, but shall not be required to, do or perform or cause to be done or performed such act or thing (entering upon the leased premises for such purposes, if Lessor shall so elect), and Lessor shall not be or be held liable or in any way responsible for any loss, inconvenience, annoyance or damage resulting to Lessee on account thereof, and Lessee shall repay to Lessor upon demand the entire cost and expense thereof, including compensation to the agents and servants of Lessor. Any act or thing done by Lessor pursuant to the provisions of this paragraph shall not be or be construed as a waiver of any such default by Lessee, or as a waiver of any covenant, term or condition herein contained or of the performance thereof. All amounts payable by Lessee to Lessor under any of the provisions of this lease, if not paid when the same become due as in this lease provided, shall bear interest from the date the same become due until paid at the rate of six per cent (6%) per annum, compounded annually.

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14. Waiver

Lessee further convenants and agrees that if Lessor fails or neglects for any reason to take advantage of any of the terms hereof providing for the termination of this lease or for the termination or forfeiture of the estate hereby demised, or if Lessor, having the right to declare this lease terminated or the estate hereby demised terminated or forfeited, shall fail so to do, any such failure or neglect of Lessor shall not be or be deemed or be construed to be a waiver of any cause for the termination of this lease or for the termination or forfeiture of the estate hereby demised subsequently arising, or as a waiver of any of the covenants, terms or conditions of this lease or of the performance thereof; and that none of the covenants, terms or conditions of this lease can be waived except by the written consent of Lessor.

15. Termination for a Default.

In the event that Lessee shall fail or neglect to observe, keep or perform any of the covenants, terms or conditions herein contained on its part to be observed, kept or performed and such default shall continue for a period of one hundred twenty (120) days after written notice from Lessor setting forth the nature of Lessee’s default, then and in any such event, Lessor shall have the right at its option, upon written notice to Lessee, forthwith to terminate this lease and all rights of Lessee hereunder shall thereupon cease and Lessor without further notice to Lessee shall have the right immediately to enter into and upon the leased premises and take possession thereof with or without process of law and to remove all personal property from the leased premises and all persons occupying the said premises and to use all necessary force therefor and in all respects to take actual, full and exclusive possession of the leased premises and every part thereof as of Lessor’s original estate, without incurring any liability to Lessee or to any persons occupying or using the leased premises for any damage caused or sustained by reason of such entry upon the leased premises or such removal of such persons or property therefrom; and Lessee hereby covenants and agrees to indemnify and save harmless Lessor from all cost, loss or damage whatsoever arising or occasioned thereby.

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16. Inspection of Premises.

Lessor shall be entitled, at all reasonable times, to go upon and into the leased premises for the purpose of inspecting the same, or for the purpose of inspecting the performance by Lessee of the terms and conditions of this lease, or for the purpose of posting and keeping posted thereon notices of non-responsibility for any construction, alteration or repair thereof, as required or permitted by any law or ordinance, and during the last two (2) years of the term hereof for the purpose of exhibiting the said property to prospective lessees thereof. Lessor shall be represented by a person having necessary security clearance to meet governmental regulations if then applicable to the operations of Lessee.

17. Delivery of Possession of Premises.

Lessor agrees to deliver possession of the leased premises to Lessee upon the effective date of this lease and, if said premises are at such date occupied by any person, whether under claim of right emanating from Lessor or otherwise, Lessor shall at its sole cost and expense remove any such person from the leased premises.

18. Covenants of Parties.

Lessor covenants and agrees to keep and perform all the terms and conditions hereof on its part to be kept and performed, and that Lessee, paying the rent in the amount, at the times and in the manner herein provided and keeping and performing all the terms and conditions hereof on its part to be kept and performed, may, subject to the terms and conditions hereof, have and enjoy the quiet and peaceful possession of the leased premises for the term hereof, without let or hindrance by Lessor or by any person whomsoever lawfully claiming title to the premises under or through Lessor.

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Lessee covenants and agrees to pay the rent and all other sums required to be paid by Lessee hereunder in the amounts, at the times, and in the manner herein provided and to keep and perform all the terms and conditions hereof on its part to be kept and performed, and, at the expiration or sooner termination of this lease, peaceably and quietly to quit and surrender to Lessor the property hereby leased in good order and condition subject to the other provisions of this lease. The performance of each and every covenant of Lessee hereunder shall be a condition for non-performance of which this lease may be terminated, as in this lease provided.

19. Rights Reserved by Lessor.

Lessor expressly reserves all rights in and with respect to the land hereby leased not inconsistent with Lessee’s use of the leased premises as in this lease provided, including (without in anywise limiting the generality of the foregoing) the right of Lessor to enter upon the leased premises for the purposes of installing, using, maintaining, renewing and replacing such underground water, oil, gas, steam, sewer and other pipe lines and telephone, electric, power and other lines and conduits as Lessor may deem desirable in connection with the development or use of any other property in the neighborhood of the land hereby leased, whether owned by Lessor or not, all of which pipe lines, lines and conduits shall be buried to a sufficient depth so as not to interfere with the use or stability of said building or any other building or improvement on the land hereby leased, and the sole and exclusive right to enter upon the subsurface of the leased premises and mine or otherwise produce or extract by any means whatsoever, whether by slant

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drilling or otherwise, oil, gas, hydrocarbons and other minerals (of whatsoever character) in or under or from the land hereby leased, such mining, production or extraction to be for the sole benefit of Lessor without obligation to pay Lessee for any or all of the substances so mined, produced or extracted; provided, however, that no well or other excavation extending under the leased premises shall have surface location less than 500 feet from the nearest boundary of the leased premises; and provided, further, that all operations for such mining, production, or extraction shall be conducted at such depth (not less than 500 feet) beneath the surface of the land hereby leased as not to interfere with the use or stability of buildings or improvements on the land hereby leased, or with Lessee’s use of the leased premises. Lessor shall indemnify and reimburse Lessee for any loss or damage incurred or sustained by Lessee as a result of, or arising out of, or in any way connected with, such mining, production, or extraction.

20. Attorney’s Fees.

If any action at law or in equity shall be brought to recover any rent under this lease, or for or on account of any breach of or to enforce or interpret any of the covenants, terms or conditions of this lease, or for the recovery of the possession of the leased premises, the prevailing party shall be entitled to recover from the other party as a part of prevailing party’s costs a reasonable attorney’s fee, the amount of which shall be fixed by the court and shall be made a part of any judgment rendered.

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21. Ownership of Buildings.

All buildings and improvements hereafter situated upon the land hereby leased shall be and become a part of the leased premises, and Lessee shall have only a leasehold interest therein, subject to all the terms and conditions of this lease. But whenever Lessee shall repair, reconstruct, alter or rebuild or restore any buildings or improvement, as in this lease required or permitted, the material and salvage therefrom may be used or sold by Lessee, and such material or the proceeds from the sale thereof may be used in the construction, repair, reconstruction or alteration of a building or improvement upon the land hereby leased without payment therefor to Lessor.

22. Lessee’s Fixtures.

Lessee, at any time when Lessee is not in default hereunder may, and upon termination of this lease if so requested in writing by Lessor shall, remove from the leased premises any fixtures or equipment installed therein by Lessee, whether or not such fixtures are fastened to the buildings or other improvements located upon the leased premises and regardless of the manner in which they are so fastened; provided, however, that under no circumstances shall any fixtures be removed without Lessor’s written consent if the removal thereof would result in materially impairing the structural strength of any building or improvement upon the leased premises. Lessee shall fully repair any damage occasioned by the removal of any such fixtures and shall leave the buildings or improvements in a good, clean and neat condition.

23. Time of the Essence.

Time is hereby expressly declared to be of the essence of this lease and of each and every covenant, term, condition and provision hereof.

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24. Notices, etc.

All notices, demands or other writings in this lease provided to be given or made or sent, or which may be given or made or sent, by either party hereto to the other, shall be deemed to have been fully given or made or sent when made in writing and deposited in the Untied States mail in any post office in the State of California, certified or registered and postage prepaid, and addressed as follows:

To Lessor:	The Board of Trustees of the Leland Stanford Junior University c/o Stanford Management Company 2770 Sand Hill Road Menlo Park, California 94025 Attention: Research Park Manager
To Lessee:	Beckman Coulter Inc. 4300 N. Harbor Boulevard Fullerton, California 92834-3100 Attention: Office of the General Counsel

The address to which any notice, demand or other writing may be given or made or sent to any party may be changed upon written notice given by such party as above provided.

25. Paragraph Headings.

Paragraph headings in this lease are for convenience only and are not to be construed as a part of this lease or in any way limiting or amplifying the provisions hereof.

26. Remedies Cumulative.

All remedies hereinbefore and hereafter conferred upon the Lessor shall be deemed cumulative and no one exclusive of the other, or any other remedy conferred by law.

27. Lease Construed as a Whole.

The language in all parts of this lease shall in all cases be construed as a whole according to its fair meaning and not strictly for nor against either the Lessor or the Lessee.

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28. Effect on Original Lease.

This Lease is intended to constitute a continuation of the Original Lease with respect to the herein described property and supersedes and replaces the Original Lease in all respects.

29. Counterparts.

This Lease may be executed in any number of counterparts and each of the counterparts shall be considered an original and all counterparts shall constitute but one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this instrument by proper persons thereunto duly authorized as of the day and year hereinabove written.

THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY

By Stanford Management Company

By	/s/ Curtis F. Feeny
Curtis F. Feeny
Its	Executive Vice President, Real Estate

(SEAL) LESSOR

BECKMAN COULTER, INC.

By	/s/ William H. May
Its	Vice President, General Counsel & Secretary

(SEAL) LESSEE

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EXHIBIT A

SITE PLAN

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EXHIBIT B

WORK LETTER

THIS TENANT WORK LETTER (“Work Letter”) sets forth the agreement of Landlord and Tenant with respect to the improvements to be constructed in the Leased Premises, as defined in the Lease to which this Work Letter is attached as an exhibit.  In the event of any inconsistency between the terms of this Work Letter and the terms of the Lease, the terms of the Lease shall control.  All defined terms used herein shall have the meanings set forth in the Lease, unless otherwise defined in this Work Letter.

1.Base Building Work.

(a)Approved Base Building Construction Documents. Landlord, at Landlord’s sole cost and expense, shall perform the base building work (“Base Building Work”) required for the shell and core of a new office building containing approximately 72,812 rentable square feet of space. The description of the Base Building Work is set forth on Exhibit A.   Landlord shall construct the Base Building Work substantially in accordance with the construction drawings and specifications therefor which have been developed by Landlord and approved by the City of Palo Alto, copies of which were delivered to Tenant via email dated January 9, 2020 from Jason Chow in Landlord’s office to Cindy Ressi in Tenant’s office), as revised (if applicable) pursuant to the balance of this Paragraph 1(a) (the “Approved Base Building Construction Documents”).  Landlord may make changes to the Approved Base Building Construction Documents that are required: (i) by any governmental authority, including, without limitation, any changes required in order to obtain the building or other permits for the Base Building Work and/or in order to achieve the Required Delivery Condition; or (ii) to address changes in field conditions arising during construction; provided, however, that any such changes made by Landlord hereunder shall not materially and adversely impact Tenant’s ability to access or use the Leased Premises for the Permitted Use, result in a material change in the appearance, layout, quality or configuration of the Base Building Work or materially increase Tenant’s cost to maintain and repair the Leased Premises, result in a delay in the schedule to complete the Base Building Work or to achieve substantial completion of the Tenant Improvements, materially adversely affect the visibility of Tenant’s signage on Building 4, or result in a material increase in the cost to construct the Tenant Improvements.

(b)Required Delivery Condition.  Landlord’s contractor will cause the Base Building Work to be constructed and delivered to Tenant in the Required Delivery Condition by July 1, 2020, subject to the Delivery Grace Period and Excusable Delays.  Landlord shall be deemed to have achieved the “Required Delivery Condition” for the Base Building Work when (i) such Base Building Work has been substantially completed in accordance with the Approved Base Building Construction Documents, which shall be evidenced by an inspection or its equivalent by the appropriate governmental authority, including issuance of a temporary certificate of occupancy for the building shell, if applicable, or any final “sign-off” by all required governmental authorities, to the extent any of the foregoing are obtainable or achievable prior to Tenant’s completion of any Tenant Improvements that Tenant has not yet at such time completed, it being acknowledged that a certificate of occupancy cannot be obtained until substantial completion of the Tenant Improvements, (ii) the only items of the Base Building Work within Building 4 remaining to be completed by Landlord are those that can be completed within sixty (60) days (unless completion is dependent upon Tenant completing portions of the Tenant Improvements) and do not materially affect Tenant’s ability to complete the Tenant Improvements, (iii) Landlord’s architect has certified that the Base Building Work has been substantially completed in accordance with the Approved Base Building Construction Documents therefor, (iv) all utilities included in the Base Building Work have been installed in accordance with the Approved Base Building Construction Documents, to the extent they could be installed prior to Tenant’s completion of any Tenant Improvements that Tenant has

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not yet at such time completed, and (iv) all known incomplete or defective construction in the Base Building Work which would materially interfere with or impede construction and installation of the Tenant Improvements has been remedied and repaired.  If achievement of the Required Delivery Condition is delayed due to Tenant Delay, then the Required Delivery Condition shall be deemed to have been achieved as of the date that the Required Delivery Condition would have been achieved but for such Tenant Delay.

2.Tenant Improvements. Tenant shall construct, furnish or install all improvements, equipment or fixtures, that are necessary for Tenant’s use and occupancy of the Leased Premises (collectively, the “Tenant Improvements”). Tenant shall complete construction of the Tenant Improvements for the Leased Premises.  Tenant will engage a consultant reasonably approved by Landlord to manage the design and construction of the Tenant Improvements (“Tenant Improvement Project Manager”).  Tenant shall cause all drawings and specifications for the Tenant Improvements to be prepared by an architect selected by Tenant and reasonably approved by Landlord (“Tenant Improvement Architect”) and to be constructed by a general contractor licensed in California, selected by Tenant, and reasonably approved by Landlord (“Tenant Improvement Contractor”).  Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed, shall be required if Tenant desires to change its Tenant Improvement Architect, Tenant Improvement Contractor or Tenant Improvement Project Manager. Tenant shall furnish to Landlord a copy of the executed contracts between Tenant and Tenant Improvement Architect, and Tenant and Tenant Improvement Contractor, covering all of Tenant’s obligations under this Work Letter.

Tenant shall utilize good faith efforts to cause the Tenant Improvements to comply with all of the following: (a) any water-using fixtures that Tenant installs must meet the following requirements: (i) water closets: 1.28 gpf, (ii) urinal: 0.125 gpf, (iii) lavatory faucet: metered faucet 0.5 gpm on 12 second cycle or 0.1 gpc, (iv) kitchen / break-room faucet: 1.25gpm max, and (e) showerhead: must not exceed 1.5 gpm; (b) Tenant-provided supplemental cooling equipment, if any, must not use CFC-based refrigerants and must minimize or eliminate the emission of compounds that contribute to ozone depletion and climate change, in accordance with the requirements of LEED credit EAc4 Enhanced Refrigerant Management; (c) any additional air handling units installed as part of Tenant’s scope must employ MERV 13 filters; (d) any rooms built by Tenant that house chemicals (including janitorial closets) must have deck-to-deck partitions, return air ducts directly vented to the outside and not recirculated, be negatively pressurized and have doors on self-closers; (e) Tenant must use or replace 10’ walk-off mats at every regularly used entrance/exit at the end of the core-and-shell construction; (f) Tenant’s actual space plan must comply with the requirements for EQc2, Increased Ventilation, which require that breathing-zone outdoor air ventilation rates for occupied spaces exceed ASHRAE 62.1-2007 by 30%; (g) Tenant shall install CO2 monitors within all densely occupied spaces (those with a design occupant density of 25 people or more per 1,000 square feet). CO2 monitors must be installed between 3 to 6 feet above the floor. Tenant shall configure CO2 monitors to generate an alarm when the CO2 levels vary by 10% or more from the design values via a building management system alarm to the building engineer; (h) Tenant’s lighting power density for installed and permanently wired light fixtures and associated lamps and bulbs shall have a weighted average that shall not exceed the 0.65 W/rsf; (i) if Tenant selects and holds the contract for the janitorial services for its space, Tenant shall hire a janitorial company that can meet the requirements of LEED-Existing Buildings Operations and Maintenance (LEED-EBOM) v2009 credits EQp3 and EQc3.1, which requires the use of green cleaning chemicals, products and equipment; (j) if Tenant selects and holds the contract for the pest management services for its space and buildings, Tenant shall hire a pest management company that can meet the requirements of LEED-Existing Buildings Operations and Maintenance (LEED-EBOM) v2009 credits EQc3.6, Integrated Pest Management, which requires the use of notification protocols and least toxic pest control methods.

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The Tenant Improvements shall be in conformity with drawings and specifications submitted to and approved by Landlord, which approval shall not be unreasonably withheld or delayed, and shall be performed in accordance with the following provisions:

Tenant Improvement Space Plans:  Tenant shall prepare and submit to Landlord for its approval Tenant Improvement space plans (the “Tenant Improvement Space Plans”).  Within ten (10) business days after receipt of Tenant’s drawings Landlord shall return one set of prints thereof with Landlord’s approval and/or suggested modifications noted thereon.  If Landlord has approved Tenant’s drawings subject to modifications, such modifications shall be deemed to be acceptable to and approved by Tenant unless Tenant shall prepare and resubmit revised drawings for further consideration by Landlord.  If Landlord has suggested modifications without approving Tenant’s drawings Tenant shall prepare and resubmit revised drawings within ten (10) business days for consideration by Landlord.  All revised drawings shall be submitted, with changes highlighted, to Landlord within ten (10) business days following Landlord’s return to Tenant of the drawings originally submitted, and Landlord shall approve or disapprove such revised drawings within ten (10) business days following receipt of the same.  Landlord shall be provided with a copy of Tenant’s preliminary floor plan and associated CAD files as a condition to receiving reimbursement.

Tenant Improvement Design Development Plans:  Tenant shall prepare and submit to Landlord for its approval Tenant Improvement design development plans (“Tenant Improvement Design Development Plans”).  Within ten (10) business days after receipt of Tenant’s drawings Landlord shall return one set of prints thereof with Landlord’s approval and/or suggested modifications noted thereon.  If Landlord has approved Tenant’s drawings subject to modifications, such modifications shall be deemed to be acceptable to and approved by Tenant unless Tenant shall prepare and resubmit revised drawings for further consideration by Landlord.  If Landlord has suggested modifications without approving Tenant’s drawings Tenant shall prepare and resubmit revised drawings within ten (10) business days for consideration by Landlord.  All revised drawings shall be submitted, with changes highlighted, to Landlord within ten (10) business days following Landlord’s return to Tenant of the drawings originally submitted, and Landlord shall approve or disapprove such revised drawings within ten (10) business days following receipt of the same.

Tenant Improvement Working Drawings:  Tenant shall prepare and submit to Landlord for its approval Tenant Improvement working drawings (“Tenant Improvement Working Drawings”) including mechanical, electrical, and plumbing plans (“MEP”).  Within ten (10) business days after receipt of Tenant’s drawings Landlord shall return one set of prints thereof with Landlord’s approval and/or suggested modifications noted thereon.  If Landlord has approved Tenant’s drawings subject to modifications, such modifications shall be deemed to be acceptable to and approved by Tenant unless Tenant shall prepare and resubmit revised drawings for further consideration by Landlord.  If Landlord has suggested modifications without approving Tenant’s drawings Tenant shall prepare and resubmit revised drawings within fifteen (15) business days for consideration by Landlord.  All revised drawings shall be submitted, with changes highlighted, to Landlord within fifteen (15) business days following Landlord’s return to Tenant of the drawings originally submitted, and Landlord shall approve or disapprove such revised drawings within ten (10) business days following receipt of the same.

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Final Tenant Improvement Plans:  Tenant shall submit the approved Tenant Improvement Working Drawings to the Palo Alto Building Department for a Tenant Improvement building permit prior to the commencement of such work.  The Tenant Improvement Working Drawings as modified by the City of Palo Alto are defined herein as the “Final Tenant Improvement Plans.”  Prior to commencing construction, Tenant shall deliver to Landlord a copy of the City of Palo Alto building permit for the Final Tenant Improvement Plans.

To the extent any of Landlord’s responses to Tenant’s submittals are delayed beyond the time frames set forth above, each day a response is so delayed shall be taken into account in the definition of “Landlord Delay” in Paragraph 6 below.

Any material changes to the Final Tenant Improvement Plans shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld.  Within ten (10) business days after receipt of Tenant’s request for a material change to the Final Tenant Improvement Plans accompanied by revised drawings with sufficient detail, Landlord shall approve such request in writing and/or suggest modifications thereto.  If Landlord does not respond within such ten (10) business day period, each day a response is so delayed shall be taken into account in the definition of “Landlord Delay” in Paragraph 6 below. Any material deviation in construction from the design specifications and criteria set forth in the Final Tenant Improvement Plans, other than as approved in writing by Landlord (such approval not to be unreasonably withheld or delayed), shall constitute a default for which Landlord may, within ten (10) business days after giving written notice to Tenant, elect to exercise the remedies available in the event of default under the provisions of this Lease, unless such default is cured within such ten (10) business day period, or, if the cure reasonably requires more than ten (10) business days, unless such default is cured as soon as reasonably practicable but in no event later than sixty (60) days after Landlord’s notice to Tenant.  Only new materials shall be used in the construction of the Tenant Improvements, except with the written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed.

Tenant acknowledges that it will engage the Tenant Improvement Architect, the Tenant Improvement Project Manager, and the Tenant Improvement Contractor, and shall be responsible for the actions and omissions of its architects, engineers, contractors, and project/construction managers arising solely with respect to the Tenant Improvements and for any loss, liability, claim, cost, damage or expense suffered by Landlord or any other entity or person as a result of the acts or omissions of its architect, engineers or project/construction managers arising solely with respect to the Tenant Improvement.  For clarification, if Tenant retains Landlord’s Contractor or any other party which Landlord also retains for Base Building Work, Tenant shall not be responsible such contractor’s or other party’s actions or omissions with respect to or arising from its performance of Base Building Work and/or any loss, liability, claim, cost, damage or expense suffered by Landlord or any other entity or person as a result of the acts or omissions of such contractor or other party.  Landlord’s approval of any of Tenant’s architects, engineers or project/construction managers and of any documents prepared by any of them shall not be for the benefit of Tenant or any third party, and Landlord shall have no duty to Tenant or to any third parties for the actions or omissions of Tenant’s architects, engineers or project/construction managers except with respect to or arising from Base Building Work if Landlord has retained Tenant’s architects, engineers or project/construction managers with respect thereto.  Tenant shall indemnify and hold harmless Landlord from and against any and all losses, costs, damages, claims and liabilities arising solely from the actions or omissions of Tenant’s architects, engineers and project/construction managers with respect to the Tenant Improvements only.  Notwithstanding anything herein to the contrary, Tenant shall have no obligation to pay any administrative, coordination or supervision fees to Landlord with respect to the Tenant Improvements.

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The Tenant Improvements shall be constructed by Tenant Improvement Contractor in accordance with the Final Tenant Improvement Plans, in compliance with all of the terms and conditions of this Work Letter and the Lease, and with all applicable Laws and Restrictions.  The Tenant Improvement Contractor shall obtain a builder’s risk policy of insurance in an amount and form and issued by a carrier reasonably satisfactory to Landlord, and its subcontractors shall carry worker’s compensation insurance for their employees as required by law.  The builder’s risk policy of insurance shall name Landlord as an additional insured and shall not be cancelable without at least thirty (30) days’ prior written notice to Landlord.

Tenant shall notify Landlord of its intention to commence construction ten (10) days prior to commencement and shall again notify Landlord of actual commencement within one (1) business day thereafter.  Landlord shall have the right to post in a conspicuous location on the Building or the Leased Premises, as well as record with the County of Santa Clara, a Notice of Nonresponsibility.  Tenant shall provide Landlord with a copy of the City of Palo Alto building permit allowing for the construction of the Final Tenant Improvement Plans prior to commencement of construction of the Tenant Improvements.

Tenant shall, and shall cause Tenant’s Project Manager to, use commercially reasonable efforts to cause construction of the Final Tenant Improvement Plans to be performed in as efficient a manner as is commercially reasonable.  All work to be performed inside or outside of the Building shall be coordinated with Landlord.  Tenant and the Tenant Improvement Contractor shall conduct their work and employ labor in such manner as to maintain harmonious labor relations.

Tenant, at Tenant’s sole cost and expense, shall clear debris resulting from the Tenant Improvement construction as necessary so as not to interfere with the construction of the Base Building Work, and Landlord, at Landlord’s sole cost and expense, shall clear debris resulting from the Base Building Work construction as necessary so as not to interfere with the construction of the Tenant Improvements.  No trash, or other debris, or other waste may be deposited at any time outside the Building except in containers reasonably approved by Landlord.  If so, Landlord may, after written notice to Tenant, remove trash or debris deposited by Tenant at Tenant’s expense, which expense shall equal the reasonable, out-of-pocket cost of removal.  Storage of Tenant Improvement construction materials, tools and equipment shall be coordinated with Landlord’s Contractor.  Tenant shall reimburse Landlord within thirty (30) days of written demand (including reasonable backup documentation) for the cost of repairing any damage to the Building caused by Tenant Improvement Contractor and its subcontractors resulting from the construction of the Tenant Improvements.  Upon completion of the Base Building Work, Landlord shall cause the Building and the Common Areas to be clean and free from construction debris resulting from Base Building Work. Upon completion of the Tenant Improvements, Tenant shall cause the Building and the Common Areas to be clean and free from construction debris resulting from Tenant’s Tenant Improvement construction.

After completion of the Tenant Improvements, Tenant shall submit to Landlord a Certificate of Substantial Completion, AIA Document G704, by its Tenant Improvement Architect for the Final Tenant Improvement Plans, a copy of all final inspection cards for the Tenant Improvements signed by the appropriate City of Palo Alto inspector and the Temporary Certificate of Occupancy from the City of Palo Alto.

Tenant shall submit to Landlord two CDs containing copies of all Tenant Improvement as-built plans and specifications, warranties, and operating manuals covering all of the work in the Final Tenant Improvement Plans.

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Any minor work required for Tenant’s occupancy of the Leased Premises but not included in the Final Tenant Improvement Plans such as the procurement and installation of furniture, fixtures, equipment, interior artwork and signage, shall not require Landlord approval but shall be installed in a good and workmanlike manner by Tenant.

3.Project Costs. The costs and expenses of the development and construction of the Base Building Work and the Tenant Improvements (“Project Costs”) shall be paid in accordance with this Paragraph 3.

(a)Base Building Work. The costs and expenses of the development and construction of the Base Building Work shall be paid by Landlord.

(b)Tenant Improvements. Unless specified otherwise herein, Tenant shall bear and pay the cost of the Tenant Improvements (which cost shall include, without limitation, the costs of construction as provided for in the Tenant Improvement Contractor’s contract, the cost of permits, and all architectural, design, space planning, and engineering services obtained by Tenant in connection with Tenant Improvements); provided that so long as Tenant is not in monetary or material non-monetary default under the Lease, Landlord shall contribute a maximum of $145 per rentable square foot, for an aggregate maximum of $10,557,740 (the “Tenant Improvement Allowance”).  For the avoidance of confusion, the foregoing shall not be read to prevent Tenant from curing the applicable default and once the default is cured (if such cure is completed within the applicable cure period, if any, expressly set forth in this Lease), Landlord shall be obligated to make the applicable contribution from the Tenant Improvement Allowance.  The Tenant Improvement Allowance shall be utilized for the hard and soft costs of the Tenant Improvements, including without limitation building improvements to the Building, the cost of obtaining permits, costs of preparing any plans or drawings, the cost of performing the Tenant Improvements including labor and material costs, cost of any third party consulting or contracting fees (including without limitation costs of Tenant’s architect and engineers), costs with respect to the Tenant Improvement Project Manager, and any other hard costs of the Tenant Improvements; provided, however, the Tenant Improvement Allowance will not be used for signage, furniture costs, any telecom/cabling costs, and shall be available to Tenant only until one year after the Lease Commencement Date, which date shall be extended for Landlord Delays and/or Force Majeure, after which Landlord shall have no further obligation to provide any portion of the Tenant Improvement Allowance.  Subject to such deadline, and based upon applications for payment prepared, certified and submitted by Tenant as described below, Landlord shall make progress payments from the Tenant Improvement Allowance to Tenant in accordance with the provisions of this Paragraph 3, (but in no event more than $145 per square foot for the applicable space under construction), as follows:

(i)Not later than the 25th day of each month Tenant shall submit applications for payment to Landlord in a form reasonably acceptable to Landlord, including Tenant Improvement Contractor’s Application and Certification for Payment AIA G702 certified by Tenant Improvement Architect, certified as correct by an officer of Tenant and by Tenant’s architect, for payment of that portion of the cost of the Tenant Improvements allocable to labor, materials and equipment incorporated in the Building during the period from the first day of the same month projected through the last day of the month.  Each application for payment shall set forth such information and shall be accompanied by such supporting documentation as shall be reasonably requested by Landlord, including the following:

(A)Invoices.

(B)Fully executed conditional lien releases in the form prescribed by law from the Tenant Improvement Contractor and all subcontractors and suppliers furnishing labor or materials during such period and if applicable, fully executed unconditional lien releases from all such entities covering the prior payment period.

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(C)Tenant Improvement Contractor’s worksheets showing percentages of completion.

(D)Tenant Improvement Contractor’s certification as follows:

“There are no known mechanics’ or materialmen’s liens outstanding at the date of this application for payment, all due and payable bills with respect to the Building have been paid to date or shall be paid from the proceeds of this application for payment, and there is no known basis for the filing of any mechanics’ or materialmen’s liens against the Building or the Property, and, to the best of our knowledge, waivers from all subcontractors are valid and constitute an effective waiver of lien under applicable law to the extent of payments that have been made or shall be made concurrently herewith.”

(ii)On or before the 30th day following submission of the application for payment, so long as Tenant is not in default under the terms of this Work Letter or the Lease, Landlord shall pay a share of such payment determined by multiplying the amount of such payment by a fraction, the numerator of which is the amount of the Tenant Improvement Allowance, and the denominator of which is the sum of (i) estimated construction cost of all Tenant Improvement work and materials for the entire Leased Premises, and (ii) the estimated cost of all professional services, fees and permits in connection therewith.  Tenant shall pay the balance of such payment, provided that at such time as Landlord has paid the entire Tenant Improvement Allowance on account of such Tenant Improvement work, all billings shall be paid entirely by Tenant.  If upon completion of the Tenant Improvements and payment in full to the Tenant Improvement Contractor, the architect and engineer, and payment in full of all fees and permits, the portion of the cost of the Tenant Improvements including, without limitation, architects’ and engineers’ fees, permits and fees theretofore paid by Landlord is less than the Tenant Improvement Allowance, Landlord shall promptly reimburse Tenant for costs expended by Tenant for Tenant Improvements up to the amount by which the Tenant Improvement Allowance exceeds the portion of such cost theretofore paid by Landlord.  Landlord shall have no obligation to advance the Tenant Improvement Allowance to the extent it exceeds the total cost of the Tenant Improvements. In no event shall Landlord have any responsibility for the cost of the Tenant Improvements in excess of the Improvement Allowance.  Landlord shall have no obligation to make any payments to Tenant Improvement Contractor’s material suppliers or subcontractors or to determine whether amounts due them from Tenant Improvement Contractor in connection with the Tenant Improvements have, in fact, been paid.

(iii)Landlord acknowledges that if Landlord fails to pay any portion of the Tenant Improvement Allowance as and when it is obligated to do so under this Work Letter, and Landlord thereafter fails to pay such portion of the Tenant Improvement Allowance within ten (10) business days after Landlord’s receipt of a written notice from Tenant describing Landlord’s failure to pay such portion of the Tenant Improvement Allowance (a “Payment Notice”), then Tenant shall be entitled to deduct from Base Monthly Rent payable by Tenant under the Lease, the amount Landlord was obligated (but failed) to pay, but limited each month to an amount not to exceed 25% of each payment of Base Monthly Rent, until fully paid.  If, however, Landlord delivers to Tenant, within ten (10) business days after Landlord’s receipt of a Payment Notice, a written objection to the requested payment setting forth with reasonable particularity Landlord’s reasons for its claim that such payment did not have to be made (an “Objection Notice”), then Tenant shall not then be entitled to such deduction from Base Monthly Rent unless and until such dispute is resolved in accordance with the procedures set forth below; provided, however, Tenant shall be entitled to offset any undisputed amounts (subject to the foregoing 25% limitation) as provided above.  The parties shall, within ten (10) days after Tenant’s receipt of the Objection Notice, meet and confer and attempt to resolve the matter promptly, and if the dispute is not resolved within five (5) business days after such meeting, either party may require that the dispute be

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finally settled by binding arbitration in San Francisco, California, in accordance with the rules of the JAMS by one arbitrator appointed in accordance with said rules.  The arbitrator shall apply California law, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute.  Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

(c)Evidence of Completion of Tenant Improvements.  Upon the completion of the Tenant Improvements, Tenant shall:

(i)Submit to Landlord a detailed breakdown of Tenant’s final and total construction costs, reasonably satisfactory to Landlord.

(ii)Submit to Landlord the building permit for the Tenant Improvements signed off by the applicable governmental authorities and authorization for physical occupancy of the Building.

(iii)Submit to Landlord the as-built plans and specifications referred to above.

4.	Reserved.
5.	Completion; Tenant Delay. If Landlord shall be actually delayed in achieving the Required Delivery Condition as a result any of the following (collectively, “Tenant Delays”):

(a)Any entry into the Building by Tenant, or any of Tenant’s agents, employees, licensees, contractors or subcontractors, which delays substantial completion of the Base Building Work; or

(b)Any matters specifically identified elsewhere in this Work Letter or in the Lease as Tenant Delays; or

(c)Any breach by Tenant, its agents, employees or contractors,

then the date upon which the Required Delivery Condition is deemed to have been achieved shall be advanced by the cumulative duration of such Tenant Delays, and the date upon which the Building is delivered to Tenant in the condition called for by the Lease and this Work Letter shall be deemed to have occurred in advance of the actual delivery date by the cumulative duration of such Tenant Delays.  Notwithstanding anything herein to the contrary, no Tenant Delay described in clauses (b) or (c) above shall be deemed to have occurred unless and until Landlord has provided written notice to Tenant specifying the action or inaction that constitutes the Tenant Delay, and in such case, the applicable Tenant Delay shall be deemed to have occurred commencing as of the date such notice is received and continuing until the same is cured.  Landlord agrees to notify Tenant in writing when Landlord becomes aware of a Tenant Delay described in clause (a) above, but the date of such notice shall not be a limitation on the commencement of the applicable Tenant Delay.

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6.Landlord Delays.  If Tenant shall be actually delayed in completing the Tenant Improvements, to such a degree that the date on which it can occupy the Leased Premises for the conduct of its business is also delayed, as a result any of the following (collectively, “Landlord Delays”):

(a)Landlord’s failure to pay any costs or expenses payable by Landlord under this Work Letter as and when required hereunder; or

(b)Any delay by Landlord in responding to Tenant’s submissions beyond the response periods applicable thereto set forth in Paragraph 2 above; or

(c)Hazardous Materials caused or introduced by Landlord or Landlord’s agents, employees, licensees or invitees, or the presence of the pre-existing Hazardous Materials in, on or around Building 4, the Leased Premises or the Property; or

(d)Any breach by Landlord, its agents, employees or contractors,

then to the extent such Landlord Delays are the sole cause of Tenant not completing the Tenant Improvements within ten (10) months after the Lease Commencement Date, Tenant shall be entitled to one (1) day of abated Base Monthly Rent for each such day of delay caused solely by such Landlord Delays.

7.Efforts to Mitigate Delays.  Each of Landlord and Tenant agree to work together to mitigate the duration of any Landlord Delays and/or Tenant Delays.

9

Building 4

EXHIBIT A TO WORK LETTER

BASE BUILDING WORK

BASE BUILDING DESCRIPTION:

The building shall be constructed in conformance with “life safety” standards, as discussed in the provisions below. The project shall be designed to meet the standards of a LEED Platinum rating (at Landlord’s sole discretion Landlord may seek USGBC certification). Base Building shall include:

(A)	All work installed to meet local codes and ADA requirements and to be approved by local jurisdiction for final of the shell and core permit.
(B)	Utilities:
a.	Water - 2” stub out with minimum of 50 PSI, maximum of 80 PSI, with shut-off valve within the Premises.
b.

Electrical - Landlord shall provide a portion of a meter section on the exterior of the building. Landlord will provide 3-2” conduits stubbed to the premises from the building transformer service location as to allow up to a Tenant service of 3000 amp, 3 phase, 277/480 volt electrical service. Landlord shall be responsible for setting the meters and providing power. Landlord will provide 480V power (switch disconnects on floor 1 and floor 2), electrical rooms for tenant, fit-out, rnechanical/power/lighting, as part of the core and shell. Landlord will provide 480V panel boards, step down transformer, and 208V panel board. All house/core area lighting and power will be fed from garage level main electrical room.

i.	Lighting will be provided based on the following:

Lighting Load (including task lighting)	Cooling system designed for 1.2 watts/RSF; Lighting design to be restricted to 0.65 watts/RSF to conform to LEED goals
c.

Sewer - 4” sanitary sewer branch line under slab in the rear portion of the Premises. Separate 4” grease sewer lateral under slab to potentially connect with a future grease interceptor, if necessary. If a grease interceptor is required, Tenant shall purchase and install at a location selected by Landlord at Tenant’s sole expense.

d.	Gas - Landlord to provide a 1” medium pressure gas line with maximum 200,000 btu stubbed to the exterior of the Premises. Landlord will be responsible for setting the gas meter.
e.

Telephone - Landlord will provide a 2” conduit connection from telephone service location to the Premises. Tenant shall be responsible pulling wire from the telephone room to the Premises. All of Tenant’s telephone equipment to be located within Tenant’s premises.

f.	Cable TV - Landlord will provide a 2” conduit connection from cable TV service location to the Premises. All of Tenant’s cable TV equipment to be located with Tenant’s premises.
g.	Fiber - Landlord to provide 3” x 2” conduit for fiber connection from Page Mill Road to Building 4.

Building 4

(C)

All Common Area site work including underground connections, grading, landscaping, irrigation, site lighting, storm water drainage, hardscaping, all ADA compliant access and exit doors and walks, roads, parking and other site utilities including communications, elect, gas, cable TV.

(D)	Weather tight shell complete with rainwater drainage system. Building core and shell to meet all Title-24 requirements.
(E)	Provide a recessed floor slab to accommodate flooring finishes by Tenant at lobby. Elevator lobbies to be sheet rocked and fire taped.
(F)

Code-required building exit stairs to be in finished condition with painted walls, stringers and handrails. Stair treads and landings to be concrete finish. Core area walls (Tenant side) will be sheet rocked and fire taped only.

(G)	Glazing, roof insulation and perimeter wall insulation shall meet or exceed minimum requirements of California Title-24 Part 6.
(H)

Elevator cabs (quantity and size to meet code) and call buttons to meet ADA and fire code installed complete including all standard finishes, doors, hardware and lighting. Elevator machine room complete including stainless steel doors, fronts, frames, doors, hardware, HVAC, lighting, fire sprinkler and fire alarm systems. Elevator to be card access ready. For elevator design:

Cab Speed:	150 feet per minute for electric MRL (Machine Room Less) elevators (building).

Cab Capacity:	4,000 pounds for passenger elevator, 4,500 pounds at service elevator.

Cab Walls:	Manufacturer standard, subject to Landlord’s architect’s selection.

Cab Ceiling:	Manufacturer standard, subject to Landlord’s architect’s selection.

Cab Flooring:	Manufacturer standard, subject to Landlord’s architect’s selection.

Hoist Way Doors
and Frames:	Painted throughout.
(I)	Building mechanical and / or electrical equipment room(s) complete including doors, hardware, lighting, fire sprinkler and fire alarm systems per code.
(J)

MPOE shall be provided as a dedicated room separate from the electrical room. Stacked IDF closets located in the center of each floor shall be included per code, but phone systems, switching equipment, connections, etc. and associated cooling equipment not included. Provide room complete including doors, hardware, lighting, fire alarm systems per code. Rooms shall also include sleeved openings for risers. Landlord shall provide two (2) additional four inch (4”) conduits in the joint trench from the property line to the MPOE room.

(K)

Entry Lobby, Lobby Stairs and Restroom Cores: Entry Lobby and Lobby Stairs to be finished and fully functional to meet code. Floor, wall, ceiling, lighting, HVAC and electrical finishes and systems shall be designed and finishes selected by Landlord’s architect and installed by Landlord’s Contractor, Restroom Cores to include fully functional and finished men’s and women’s restrooms at each floor to meet code. Finishes to include ceramic tile at floors and full height on all wet walls, stone tops, ceiling mounted stainless steel toilet partitions and accessories, finished ceiling system and lighting per code. Base showers provided in each ground floor men’s and women’s restroom per LEED. Restroom finishes are subject to Tenant’s consent consistent with industry standard.

(L)	Convenience electrical outlets will be installed on exterior walls at balconies (1 per each twenty (20) lineal feet of balcony).

Building 4

(M)	Janitor’s closets will be finished with VCT flooring, FRP panels on wet walls, and low VOC paint all other walls. Closets to be ventilated per code.
(N)

HVAC shall be a variable air volume (VAV) type system with DDC control capability sized to service the General Office Area per the criteria specified below. Design shall meet code but is contemplated to be for an outdoor temperature for winter of 26 degrees F, and a summer temperature of 90 degrees F dry bulb and 67 degrees F wet bulb. System shall be designed for the following loads:

Lighting Load (including task lighting)	Cooling system designed for 1.2 watts/RSF; Lighting design to be restricted to 0.65 watts/RSF to conform to LEED goals

Non Core Miscellaneous Office Equipment Cooling Loads	5 watts/RSF

Occupancy	130 sq. ft./person
(O)

Heating shall be via a gas fired, high efficiency boiler and hot water system. Includes main heating water supply and return risers with valved and capped stub-outs at each floor at restroom core for Tenant extension. Gas service will be brought into building and up to roof.

(P)

Main Supply and return air risers provided through each floor (or Mechanical Room) with ductwork stubbed out and capped at each floor. Associated fine or fire/smoke dampers provided at rated shaft penetrations per code.

(Q)	Ventilation system complete for restroom core and janitor closet including ductwork, diffusers and fan.
(R)	Approximately 200 sq ft adjacent to Landlord’s HVAC equipment shall be provided to allow Tenant to install auxiliary cooling systems.
(S)

DDC controls for the Base Building HVAC system to accommodate the addition of tenant system DDC controls typical of a Class A office building. Any addition of Tenant system DDC controls will be by Tenant.

(T)	Domestic cold water main branch piping to each floor near the restroom core and stair for future break rooms and coffee stations.
(U)	Two (2) sanitary and vent risers, one within each “wing”, with capped connections at each floor level for future break rooms and coffee stations.
(V)

Fully operational main electric service for each building including main switchboard each rated at 3000A, 277/480V, serving tenant lighting and power loads and mechanical equipment loads. Each electrical power distribution assembly rated at 3000A, 277/480 volt. Space sized for panels and transformers on each floor (by Tenant). Landing section for PG&E conduits.

(W)	Electrical transformer for each building to comply with City of Palo Alto Utilities and per Building Design.

Building 4

Main Switchboard:

•	Per City of Palo Alto Utilities and City of Palo Alto requirements.
•	Main SB to be insulated case with LSIG
•	Feeder protective devices are group mounted, insulated case circuit breakers (LSI)
•	Provide separate section for all metering.
•	Meter main per City of Palo Alto Utilities requirements.
•	Main switchboards 65kAIC minimum short circuit rating per City of Palo Alto Utilities requirements.
•	480/277V bus riser is installed thru each floor electrical room for future tenant power distribution.
(X)

Base building fire sprinklers on each floor as required per code for the shell and core design with capacity for fully sprinklered tenant improvements. Building is fully sprinklered including the PIV as required by code for an undivided occupancy with upturned heads typical.

(Y)

Fire Alarm System: Building is fully monitored per code. Life safety system distribution (smoke detectors, annunciators, strobes, etc.) as required by code for core areas. Each floor is designated as one smoke zone.

(Z)

Underground garage will be a code compliant concrete garage with post tension slab. The garage design will include code required electrical/lighting, fire sprinkler/fire alarm system, and CO2 exhaust systems.

i. Building elevator and the stair system will connect to the underground garage with standard garage lobby.

Building 4

EXHIBIT B TO WORK LETTER

FORM OF CONSENT TO ASSIGNMENT

This Consent to Assignment (“Consent”) is dated as of this __ day of ___________, 2020, by __________________, a ______________ ([“Tenant Improvement Architect”/“Tenant Improvement Contractor”/“Tenant Improvement Project Manager”/Other Consultant]), in favor of ______________ Office Partners Holding Company LLC, a California limited liability company (“Landlord”).

Recitals

A.Landlord and __________________, a _______________ (“Tenant”) entered into that certain Lease Agreement dated as of ___________, 201_ (the “Lease”) for premises located in the City of __________, County of ___________, State of California, commonly known as or otherwise described as _________________ Road, Suite __, ___________, California; and

B.Exhibit B to the Lease is a Work Letter pursuant to which Tenant has retained [Tenant Improvement Architect/Tenant Improvement Contractor/Tenant Improvement Project Manager/Other Consultant].

Agreement

Now Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [Tenant Improvement Architect/Tenant Improvement Contractor/Tenant Improvement Project Manager/Other Consultant] hereby consents to the assignment effected by Paragraph 4 of the Work Letter.

In Witness Whereof, [Tenant Improvement Architect/Tenant Improvement Contractor/Tenant Improvement Project Manager/Other Consultant] has executed this Consent as of the date first written above.

•	[Tenant Improvement Architect/Tenant Improvement Contractor/Tenant Improvement Project Manager/Other Consultant]
•
•	By:
•	Title:
•
•	By:
•	Title:
•
•

Building 4

EXHIBIT C

LEASE COMMENCEMENT DATE CERTIFICATE

This LEASE COMMENCEMENT CERTIFICATE (“Certificate”) is made this ____________ day of ____________________, 201_, by and between 1050 Page Mill Road Property, LLC, a Delaware limited liability company (“Landlord”) and Kodiak Sciences Inc., a  Delaware corporation (“Tenant”), and is attached to and made a part of that certain Lease dated as of ______________, 201_ by and between Landlord and Tenant (the “Lease”).

Landlord and Tenant hereby acknowledge and agree for all purposes of the Lease that the Lease Commencement Date as defined in Paragraph 2.3 of the Lease is __________, 202_.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Certificate on the date first above written.

LANDLORD:

1050 Page Mill Road Property, LLC,

a Delaware limited liability company

By:
Printed Name:
Title:

TENANT:

Kodiak Sciences Inc.,

a  Delaware corporation

By:
Printed Name:
Title:

Building 4

EXHIBIT D

RELEASE OF GROUND LESSOR

Tenant hereby represents to Ground Lessor that Tenant is aware that detectable amounts of hazardous substances and groundwater contaminants have come to be located beneath and/or in the vicinity of the Property. Tenant has made such investigations and inquiries as it deems appropriate to ascertain the effects, if any, of such substances and contaminants on its operations and persons using the Property. Ground Lessor makes no representation or warranty with regard to the environmental condition of the Property. Tenant, on behalf of itself and its affiliated entities and their respective partners, employees, successors and assigns (collectively, “Releasors”), hereby covenants and agrees not to sue and forever releases and discharges Ground Lessor, and its trustees, officers, directors, agents and employees for and from any and all claims, losses, damages, causes of action and liabilities, arising out of hazardous substances or groundwater contamination presently existing on, under, or emanating from or to the Property. In connection with the above release, Releasors understand and expressly waive any rights or benefits available under Section 1542 of the Civil Code of California or any similar provision in any other jurisdiction. Section 1542 provides substantially as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

EXHIBIT E

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT PROVISIONS

RECORDING REQUESTED BY AND
AFTER RECORDING, RETURN TO:

Clifford Chance US LLP

32 West 52nd Street

New York, New York 10019
Attn:  Eddie E. Frastai, Esq.

SPACE ABOVE THIS LINE RESERVED FOR RECORDER'S USE

SUBORDINATION, NON-DISTURBANCE
AND ATTORNMENT AGREEMENT

This Subordination, Non-Disturbance and Attornment Agreement ("Agreement"), is made as of this _____ day of June, 2020 among First Abu Dhabi Bank PJSC, a public joint stock company incorporated under the Emirate of Abu Dhabi, United Arab Emirates, as agent (together with its successors and assigns, collectively, "Agent") for itself and First Abu Dhabi Bank USA N.V., a banking corporation organized under the laws of Curaçao (together with their respective successors and assigns, collectively, "Lender"), 1050 Page Mill Road Property, LLC, a Delaware limited liability company, as landlord (together with its successors and assigns, "Landlord"), and Kodiak Sciences Inc., a Delaware corporation ("Tenant").

Background

A.Lender has agreed to make and Agent has agreed to administer a loan to Landlord ("Loan"), which is secured by that certain Leasehold Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of ____________ ___, 2018 by Landlord in favor of Chicago Title Insurance Company, as trustee in favor of Agent, as beneficiary (the "Security Instrument") on Landlord's property described more particularly on Exhibit A attached hereto ("Property").

B.Tenant is the present lessee under that certain Sublease between Landlord and Tenant dated as of June 19, 2020, as thereafter modified and supplemented ("Lease"), demising a portion of the Property known as "Building 4" as described more particularly in the Lease ("Leased Space").

C.A requirement of the Loan is that Tenant's Lease be subordinated to the Security Instrument.  Landlord has requested Tenant to so subordinate the Lease in exchange for Agent's agreement not to disturb Tenant's possession of the Leased Space upon the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises of this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

1.Subordination.  Tenant agrees that the Lease and all of the terms, covenants and provisions thereof, and all estates, options and rights created under the Lease, hereby are subordinated and made subject to the lien and effect of the Security Instrument (including, without limitation, all renewals, increases, modifications, spreaders, consolidations, replacements and extensions thereof), as if the Security Instrument had been executed and recorded prior to the Lease.

2.Nondisturbance.  Agent agrees (a) that no foreclosure (whether judicial or nonjudicial), deed-in-lieu of foreclosure, or other sale of the Property in connection with enforcement of the Security Instrument or otherwise in satisfaction of the Loan shall operate to terminate the Lease or disturb Tenant's rights thereunder to possess and use the Leased Space in accordance with the terms of the Lease, (b) not to join Tenant as a party defendant in any action or proceeding to foreclose the Security Instrument or to enforce any rights or remedies of Agent under the Security Instrument unless required by applicable law, and (c), that in any instance in which Agent is required to join Tenant as a defendant as provided  in clause (b) above, Agent shall not: (i) seek affirmative relief against Tenant, (ii) disturb Tenant’s possession of the Premises, (iii) terminate the Lease, or (iv) otherwise adversely affect Tenant’s rights under the Lease, in each case, with respect to the foregoing clauses (a), (b) and (c), provided, that (x) the Lease is in full force and effect, and (y) no uncured default exists under the Lease beyond the expiration of any applicable notice and cure periods.

3.Attornment.  Tenant agrees to attorn to and recognize as its landlord under the Lease each party acquiring legal title to the Property by foreclosure (whether judicial or nonjudicial) of the Security Instrument, deed-in-lieu of foreclosure, or other sale in connection with enforcement of the Security Instrument or otherwise in satisfaction of the Loan ("Successor Owner").  In no event will any Successor Owner be: (a) liable for any default, act or omission of any prior landlord under the Lease, provided that the foregoing shall not limit Successor Owner's obligations under the Lease to correct any conditions of a continuing nature that (x) existed as of the date Successor Owner became the owner of the Property, and (y) violate Successor Owner's obligations as landlord under the Lease; (b) subject to any offset or defense which Tenant may have against any prior landlord under the Lease; (c) bound by any payment of rent or additional rent (other than first month’s rent) made by Tenant to Landlord more than 30 days in advance; (d) bound by any modification or supplement to the Lease, or waiver of Lease terms, made without Agent's written consent thereto, except for: (i) any amendment or modification of the Lease that is provided for or contemplated in the Lease in connection with Tenant's exercise of any renewal or extension rights with respect to the term, including any provision thereof that sets rental amounts or other economic terms for the extension term, so long as such rental amounts or other economic terms are specified in the Lease, or determined pursuant to appraisal or arbitration procedures set forth in the Lease (and provided that any rental amounts and other economic terms for the extension term that are voluntarily agreed-to between Landlord and Tenant are subject to Agent's approval rights set forth below in this Section 3), and so long as such amendment or modification is otherwise consistent with the terms of such renewal or extension rights; (ii) writings that establish the Lease Commencement Date (as that term is defined in the Lease); (iii) documentation confirming approvals or consents in accordance with the Lease and this Agreement (such as consents to subleases or assignments); and (iv) execution of estoppel certificates; or (e) liable for the return of any security deposit or other prepaid charge paid by Tenant under the Lease, except to the extent such amounts were actually received by Agent.  Although the foregoing provisions of this Agreement are self-operative, Tenant agrees to execute and deliver to Agent or any Successor Owner such further instruments as Agent or a Successor Owner may from time to time reasonably request in order to confirm this Agreement.  If any liability of Successor Owner does arise pursuant to this Agreement, such liability shall be limited to Successor Owner's interest in the Property.

4.Prior Assignment; Rent Payments; Notice to Tenant Regarding Rent Payments.  Tenant hereby consents to that certain Assignment of Leases and Rents from Landlord to Agent executed in connection with the Loan.  Tenant acknowledges that the interest of the Landlord under the Lease is to be assigned to Agent solely as security for the purposes specified in said assignment, and Agent shall have no duty, liability or obligation whatsoever under the Lease or any extension or renewal thereof, either by virtue of said assignments or by any subsequent receipt or collection of rents thereunder, unless Agent shall specifically undertake such liability in writing.  Tenant agrees not to pay rent (other than the first month’s rent) more than one (1) month in advance unless otherwise specified in the Lease.  After notice is given to Tenant by Agent that Landlord is in default under the Security Instrument and that the rentals under the Lease are to be paid to Agent directly pursuant to the assignment of leases and rents granted by Landlord to Agent in connection therewith, Tenant shall thereafter pay to Agent all rent and all other amounts due or to become due to Landlord under the Lease.  Landlord hereby expressly authorizes Tenant to make such payments to Agent upon reliance on Agent's written notice (without any inquiry into the factual basis for such notice or any prior notice to or consent from Landlord), agrees that all amounts so paid to Agent shall be credited against rent otherwise due under the Lease and hereby releases Tenant from all liability to Landlord in connection with Tenant's compliance with Agent's written instructions.

5.Agent Opportunity to Cure Landlord Defaults.  Tenant agrees that, until the Security Instrument is released by Agent, it will not exercise any remedies under the Lease following a Landlord default without having first given to Agent (a) written notice of the alleged Landlord default and (b) the opportunity to cure such default within (i) a period of 5 business days following such notice in the instance of a default which may be cured by the payment of money or (ii) a period of 30 days after receipt of such notice in the instance of a default other than one listed in the preceding clause (i), if such default cannot reasonably be cured within such 30-day period and Agent has diligently commenced to cure such default promptly within the time contemplated by this Agreement, such 30-day period shall be extended for so long as it shall require Agent, in the exercise of due diligence, to cure such default, but, unless the parties otherwise agree, in no event shall the entire cure period be more than 120 days.  Tenant acknowledges that Agent is not obligated to cure any Landlord default, but if Agent elects to do so, Tenant agrees to accept cure by Agent as that of Landlord under the Lease and will not exercise any right or remedy under the Lease for a Landlord default.  Performance rendered by Agent on Landlord's behalf is without prejudice to Agent's rights against Landlord under the Security Instrument or any other documents executed by Landlord in favor of Agent in connection with the Loan.

6.Right to Purchase.  Tenant covenants and acknowledges that it has no right or option of any nature whatsoever, whether pursuant to the Lease or otherwise, to purchase the Property or the real property of which the Property is a part, or any portion thereof or any interest therein and to the extent that Tenant has had, or hereafter acquires any such right or option, the same is hereby acknowledged to be subject and subordinate to the Security Instrument and is hereby waived and released as against Agent.

7.Miscellaneous.

(a)Notices.  All notices and other communications under this Agreement are to be in writing pursuant and addressed as set forth below such party's signature hereto.  Default or demand notices shall be deemed to have been duly given upon the earlier of: (i) actual receipt; (ii) one (1) business day after having been timely deposited for overnight delivery, fee prepaid, with a reputable overnight courier service, having a reliable tracking system; (iii) three (3) business days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by certified mail, postage prepaid, return receipt requested; and (iv) on the day transmitted if delivered by e-mail (provided that a copy has been delivered to the receiving party no later than one (1) Business Day after such email by hand or by recognized express courier service); and in the case of clause (ii) and (iii) irrespective of whether delivery is accepted.  A new address for notice may be established by written notice to the other parties;

provided, however, that no address change will be effective until written notice thereof actually is received by the party to whom such address change is sent.

(b)Entire Agreement; Modification.  This Agreement is the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes and replaces all prior discussions, representations, communications and agreements (oral or written).  This Agreement shall not be modified, supplemented, or terminated, nor any provision hereof waived, except by a written instrument signed by the party against whom enforcement thereof is sought, and then only to the extent expressly set forth in such writing.

(c)Binding Effect; Joint and Several Obligations.  This Agreement is binding upon and inures to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors, and assigns, whether by voluntary action of the parties or by operation of law.  No party may delegate or transfer its obligations under this Agreement.

(d)Unenforceable Provisions.  Any provision of this Agreement which is determined by a court of competent jurisdiction or government body to be invalid, unenforceable or illegal shall be ineffective only to the extent of such determination and shall not affect the validity, enforceability or legality of any other provision, nor shall such determination apply in any circumstance or to any party not controlled by such determination.

(e)Duplicate Originals; Counterparts.  This Agreement may be executed in any number of duplicate originals, and each duplicate original shall be deemed to be an original.  This Agreement (and each duplicate original) also may be executed in any number of counterparts, each of which shall be deemed an original and all of which together constitute a fully executed Agreement even though all signatures do not appear on the same document.

(f)Construction of Certain Terms.  Defined terms used in this Agreement may be used interchangeably in singular or plural form, and pronouns shall be construed to cover all genders.  Article and section headings are for convenience only and shall not be used in interpretation of this Agreement.  The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or other subdivision; and the word "section" refers to the entire section and not to any particular subsection, paragraph of other subdivision; and "Agreement" and each of the Loan Documents referred to herein mean the agreement as originally executed and as hereafter modified, supplemented, extended, consolidated, or restated from time to time.

(g)Governing Law.  This Agreement shall be interpreted and enforced according to the laws of the State where the Property is located (without giving effect to its rules governing conflict of laws).

(h)Consent to Jurisdiction.  Each party hereto irrevocably consents and submits to the exclusive jurisdiction and venue of any state or federal court sitting in the county and state where the Property is located with respect to any legal action arising with respect to this Agreement and waives all objections which it may have to such jurisdiction and venue.

(i)WAIVER OF JURY TRIAL.  TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HERETO WAIVES AND AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS AGREEMENT.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

TENANT:

KODIAK SCIENCES INC.

By:
Name:
Title:

Tenant Notice Address:

Kodiak Sciences Inc.

Attn:
E-mail:
Phone:	- -

[Signatures continue on next page.]

[SIGNATURE PAGE TO SNDA]

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA  )

    ) ss.

COUNTY OF SANTA CLARA)

On                     ,  2020, before me,                                                                        , Notary Public,  personally  appeared                                                                                                 , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that  the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	(Seal)

[Signatures continue on next page.]

[SIGNATURE PAGE TO SNDA]

LANDLORD:

1050 PAGE MILL ROAD PROPERTY, LLC,
a Delaware limited liability company

By:
     Name:
     Title:

Landlord Notice Address:

1050 Page Mill Road Property, LLC

c/o Sand Hill Property Company

965 Page Mill Road

Palo Alto, California 94304

Attn: Jason Chow

E-mail: jchow@shpco.com

Phone: +1 (650) 772 4043

Facsimile No.: +1 (650) 344-0652

With a copy to: Gibson, Dunn & Crutcher LLP
200 Park Ave
New York, New York 10166
Attention: David Furman, Esq. E-mail: dfurman@gibsondunn.com Phone: +1 (212) 351-3992

[Signatures continue on next page.]

[SIGNATURE PAGE TO SNDA]

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA  )

    ) ss.

COUNTY OF SANTA CLARA)

On                               ,  2020, before me,                                                                      , Notary Public,  personally  appeared                                                                                                   , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that  the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature(Seal)

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[SIGNATURE PAGE TO SNDA]

AGENT:

FIRST ABU DHABI BANK PJSC,
a public joint stock company incorporated under the laws of the United Arab Emirates

By:_____________________________________________
     Name:
     Title:

Agent Notice Address:

First Abu Dhabi Bank PJSC
FAB Building Khalifa Business Park
1 - Al Qurm District

Loan Agency, Global Corporate Finance, 4th Floor

P.O. Box  6316 Abu Dhabi, United Arab Emirates

Attention: Urvi Widhani, Syed Afsor Nash, Praveen Damani and Samah Aker

Email: Urvi.Widhani@bankfab.com; Syed.AfsorNash@bankfab.com;

Praveen.Damani@bankfab.com; Samah.Aker@bankfab.com; LA@bankfab.com;

Phone: +971 2 3053072; +971 2 3053772; +971 2 3053793; +971 2 3053807

With a copy to: Clifford Chance US LLP
31 West 52nd Street
New York, New York 10019
Attention: Eddie Frastai, Esq. E-mail: eddie.frastai@cliffordchance.com Phone: +1 (212) 878-4931
[Signatures continue on next page.]

[SIGNATURE PAGE TO SNDA]

ss.:

I, __________________, Consul-__________________ of the United States of America, __________________, duly commissioned, and qualified, do certify that on this ____ day of __________________, before me personally appeared in said __________________, to me known, and known to me to be the individual described in, whose name is subscribed to, and who executed the foregoing instrument, and being by me informed of the contents of said instrument __________________ duly acknowledged to me that __________________ executed the same freely, and voluntarily for the uses, and purposes therein mentioned.

IN WITNESS WHEREOF, I have hereunto set my hand and Official Seal the day, and year last above written.

____________________________________

Consul-__________________ of the

United States of America at __________________

Exhibit A

Legal Description of the Property

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE CITY OF PALO ALTO, IN THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

Parcel One:

Beginning at a concrete highway monument set on the Southwesterly line of El Camino Real (State Highway) opposite Engineers Station 144 + 27.00 as surveyed by the California Division of Highways as said Southwesterly line was established by that Decree in Condemnation, a certified copy of which Decree was filed for record in the Office of the Recorder of the County of Santa Clara, State of California on July 7, 1930 in Book 520 of Official records at Page 571, said monument also marks the point of intersection of said Southwesterly line with the Southeasterly line of that certain 1289 acre tract of land described in the Deed from Evelyn C. Crosby, et al, to Leland Stanford, dated September 8, 1885, recorded September 8, 1885 in Book 80 of Deeds, Page 382, Santa Clara County Records, running thence North 56° 39' West along said Southwesterly line of El Camino Real for a distance of 2784.83 feet; thence leaving said line of El Camino Real, South 33° 21' West 1585.78 feet; thence North 56° 39' West 364.11 feet to the True Point of Beginning of this description: thence from said true point of beginning South 33° 24' 55" West 589.71 feet to the Southwesterly line of that certain 5.479 acre tract of land described in the Memorandum of Lease executed by and between the Board of Trustees of the Leland Stanford Junior University, Lessor, and Beckman Instruments, Inc., Lessee dated December 28, 1955, recorded January 11, 1956 in Book 3384 of Official Records, Page 14, Santa Clara County Records; thence South 56° 38' East along said Southwesterly line, 364.78 feet to the Southern most corner thereof; thence South 56° 26' 07" East 305.53 feet; thence South 33° 56' 20" West 148.13 feet; thence South 56° 23' 40" East 259.62 feet to a point on a line which is parallel with and distant Northwesterly 90.00 feet at right angles from the center line of Page Mill Road (60.00 feet in width), thence North 33° 28' 37" East along said parallel line, 740.15 feet to a point which bears South 56° 39' East from the true point of beginning; thence North 56° 39' West 930.24 feet to the true point of beginning.

Parcel Two:

An easement for the purpose of ingress and egress over a strip of land, 60.00 in width, the Northwesterly line of which is more particularly described as follows:

Beginning at the Southernmost corner of the 12.063 acre tract described in the Memorandum of Agreement Adding Additional Lands to Lease executed by and between the Board of Trustees of the Leland Stanford Junior University, Lessor and Beckman Instruments Inc., Lessee dated May 15, 1957, recorded July 1, 1957 in Book 3834 Page 181, Santa Clara County Records; thence from said point of beginning North 33° 28' 37" East along the Southeasterly line of said 12.063 acre tract, 740.15 feet to the Easternmost corner thereof and the terminus of said easement.  Said easement of ingress and egress shall cease and terminate forthwith upon notice from Lessor to Lessee that the State of California or other Governmental body (i) has acquired the fee title to the property subject to said easement, (ii) has acquired an interest in said property inconsistent with the use and enjoyment by Lessee of said easement, or (iii) has acquired the right of possession of said property or said easement.

APN:  142-20-091

Building 4

EXHIBIT F

FORM OF ESTOPPEL CERTIFICATE

__________________, 20____

_____________________________

_____________________________

_____________________________

_____________________________

Re______________________

______________, California

Ladies and Gentlemen:

Reference is made to that certain Lease, dated as of _______________, 20___, between 1050 Page Mill Road Property, LLC, a Delaware limited liability company (“Landlord”), and the undersigned (herein referred to as the “Lease”).  A copy of the Lease [and all amendment thereto] is[are] attached hereto as Exhibit A.  At the request of Landlord in connection with [____________ State reasons for request for estoppel certificate ____________], the undersigned hereby certifies to Landlord and to [state names of other parties requiring certification (e.g., lender, purchaser, investor)] (“Lender”/ “Purchaser”/ “Investor”) and each of your respective successors (each, a “Recipient”) and assigns as follows:

1.The undersigned is the tenant under the Lease.

2.The Lease is in full force and effect and has not been amended, modified, supplemented or superseded by the undersigned except as indicated in Exhibit A.

3.To the current, actual knowledge of the undersigned, there is no defense, offset, claim or counterclaim by or in favor of the undersigned against Landlord under the Lease or against the obligations of the undersigned under the Lease. The undersigned has no renewal, extension or expansion option, no right of first offer or right of first refusal and no other similar right to renew or extend the term of the Lease or expand the property demised thereunder except as may be expressly set forth in the Lease.

4.All improvements to be constructed in the Leased Premises by Landlord, if any, have been completed and accepted by Tenant, and any tenant construction or other allowances have been paid in full. [DRAFTING NOTE: If any Landlord work is not completed or any allowances are not fully funded as of the date the estoppel is sent to Tenant, revise accordingly.]

5.To the current, actual knowledge of the undersigned, there is no default now existing of the undersigned or of Landlord under the Lease, nor of any event which with notice or the passage of time or both would constitute a default of the undersigned or of Landlord under the Lease.

6.The monthly rent due under the Lease is $____________ and has been paid through __________________, and all additional rent due and payable under the Lease has been paid through _________________.

7.The term of the Lease commenced on __________________, and expires on ___________________, unless sooner terminated pursuant to the provisions of the Lease.

Building 4

8.The undersigned has deposited the sum of $____________ with Landlord as security for the performance of its obligations as tenant under the Lease, and no portion of such deposit has been applied by Landlord to any obligation under the Lease.

9.There is no free rent period pending.  [TO BE MODIFIED AS APPROPRIATE]

The undersigned’s “actual knowledge” means the current, actual knowledge of the person executing this document on behalf of the undersigned, without any duty of investigation (other than inquiry of the appropriate personnel of the undersigned who have responsibility for administration of the Lease in accordance with the undersigned’s standard procedures applicable to its leasing program).

10.The undersigned’s certifications are made solely to estop the undersigned from asserting to or against the Recipient facts or claims contrary to those stated.  This estoppel certificate does not constitute an independent contractual undertaking or constitute representations, warranties or covenants, and does not create any liability of the undersigned or have legal consequences for breach other than estopping the undersigned from asserting to or against Recipient (including but not limited to, in defense of any legal claim) any contrary facts or claims.  This estoppel certificate does not modify in any way Landlord’s relationship, obligations or rights vis-à-vis the undersigned.

The above certifications are made to Landlord and [Lender/ Purchaser/ Investor] knowing that Landlord and [Lender/ Purchaser/ Investor] will rely thereon in [making a loan secured in part by an assignment of the Lease/ accepting an assignment of the Lease/ investing in Landlord/other].

Very truly yours,

__________________________

By:

Name:

Title: